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INFORMATION REQUIRED IN PROXY STATEMENT

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Exchange Act of 1934

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Exelis Inc.

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EXELIS

EXELIS INC.
2013 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

March 27, 2013

Exelis Inc.

1650 Tysons Blvd.

Suite 1700

McLean, VA 22102

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting and Proxy Statement for the Exelis Inc. 2013 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner. In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of Exelis common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a registered owner of Exelis common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

Sincerely,

David F. Melcher

Chief Executive Officer and President

Ralph F. Hake

Chairman of the Board of Directors

March 27, 2013

NOTICE OF 2013 Annual Meeting

Time:	10:30 a.m. Eastern Time, on Wednesday, May 8, 2013

Place:	Exelis Headquarters, 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102

Items of Business:	1.	Election of three Class II Directors as members of the Board of Directors for a three year term, each as named in the attached Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP as the Exelis Inc. Independent Registered Public Accounting Firm for 2013.

3.	Approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers for purposes Section 162(m) of the Internal Revenue Code.

4.	To approve, in a non-binding vote, the compensation paid to our named executive officers, as described herein.

5.	To transact such other business as may properly come before the meeting.

Who May Vote:	You can vote if you were a shareholder at the close of business on March 15, 2013, the record date.

Annual Report to Shareholders and Annual Report on Form 10-K:	Copies of our Annual Report to Shareholders and 2012 Annual Report on Form 10-K are provided to shareholders.

Mailing or Availability Date:	Beginning on or about March 27, 2013, this Notice of Annual Meeting and the 2013 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 15, 2013.

About Proxy Voting:	Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials you can vote your shares by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials may vote their shares by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on page 6 of this proxy and on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Wednesday, May 8, 2013 at 10:30 a.m. at Exelis headquarters, 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102. The Company’s 2013 Proxy Statement, 2012 Annual Report on Form 10-K and Annual Report to Shareholders are available online at www.proxyvote.com

By order of the Board of Directors,

Ann D. Davidson
Senior Vice President,
Chief Legal Officer and Corporate Secretary

Exelis Quick Facts

Annual Meeting Information

Date: May 8, 2013

Time: 10:30 a.m.

Location: 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102

Record Date: March 15, 2013

Transfer Agent: Computershare

Corporate Headquarters: 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102

Corporate Website: www.exelisinc.com

Investor Relations Website:
http://www.exelisinc.com/investors/Pages/default.aspx

Annual Report on Form 10-K:

http://www.exelisinc.com/investors/Pages/SEC-Filings.aspx

Annual Report to Shareholders:

http://www.exelisinc.com/investors/Pages/SEC-Filings.aspx

Code of Conduct:

https://www.exelisinc.com/corpresp/Pages/Code-of-Conduct.aspx.

Annual Meeting Agenda Items to be voted on:

1. Election of Class II Directors:

—     John J. Hamre

—     Patrick J. Moore

—     R. David Yost

2. Ratification of Appointment of Deloitte & Touche as the Company’s Independent Registered Public Accounting Firm

3. Approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers for purposes of Section 162(m) of the Internal Revenue Code.

4. Advisory Vote to Approve Named Executive Officer Compensation as Described in the 2013 Proxy Statement.

Management Recommendation FOR EACH CLASS II DIRECTOR FOR FOR FOR

Directors Standing for Election	Independent	Committee Assignment
John J. Hamre	yes	Nominating and Governance Committee, Chair
Patrick J. Moore	yes	Audit Committee, Audit Committee Financial Expert
R. David Yost	yes	Compensation and Personnel Committee

Board and Committee Information		Director Compensation Information
— Board Meetings in 2012 - 5 — Committee Meetings in 2012 ¡ Compensation and Personnel - 7 ¡ Nominating and Governance - 5 ¡ Audit - 9 Independent Non-Executive Chair: Ralph F. Hake

Director Share Ownership Guidelines

¡     5X the Annual Retainer Amount

Director Compensation:

—     Retainer - $100,000

—     Restricted Stock Units - $90,000

—     Audit Committee Chair - Additional Compensation: $15,000 Retainer

—     Non-Executive Chair Additional Compensation: $62,500 retainer and $62,500 Restricted Stock Units

Board Size following the 2013 Annual Meeting of Shareholders: 9 Directors

Key Governance Policies:

—      Independent Chairman of the Board

—      Committees 100% Independent

¡      Audit

¡      Compensation and Personnel

¡      Nominating and Governance

—      Majority Vote Standard in Uncontested Elections

—      Limited Perquisites

—      No tax gross-ups in change of control

— Policy Against Hedging or Speculating in Company Stock — Share Ownership Guidelines for Directors and Officers — Clawback Policy — Compensation Tied to Performance — Annual Say-on-Pay Vote

We do:

—      use an independent compensation consultant

—      pay for performance

—      have strong share ownership guidelines

—      mitigate risk through oversight, controls and appropriate incentives in our balanced compensation programs

—      have change in control provisions that only trigger upon consummation of the change in control transaction

We do not:

—      pay dividend equivalents on RSU awards unless and until the RSUs vest

—      reprice stock options

—      include equity awards in pension calculations

—      provide tax gross ups for financial planning or in connection with payments made in the event of change of control

—      have directors or executive officers who have pledged shares

Independent Registered Public Accounting Firm: We ask that our shareholders ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal 2013.

Below is summary information about Deloitte & Touche’s fees for services during fiscal years 2012 and 2011:

		Fiscal Year Ended
	2012		2011
Audit Fees(1)	$	4,500,000	$	4,690,000
Audit-Related Fees(2)	$	2,085,212		—
Tax Fees(3)	$	568,429	$	199,214
All Other Fees(4)		—		—
Total	$	7,153,641	$	4,889,214
(1)	Fees for audit services billed in 2012 and 2011 consisted of:
—	Audit of the Company’s annual consolidated financial statements;
—	Audit of the internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2012;
—	Reviews of the Company’s quarterly financial statements; and
—	Foreign statutory audit fees which are reported in the year that the audits are completed.
(2)	Audit-related fees reflect fees for services that are related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities and audits of employee benefit plans. Fees incurred in 2012 include fees associated with the stand-alone audit of one of our subsidiaries.
(3)	Fees for tax services consisted of tax compliance and tax planning.
(4)	No other fees were billed in 2012 or 2011

2012 Say on Pay: Approximately 92% of Shareholders Approved Exelis Executive Compensation in a non-binding vote at the May 2012 Annual Meeting

Full Year 2012 Exelis Pay for Performance

Cash-Based Incentives

Pay Component	Performance During 2012	Actual/Projected Payout
2012 Annual Incentive Plan (AIP)

—     EPS = $1.91 (versus target of $1.83)

—     Revenue = $5.51 billion (versus target of $5.45 billion)

—     Operating Cash Flow = $673 million (versus target of $640 million)

—     Return on Invested Capital = 18.9% (versus > 18% target)

Actual bonus = 110% of target
2012 – 14 Total Shareholder Return (TSR) Cash Award	Exelis TSR from 1/1/12 through 12/31/12: — 88th percentile of S&P 1500 Aerospace/Defense Index — Second within 8-company concentrated peer group	2012-14 TSR Award projected payout is 200% of target based on TSR to date relative to peer groups

2012 CEO Compensation CEO Compensation Tied to Performance: 83.8%

CEO Share Ownership Guidelines: 5X Base Salary	Stock Options Granted – 775,510
Base Salary – $930,000	Restricted Stock Units Granted – 101,377
Annual Incentive Bonus -$1,023,000	Total Shareholder Return (“TSR”) $1,140,000 Target Award

Executive Compensation Program Design Highlights

Our executive compensation program is designed to achieve the following key objectives:

—

align executive and shareholder interests by providing incentives linked to earnings per share performance, revenue, free cash flow and return on invested capital; TSR relative to two different aerospace / defense industry peer groups to best reflect Exelis businesses;

—	achieve long-term shareholder value creation without undue business risk;

—	create a clear link between an executive’s compensation and his or her individual contribution and performance;

—	attract and retain the most creative and talented industry leaders, recognizing the extremely competitive nature of the defense industry in which we operate in; and

—

maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the aerospace and defense industries and other comparable companies.

Key Executive Compensation Decisions in 2012

No base salary increases for most executives in 2012, reflecting the challenging defense sector business environment.

TSR goals used in our TSR awards were based equally on performance compared to the following two reference groups, so that our performance would be measured relative to performance of other companies in the aerospace and defense industries:

¡	A concentrated peer group of 8 companies, including Exelis
¡	S&P 1500 Aerospace/Defense Index

Long-term incentive awards: 40% non-qualified stock options, 30% restricted stock units and 30% TSR awards to align with long-term value creation

2013 Proxy Statement

Introduction

Separation from ITT Corporation:

On October 31, 2011 (the “Distribution Date”), Exelis Inc. (herein referred to as “Exelis”, or the “Company”) became an independent, publicly traded company (the “Separation” or “Spin-Off”) as a result of ITT Corporation’s (“ITT”) distribution of its shares of Exelis to Exelis shareholders. On the Distribution Date, ITT shareholders of record as of the close of business on October 17, 2011 (the “Record Date”) were entitled to receive one share of Exelis common stock and one share of Xylem Inc. (“Xylem”) common stock for every share of ITT common stock held as of the Record Date (the “Distribution”). The Exelis Inc. 2013 Proxy Statement provides information related to Exelis’ first full year as an independent, publicly traded company. References to ITT are included only as needed to explain necessary historical information.

Information about the Proxy Statement and Voting

Why did I receive these proxy materials?

Beginning on or about March 27, 2013, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were Exelis shareholders as of the March 15, 2013 record date, as part of the Board of Directors’ solicitation of proxies for the Exelis 2013 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement, the Annual Report to Shareholders, and the 2012 Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the 2013 Annual Meeting) contain information that the Board of Directors believes offers an informed view of Exelis and meets the regulations of the SEC for proxy solicitations.

Who is entitled to vote?

You can vote if you owned shares of the Company’s common stock as of the close of business on March 15, 2013, the record date.

What items of business will I be voting on?

You are voting on the following items of business, which are described on pages 13 to 26:

1.	Election of three Class II Directors as members of the Board of Directors for a three-year term, each as named in the attached Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Exelis Inc. Independent Registered Public Accounting Firm for 2013.

3.	Approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers for purposes of Section 162 (m) of the Internal Revenue Code (“Section 162(m)”)

4.	To approve, in a non-binding vote, the compensation paid to our named executive officers (also referred to as “NEOs”), as described herein.

5.	To transact such other business as may properly come before the meeting.

How do I vote?

If you are a registered owner, you can either vote in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting. If you are a beneficial owner, you may vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting. If you are a beneficial owner and your shares are held through any of the Exelis savings plans for salaried or hourly employees, your shares held in the Exelis savings plans cannot be voted in person at the Annual Meeting.

What are the proxy voting procedures?

If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

—	By the Internet,

—	By Telephone, if calling from the United States, or

—	By Mail.

Why does the Board solicit proxies from shareholders?

Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the three people named on the accompanying proxy card to act as your proxies at the 2013 Annual Meeting.

How do the proxies vote?

The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors, except as discussed below under “What is a broker non-vote”. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?

You have one vote for every share of Exelis common stock that you own.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each of the Class II Director nominees of the Board of Directors (Item 1), FOR the ratification of the appointment of Deloitte as the Exelis Independent Registered Public Accounting Firm for 2013 (Item 2); FOR approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers for Purposes of Section 162m (Item 3) and FOR the non-binding approval of the compensation of our named executive officers (Item 4).

What if I change my mind?

You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote by the Internet or telephone, as applicable. You can also send a written revocation to the Corporate Secretary at the Exelis Corporate Headquarters address listed on page 2 of the Proxy Statement. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What is a “broker-non vote”?

The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm is considered a discretionary item. Your broker does not have discretion to vote your shares held in street name on Items 1, 3 or 4 each of which is considered a non-discretionary item.

Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present but an abstention or broker non-vote will have no effect on the outcome of the proposals. There are four formal items scheduled to be voted upon at the Annual Meeting as described on pages 13 to 26. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2013 Annual Meeting.

How many votes are required to elect Directors or approve a proposal? How many votes are required for an agenda item to pass?

The Amended and Restated Articles of Incorporation and By-laws provide that in uncontested elections, Directors shall be elected by a majority of the votes cast. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. This means that in an uncontested election, to be elected as a Director of Exelis, each of the three Class II director candidates must receive a majority of votes cast.

Further, Items 2, 3 and 4 of the proposed agenda items require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Item 4 is advisory in nature and is non-binding.

How many shares of Exelis stock are outstanding?

As of March 15, 2013, the record date, 188,129,037 shares of Exelis common stock were outstanding.

How many holders of Exelis outstanding shares must be present to hold the Annual Meeting?

In order to conduct business at the Annual Meeting it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy.

How do I vote?

With respect to agenda Items 1, 2, 3, or 4 you may vote for, against or abstain from voting.

What is the difference between a beneficial owner and a registered owner?

If shares you own are held in an Exelis savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Morgan Stanley account for restricted shares or registered in your name directly with Computershare, our transfer agent, you are the registered owner and the “shareholder of record.”

How do I vote if I am a participant in Exelis’ savings plans for salaried or hourly employees?

If you participate in any of the Exelis savings plans for salaried or hourly employees, your plan trustee will vote the Exelis shares credited to your savings plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. You will receive only one proxy card. Your savings plan shares and any shares you own as the shareholder of record, including ownership through the Exelis Direct Purchase, Sale and Dividend Reinvestment Plan, will be set out separately on the proxy card. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with

ERISA. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Exelis shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. Exelis salaried or hourly plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge no later than 11:59 p.m. Eastern Time three days before the Annual Meeting.

How many shares are held by participants in the Exelis employee savings plans?

As of the record date, Wells Fargo Institutional Retirement and Trust Services, as the trustee for the employee salaried savings plan, held 6,769,770 shares of Exelis common stock (approximately 3.6% of the outstanding shares) and JP Morgan Chase & Co., as the trustee for the hourly employee savings plans, held 331,760 shares of Exelis common stock (approximately .18% of the outstanding shares).

Who counts the votes? Is my vote confidential?

Representatives of Broadridge count the votes. Representatives of Broadridge will act as Inspectors of Election for the 2013 Annual Meeting. The Inspectors of Election monitor the voting and certify whether the votes of shareholders are kept in confidence in compliance with the Exelis confidential voting policy.

Who pays for the proxy solicitation cost?

Exelis pays the cost of soliciting proxies from registered owners. Exelis has appointed Okapi Partners LLC to help with the solicitation effort. Exelis will pay Okapi Partners LLC a fee of $ 9,000 plus reimbursement of expenses, to assist with the solicitation and reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

Who solicits proxies?

Directors, officers or other regular employees of Exelis may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2013 Annual Meeting?

Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in Exelis proxy materials for its next Annual Meeting, the proposal must be received by Exelis at its principal executive offices on or before November 27, 2013 and comply with eligibility requirements and procedures. An Exelis shareholder who wants to present a matter for action at the next Exelis Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to Exelis, at its principal executive offices, on or before November 27, 2013 a written notice to that effect; provided, however, in the event that the date of the 2014 Annual Meeting is changed by more than 30 days from the anniversary date of the 2013 Annual Meeting, such notice must be received not later than 120 calendar days prior to the 2014 Annual Meeting or 10 calendar days following the date on which public announcement of the date of the 2014 Annual Meeting is first made. In either case, as well as for shareholder nominations for Directors, the shareholder must also comply with the requirements in the Company’s By-laws with respect to a shareholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from the Corporate Secretary of Exelis.)

Can a shareholder nominate Director Candidates?

The Company’s By-laws permit shareholders to nominate Directors at the Annual Meeting. To make a Director nomination or present other business for consideration at the 2014 Annual Meeting, you must submit a timely notice in accordance with the procedures described in the Company’s By-laws. To be timely, notice of Director nomination or any other business for consideration at the shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the date we released our Proxy Statement to shareholders in connection with last years’ annual meeting. Therefore, to be presented at our 2014 Annual Meeting, such a proposal must be received on or after November 27, 2013 but not later than December 27, 2013. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail below at page 29 under “Information about the Board of Directors-Director Selection, Composition, and Diversity.” No one may be nominated for election as a Director after he or she has reached 72 years of age. (You can request a copy of the nomination requirements from the Corporate Secretary of Exelis.)

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the 2013 Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2013 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2013 Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

Householding of Proxy Materials:

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can request prompt delivery of a copy of the proxy materials by writing to: Corporate Secretary, Exelis, 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102 or by calling 703.790.6300.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (www.exelisinc.com) and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, Virginia 22102.

Internet Availability of Proxy Materials:

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement, Annual Report to Shareholders and 2012 Annual Report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Share Ownership Guidelines:

The Compensation and Personnel Committee (“Compensation Committee”) established share ownership guidelines, as set forth below, for our non-management Directors and corporate officers that are consistent with general market practices. Share ownership guidelines for non-management Directors and corporate officers were first approved by the Exelis Board of Directors in December of 2011. The approved guidelines require share ownership, expressed as a multiple of base salary, for all corporate officers. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each corporate officer to reach the guideline levels. Non-management Directors receive a portion of their retainer in restricted stock units (also referred to as “RSUs”), which are paid in shares when the restricted stock units vest. Non-management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines. The share ownership guidelines for non-management Directors and corporate officers are as follows:

Non-management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Executive Vice Presidents	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Corporate Vice Presidents	1 X Annual Base Salary

In achieving these ownership levels, shares owned outright, Exelis restricted stock and restricted stock units, shares held in the Exelis dividend reinvestment plan, shares owned in the Exelis Salaried Investment and Savings Plan (the “ISP”), and “phantom” shares held in a fund that tracks the Company’s stock in the deferred compensation plan are considered.

With respect to corporate officers, to attain the ownership levels set forth in the guidelines, it is expected that any restricted shares or restricted stock units paid in shares when the restricted stock units vest will be held, and that all shares acquired through the exercise of stock options will be held, until the guidelines are met, except, in all cases, to the extent necessary to meet tax obligations. Compliance with the guidelines is monitored periodically. Non-management Directors and corporate officers are afforded five years to meet the guidelines. As of January 31, 2013, non-management Directors and corporate officers have attained levels that will permit attainment of share ownership at the guideline levels within five years. Several corporate officers, including Mr. Melcher, have ownership levels in excess of the guidelines.

Stock Ownership of Directors and Executive Officers:

The following table shows, as of January 31, 2013, the beneficial ownership of Exelis common stock and options exercisable within 60 days by each Director, by each of the executive officers named in the Summary Compensation Table on page 60, and by all Directors and executive officers as a group. In addition, we have provided information about ownership of options and restricted stock units that provide economic linkage to Exelis common stock but do not represent actual beneficial ownership of shares.

The number of shares beneficially owned by each non-management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the right to acquire beneficial ownership within 60 days through the exercise of any option or other right. Unless otherwise indicated, each non-management Director or executive officer has sole dispositive and voting power or shares those powers with his or her spouse.

There were 187,641,215 shares of Exelis common stock outstanding on January 31, 2013.

Stock Ownership of Directors and Executive Officers

		Amount and Nature of Beneficial Ownership							Additional Economic Linkage Information
Name of Beneficial Owner	Title of Class	Common Stock		Options(1)	Restricted Stock Units	Total Shares Beneficially Owned(2)		Percentage of Class Beneficially Owned	Total Options	Total Restricted Stock Units
David F. Melcher	Common Stock	82,983	(3)	993,386	—	1,076,369		0.574%	2,647,673	437,544
Herman E. Bulls	Common Stock	4,110		—	—	4,110		0.002%	—	8,257
Christina A. Gold	Common Stock	23,676		11,560	10,663	45,899		0.024%	11,560	18,920
Ralph F. Hake	Common Stock	15,557	(4)	18,010	13,517	47,084	(4)	0.025%	18,010	27,508
John J. Hamre	Common Stock	29,262		11,560	5,265	46,087		0.025%	11,560	13,522
Paul J. Kern	Common Stock	11,693		9,050	—	20,743		0.011%	9,050	8,257
Steven R. Loranger	Common Stock	470,429	(5)	570,802	—	1,041,231	(5)	0.555%	686,049	8,257
Patrick J. Moore	Common Stock	14,110		—	—	14,110		0.008%	—	8,257
Mark L. Reuss	Common Stock	4,110		—	—	4,110		0.002%	—	8,257
Billie I. Williamson (6)	Common Stock	4,431	(6)	—		4,431	(6)	0.002%	—	8,257
R. David Yost	Common Stock	20,000		—	4,110	24,110		0.013%	—	12,367
Peter J. Milligan	Common Stock	13,202		261,497	—	274,699		0.146%	642,699	101,365
Ann D. Davidson	Common Stock	20,569		272,550		293,119		0.156%	531,984	77,935
Michael R. Wilson	Common Stock	26,560		276,901	—	303,461		0.162%	531,813	80,744
Christopher D. Young	Common Stock	34,513		292,307	—	326,820		0.174%	535,325	77,885
Christopher C. Bernhardt	Common Stock	54,187		440,576	—	494,763		0.264%	707,382	83,603
All Directors and Executive Officers as a Group (19 persons)	Common Stock	882,275		3,736,445	33,555	4,652,275		2.479%	7,494,077	1,160,654
(1)	More detail on outstanding option awards held by Messrs. Melcher, Milligan, Young and Wilson, Ms. Davidson and Mr. Bernhardt is provided in the “2012 Outstanding Equity Awards Fiscal Year-End” table on page 68.

(2)	With respect to non-management Directors, total shares beneficially owned include shares underlying restricted stock units that have vested, but where delivery of the underlying shares is deferred until a later date.

(3)	Includes 3,000 shares held by Mr. Melcher’s spouse as to which Mr. Melcher disclaims beneficial ownership.

(4)	Includes 7,386 shares held by a family trust of which Mr. Hake is the trustee and as to which Mr. Hake disclaims beneficial ownership

(5)	Includes 50,551 shares held by a family trust of which Mr. Loranger’s spouse is the trustee and as to which Mr. Loranger disclaims beneficial ownership.

(6)	Ms. Williamson joined the Exelis Board of Directors on January 1, 2012. Includes 208 shares held by the Ida Family Limited Partnership, of which Ms. Williamson is the general partner.

Security Ownership of Certain Beneficial Owners:

Set forth below is information reported to the SEC on the most recently filed Schedule 13G by the following persons who owned more than 5% of Exelis outstanding common stock. This information does not include holdings by the trustee with respect to individual participants in the Exelis Salaried Investment and Savings Plan.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, LLC (1)	18,195,002	9.70%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
BlackRock, Inc. (2)	16,269,389	8.67%
40 East 52nd Street, New York, NY 10022
Shapiro Capital Management, LLC (3)	13,956,965	7.44%
3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305
Vanguard Group (4)	11,259,023	6.00%
100 Vanguard Blvd. Malvern, PA 19355

(1)	As reported on a Schedule 13G filed on February 11, 2013, Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power with respect to 2,650,100 shares, shared voting power with respect to 15,544,902 shares, and sole dispositive power with respect to 18,195,002 shares. These shares include sole voting power with respect to 12,321,102 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 0 shares as reported on a Schedule 13G filed on February 14, 2013, by Vanguard Windsor Funds – Vanguard Windsor II Fund, representing 6.56% of the class.
(2)	As reported on a Schedule 13G filed on February 1, 2013, BlackRock, Inc. has sole voting power with respect to 16,269,389 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 16,269,389 shares.
(3)	As reported on a Schedule 13G filed on February 12, 2013, Shapiro Capital Management, LLC has sole voting power with respect to 12,383,509 shares, shared voting power with respect to 1,573,456 shares, and sole dispositive power with respect to 13,956,965 shares.
(4)	As reported on a Schedule 13G filed on February 12, 2013, Vanguard Group has sole voting power with respect to 136,758 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 11,131,865 shares and shared dispositive power with respect to 127,158 shares.

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2012, except that, due to a third-party administrative error, a late Form 4 filing was made for Mr. Loranger to report the disposition of 39 phantom shares of Exelis held in a deferred compensation account.

Proposals to be Voted on at the 2013 Annual Meeting

Election of Directors:

Our Amended and Restated Articles of Incorporation provides for a classified Board of Directors divided into three classes designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class II directors expire at the 2013 Annual Meeting of Shareholders. The terms of the Class III and Class I Directors will expire at the 2014 and 2015 Annual Meetings of Shareholders, respectively. Directors elected by the shareholders at an annual meeting to succeed those Directors whose terms expire at such meeting are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of shareholders after their election and until their successors are duly elected and qualified.

The election of directors requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will not have any effect on the election of a director.

The full Board of Directors has considered and nominated three Class II nominees for election as Directors at the 2013 Annual Meeting, to serve for a three-year term. Mr. Loranger and Mrs. Gold, current Class II Directors, have elected not to stand for re-election at the 2013 Annual Meeting. The Board of Directors will reduce the size of the Board to nine Directors following the 2013 Annual Meeting. In order to rebalance the size of each class of Directors to be as close to equal in size as possible, as required under Indiana law, the Board has nominated John J. Hamre, currently a Class III Director, as a Class II Director, to stand for election at the 2013 Annual Meeting. On March 27, 2013, Dr. Hamre submitted his resignation as a Class III Director and as a member of each of the Committees on which he serves effective upon his election as a Class II Director. Each of the Class II nominees is currently serving as a Director of Exelis and has agreed to continue to serve if elected until his or her retirement, resignation or death. If unforeseen circumstances arise before the 2013 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

1. Class II Director Nominees:

The following information describes the biographical information, offices held, other business directorships, additional director experience, qualifications, attributes and skills and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is described in the discussion of “Stock Ownership of Directors and Executive Officers” starting on page 10.

Class II — Directors Standing for Election Whose Term Expires in 2013:

John J. Hamre President and Chief Executive Officer, Center for Strategic & International Studies (“CSIS”)

Director Biographical Information: Dr. Hamre, age 62, was elected President and Chief Executive Officer of CSIS, a public policy research institution dedicated to strategic, bipartisan global analysis and policy impact, in April of 2000. Prior to joining CSIS, he served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. He received a B.A. degree, with highest distinction, from Augustana College in Sioux Falls, South Dakota, was a Rockefeller Fellow at Harvard Divinity School and was awarded a Ph.D., with distinction, from the School of Advanced International Studies, Johns Hopkins University, in 1978.

Directorships at Public Companies for the Preceding Five Years: Dr. Hamre has been a Director of Exelis since October 2011. He served as a Director of ITT, a diversified leading manufacturer of highly engineered critical components and customized technology solutions for growing industrial end-markets from 2000 to 2011. He has served as a Director of SAIC, Inc. a provider of scientific, engineering, systems integration and technical services to government and commercial markets since 2005 and since October 2011 as a Director of Xylem Inc., a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in multiple industries. Dr. Hamre was previously a Director of Choicepoint, Inc., a provider of identification and credential verification services, from May 2002 through September 2008 and Oshkosh Corporation, a designer, manufacturer and marketer of specialty vehicles and vehicle bodies from 2009 through January 2012.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Dr. Hamre has extensive strategic and international experience, particularly with respect to defense related businesses. He has achieved recognized prominence in strategic, international and defense fields. Dr. Hamre is a Director of MITRE Corporation, a not-for-profit organization chartered to work in the public interest, with expertise in systems engineering, information technology, operational concepts, and enterprise modernization and is a member of the Governance Business Division Committee of the Bechtel Corporation board, a leader in engineering, construction, management, and development services.

Patrick J. Moore President and Chief Executive Officer of PJM Advisors, LLC

Director Biographical Information: Mr. Moore, age 58, currently serves as President and Chief Executive Officer of PJM Advisors, LLC, an investment and advisory firm. Mr. Moore holds a bachelor’s degree in business administration from DePaul University and currently serves on the university’s board of trustees. He also serves as a Director on the Boards of the Metropolitan YMCA of St. Louis, Boys Hope/Girls Hope, St. Louis Zoological Society and the Big Shoulders Fund.

Directorships at Public Companies for the Preceding Five Years: Mr. Moore has served as an Exelis Director since early November 2011. He also has served as a Director of Archer Daniels Midland Company, a global food processing and commodities trading corporation, since November 2003 and as a Director of Ralcorp Holdings, Inc., a manufacturer of private brand food products, until is acquisition by ConAgra on January 29, 2013. Mr. Moore was a Director at Smurfit-Stone Corporation from 2002 to 2011.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Moore is currently the CEO of PJM Advisors, LLC. Mr. Moore serves on the North American Review Board of American Air Liquide. Mr. Moore has extensive governance, operational and financial experience in multiple industry sectors, including board service at various public companies. He served as the former Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation, an industry leader in the manufacturing of integrated containerboard and corrugated packaging products and one of the world’s largest paper recyclers, and as its Chief Executive Officer from June 2010 to May 2011 when it was acquired by RockTenn Corporation.

R. David Yost Former Chief Executive Officer of AmerisourceBergen Corporation

Director Biographical Information: Mr. Yost, age 65, served as Director and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from August 2001 until July 1, 2011. Previously, he served as President of

AmerisourceBergen, Chairman and Chief Executive Officer of AmeriSource Health Corporation, and President and Chief Executive Officer of AmeriSource Health. Mr. Yost served as a member of the Board at Penn Medicine, overseeing the University of Pennsylvania School of Medicine and hospital from 2006 to 2012. He serves on the U.S. Air Force Academy Endowment Board. Mr. Yost is a graduate of the U.S. Air Force Academy and holds a master of business administration from the University of California, Los Angeles (UCLA).

Directorships at Public Companies for the Preceding Five Years: Mr. Yost has served as an Exelis Director since early November 2011. Mr. Yost was a Director and Chief Executive Officer of AmerisourceBergen from August 2001 to July 2011. Since 2009, he has served on the board of Tyco International Ltd., a leading provider of electronic security products and services, fire protection and detection products and services. In January 2012, Mr. Yost joined the Board of Directors at Marsh & McLennan Companies, a global professional services firm providing advice and solutions in the areas of risk, strategy, and human capital. In August 2012, Mr. Yost joined the Board of Directors at Bank of America Corporation, a bank holding company and financial holding company.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Yost brings over 36 years of experience in business leadership, operations, manufacturing and services in the healthcare equipment and services industry.

The Board of Directors recommends that you vote FOR the election of each of the proposed three Class II nominees listed above to the Board of Directors.

Continuing Members of the Board of Directors

The following information describes the offices held, biographical information, other business directorships, additional director experience, qualifications, attributes and skills, and the class and term of each director whose term continues beyond the 2013 Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities of continuing members of the Board of Directors is described in the discussion of “Stock Ownership of Directors and Executive Officers” starting on page 10.

Class III — Directors Whose Term Expires In 2014

General Paul J. Kern, U.S. Army (Ret.) Senior Counselor, The Cohen Group

Director Biographical Information: General Kern, age 67, has served as a Senior Counselor to the Cohen Group since January 2005. He served as President and Chief Operating Officer of AM General LLC, a world leader in the design, engineering, production, and technical and parts support of military and special purpose vehicles from August 2008 to January 2010. In November 2004, General Kern retired from the United States Army as Commanding General, Army Materiel Command (AMC). General Kern graduated from the U.S. Military Academy at West Point. He holds masters degrees in both Civil and Mechanical Engineering from the University of Michigan, and he was a Senior Security Fellow at the John F. Kennedy School at Harvard University.

Directorships at Public Companies for the Preceding Five Years: General Kern has been a Director of Exelis since October 2011. He has been a Director of ITT a diversified leading manufacturer of highly engineered critical components and customized technology solutions for growing industrial end-markets since August 2008. From 2005 to 2007, he was a Director of EDO Corporation, a provider of information technology solutions and systems engineering, which was acquired by ITT in December 2007. He was a director of Anteon Corporation, a designer and manufacturer of products for the aerospace, defense, intelligence and commercial markets, from 2005 until 2006 when it was sold to General Dynamics. General Kern has served as a Director of iRobot Corporation, a designer and builder of robots, since 2006.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: General Kern has extensive international strategic business and defense-related experience. He is a leading figure on defense transformation, as well as a highly decorated combat veteran, and achieved recognized prominence as a four-star general with the Army. General Kern spearheaded Army efforts to direct supply chain improvement efforts, modernize weapons systems, and maintain field readiness, while still controlling costs. He serves on the advisory boards of Oakridge National Lab Advisory Board and FNH USA. General Kern also serves on the Board of Directors of CoVant Technologies LLC, and AT Solutions, a subsidiary of CoVant Technologies. Mr. Kern is a member of the Defense Science Board and National Academy of Engineering.

Mark L. Reuss President of General Motors, North America

Director Biographical Information: Mr. Reuss, age 49, was appointed GM Vice President and President of GM North America on December 4, 2009. Before this, he briefly served as Vice President of Engineering, responsible for all engineering for GM worldwide. Mr. Reuss managed GM’s operations in Australia and New Zealand as Chairman and Managing Director of GM Holden Ltd. from February 2008 until July 2009. He also served on the GM Asia Pacific Strategy Board and was President of Australia’s Federal Chamber of Automotive Industries, leading negotiations for long-term government support and a 10-year policy plan to restructure the Australian auto industry. Mr. Reuss previously held numerous engineering and management positions across GM brands. He serves on the Board of Horizon Upward Bound and the Cranbrook Schools Board of Trustees. Mr. Reuss received a bachelor of engineering degree in mechanical engineering from Vanderbilt University and a master of business administration from Duke University.

Directorships at Public Companies for the Preceding Five Years: Mr. Reuss has served as an Exelis Director since early November 2011.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Reuss is responsible for GM’s performance, manufacturing, portfolio and dealer network in the United States, Canada and Mexico. He brings over 28 years of experience in global business, operations management, engineering and long-term government support contract negotiations. He has served on the GM North America Disclosure and Audit Committee since December 2009.

Billie I. Williamson Retired Partner, Ernst & Young, LLP.

Director Biographical Information: Ms. Williamson, age 60, served as Ernst & Young’s Americas Inclusiveness Officer and Senior Assurance Partner and retired at the end of 2011. She began her career at Ernst & Young in 1974 and spent the first 19 years in the audit practice, becoming one of only five female partners promoted in 1984. She then left to become CFO of AMX Corp. in Dallas and subsequently Senior Vice President, Finance of Marriott International, Inc. in Washington, D. C. She rejoined Ernst & Young in 1998 where she became a senior client-serving partner. From 2006-2008, Ms. Williamson served as a member of Ernst & Young’s Americas Executive Board which functions as the Board of Directors for E&Y. She also served on the U.S. Executive Board, responsible for partnership matters for the firm. Ms. Williamson is on the board of Extrusions, Inc.

and is a partner in the Ida Family Ltd. Partnership. In February 2013, Ms. Williamson was elected to the board of Energy Futures Holdings Corporation, a privately held energy company with a portfolio of competitive and regulated energy companies. Ms. Williamson graduated from Southern Methodist University and was granted her CPA Certificate in the State of Texas in 1976. Ms. Williamson serves on the Board of Directors of the Dallas Holocaust Museum / Center for Education and Tolerance, Board of the Governors for the Dallas Symphony Association, is a member of the Board of Trustees for the Dallas Symphony Foundation, and is a member of the Hockaday School Audit Committee and the Audit and Finance Committee of the Communities Foundation of Texas.

Directorships at Public Companies for the Preceding Five Years: Ms. Williamson has served as an Exelis Director since January 1, 2012. In March 2012, Ms. Williamson joined the Board of Directors of Annie’s Inc., a natural and organic food company, where she is a member of the Compensation and Audit Committees.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: As a Senior Assurance Partner at Ernst & Young, Ms. Williamson served some of the firm’s largest global accounts in aerospace, technology and other industries. She worked with Chief Executive Officers of major companies to structure acquisitions and determine financial strategy. As a member of Ernst & Young’s Americas Executive Board, Ms. Williamson dealt with strategic and operational matters, providing additional relevant experience.

Class I — Directors Whose Terms Will Expire In 2015

Ralph F. Hake, Non-Executive Chairman, Exelis Inc. Former Chairman and Chief Executive Officer, Maytag Corporation

Director Biographical Information: Mr. Hake, age 64, was Chairman and Chief Executive Officer of Maytag Corporation, an appliance manufacturer and distributor, from June 2001 to March 2006. He served as Executive Vice President and Chief Financial Officer for Fluor Corporation, an engineering and construction firm from 1999 to 2001. From 1987 to 1999, Mr. Hake served in various executive capacities at Whirlpool Corporation, a manufacturer and distributor of home and appliances, including Chief Financial Officer and Senior Executive Vice President for global operations. Mr. Hake is a 1971 business and economics graduate of the University of Cincinnati and holds an M.B.A. from the University of Chicago.

Directorships at Public Companies for the Preceding Five Years: Mr. Hake has been a Director of Exelis since October 2011. He was a Director of ITT Corporation from 2002 to November 2011. Mr. Hake was a Director of Maytag Corporation from June 2001 through March 2006. He has served as a Director of Owens-Corning Corporation, a provider of composites and building materials, since 2006. Mr. Hake served as non-executive Chairman of Smurfit-Stone Corporation from 2010 until its acquisition by RockTenn Company on May 28, 2011. Mr. Hake served as a Director of RockTenn through January 25, 2013.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Hake has extensive global management and financial experience. He served on the Board of Directors for the National Association of Manufacturers and was Chairman of the organization’s taxation and economic policy group.

David F. Melcher Chief Executive Officer and President, Exelis Inc.

Director Biographical Information: Lieutenant General (Ret.) David F. Melcher, age 58, serves as Chief Executive Officer and President of Exelis. Previously he was President of ITT Defense & Information Solutions and served on the ITT Strategic Council from December 2008 until the Company’s Spin-Off from ITT on October 31, 2011. Mr. Melcher joined ITT in August 2008 as Vice President of Strategy and Business Development for Defense & Information Solutions following 32 years of distinguished service in the U.S. Army. He currently serves on the Board of Directors of the White House Fellows Foundation and Association and on the National Defense Industrial Association’s Board of Trustees. Mr. Melcher holds a bachelor’s degree in civil engineering from the U.S. Military Academy at West Point and two masters degrees, including one in business administration from Harvard University and another in public administration from Shippensburg University.

Directorships at Public Companies for the Preceding Five Years: Mr. Melcher serves as a Director and as the Chief Executive Officer and President of Exelis.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: As Chief Executive Officer and President, Mr. Melcher has extensive knowledge of our Company’s business and operations. He has more than 25 years of defense community experience in program management, strategy development and finance, working with key decision makers within the Army, Department of Defense, Office of Management and Budget, and Congress. Mr. Melcher has extensive international strategic business, budget, policymaking and defense-related experience, has demonstrated leadership and management experience with the U.S. Army, and has served as the Army’s Military Deputy for Budget and Deputy Chief of Staff for Programs in the Pentagon, and as Commander of the Corps of Engineers, Southwestern Division in Dallas, TX.

Herman E. Bulls International Director and Chairman of Public Institutions at Jones Lang LaSalle

Director Biographical Information: Mr. Bulls, age 57, is the founder and Chairman of Jones Lang LaSalle’s Public Institutions specialty, a practice focused on delivering integrated real estate solutions to government entities, nonprofit organizations, transportation facilities, and higher education institutions. He also serves as an International Director of Global Markets at Jones Lang LaSalle focusing on business developments, mergers and acquisitions. Mr. Bulls serves as Chief Executive Officer of Bulls Advisory Group, a real estate consulting and advisory firm. He also co-founded and served as President and CEO of Bulls Capital Partners, a commercial mortgage banking firm. Before joining Jones Lang LaSalle, Mr. Bulls completed almost 12 years of active duty service with the United States Army working in the Office of the Assistant Secretary of the Army for Financial Management at the Pentagon and as an Assistant Professor of Economics and Finance at West Point. He retired as a Colonel in the U.S. Army Reserves in 2008. He is a member of the Executive Leadership Council, an organization of senior African American business executives from Fortune 500 companies, and former Chairman of the Board of Directors of the Executive Leadership Foundation. He is Vice Chairman, West Point Association of Graduates Board of Directors, and is a member of Leadership Washington, and the Real Estate Executive Council (REEC). Mr. Bulls is a founding member and served as the inaugural President of the African American Real Estate Professionals (AAREP) of Washington, D.C. He is also a member of the Real Estate Advisory Committee for the New York State Teachers’ Retirement System (NYSTRS), one of the largest pension funds in the nation. Mr. Bulls received a bachelor of science degree in engineering from the U.S. Military Academy at West Point and a master’s of business administration degree in finance from Harvard Business School.

Directorships at Public Companies for the Preceding Five Years: Mr. Bulls has served as an Exelis director since early November, 2011. Mr. Bulls has served on the boards of USAA, an insurance and financial services company since November 2010 and Comfort Systems, USA, Inc., a provider of heating, ventilation and air conditioning services, since February 2001.

Additional Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Bulls brings over 35 years’ experience in development, leadership, operations, teaching, investment management and business development/retention. He serves as a Director for Rasmussen College, a post-secondary, for-profit educational services organization.

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm:

The Board of Directors has appointed Deloitte as the Exelis independent registered public accounting firm for 2013, based on the appointment by the Exelis Audit Committee. Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2013 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Deloitte is a registered public accounting firm as provided by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2012. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s Audit.

Performance factors reviewed include Deloitte’s:

— Independence	— Financial strength	— Peer review program
— Experience	— Industry insight	— Commitment to quality report
— Technical capabilities	— Leadership	— Appropriateness of fees charged
— Client service assessment	— Non-audit services	— Compliance and ethics programs
— Responsiveness	— Management structure

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter. The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

Independent Registered Public Accounting Firm Fees

The following table summarizes aggregate fees billed for the years ended December 31, 2012 and 2011 by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	Fiscal Year Ended
	2012	2011
Audit Fees(1)	$4,500,000	$4,690,000
Audit-Related Fees(2)	2,085,212	—
Tax Fees(3)	568,429	199,214
All Other Fees(4)	—	—

Total	$7,153,641	$4,889,214

(1)	Fees for audit services billed in 2012 and 2011 consisted of:
—	Audit of the Company’s annual consolidated financial statements;
—	Audit of the internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2012;
—	Reviews of the Company’s quarterly financial statements; and
—	Foreign statutory audit fees which are reported in the year that the audits are completed.

(2)	Audit-related fees reflect fees for services that are related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities and audits of employee benefit plans. Fees incurred in 2012 include fees associated with the stand-alone audit of one of our subsidiaries.

(3)	Fees for tax services consisted of tax compliance and tax planning.

(4)	No other fees were billed in 2012 or 2011.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit and permitted non-audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted audit related and non-audit services provided by Deloitte and permitted certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed specified amounts.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. Providers other than Deloitte shall be preferred in the selection process for permitted non-audit service-related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include among others, the following:

1.	Professional services rendered for the audits of the consolidated and combined financial statements, statutory audits, reviews of the quarterly consolidated financial statements and assistance with review of documents filed with the SEC. Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;
2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;
3.	Tax compliance and certain tax planning; and
4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”).

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

The Company may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;
2.	Financial information systems design and implementation;
3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
4.	Actuarial services;
5.	Internal audit outsourcing services;
6.	Management functions or human resources services;
7.	Broker-dealer, investment adviser or investment banking services; or
8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

The Board of Directors recommends you vote FOR the ratification of appointment of the Company’s Independent Registered Public Accounting Firm.

3.	Approval of the Material Terms of the Exelis Inc. Annual Incentive Plan for Executive Officers:

We request that shareholders approve the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers. We are seeking shareholder approval to satisfy the shareholder approval requirements under Section 162(m) of the Internal Revenue Code.

Section 162(m) places a limit of $1,000,000 on the amount that may be deducted in any year by a publicly-traded company for compensation paid to its principal executive officer and three other most highly-compensated executive officers other than the principal financial officer. There is an exception to this limit for certain performance-based compensation. Following a limited transition period that applies after a company first becomes subject to Section 162(m), awards will only qualify as performance-based compensation under Section 162(m) if, among other requirements, shareholders have approved certain material terms of the plan under which the awards are provided.

So that amounts paid under the plan following the 2013 Annual Meeting may be eligible to qualify as performance-based compensation for purposes of Section 162(m), we are submitting the material terms of the plan for shareholder approval. Obtaining shareholder approval is only one of several conditions that must be satisfied for awards under the plan to qualify as performance-based compensation, and the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, potentially with retroactive effect. Accordingly, it is possible that awards intended to qualify as performance-based compensation could be determined by the Internal Revenue Service not to so qualify. In addition, the Compensation Committee may choose to provide awards under the plan that do not qualify as performance-based compensation.

Following is a description of the plan, including the terms relating to eligibility, the limitation on the amount that can be paid with respect to an award under the plan to any one participant in any one year, and the performance measures that can be used under the plan. These are the material terms of the plan that must be approved by shareholders to satisfy the shareholder approval requirements of Section 162(m). The description of the plan is qualified in its entirety by the actual provisions of the plan, which is attached to this Proxy Statement as Appendix A.

Plan History. The plan first became effective on October 31, 2011, following our spin-off from the ITT. The plan was amended by our board of directors on February 21, 2013. The amendment (i) removed obsolete provisions, including provisions relating to ITT and performance measures we do not anticipate using for awards intended to qualify as performance-based compensation, (ii) added a provision regarding section 409A of the Internal Revenue Code and (iii) made other non-substantive, clarifying changes to existing provisions.

Purpose of the Plan. The primary purpose of the plan is to provide incentive compensation in the form of short-term cash incentives for achievement of specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. It is intended that awards under the plan may qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, if such qualification is desired.

Eligibility. The plan limits eligibility to our executive officers. For this purpose, the term “executive officers” is defined by reference to the definition of executive officer in Rule 3b-7 under the Securities Exchange Act of 1934, which defines executive officers as the president, any vice president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the company. Executive officers of subsidiaries may be deemed executive officers of the company if they perform such policy making functions for the company. Currently, there are approximately 12 executive officers who would be eligible to be selected for participation in the plan. Not all individuals who are eligible to participate actually receive awards under the plan. Our Compensation Committee selects from the eligible group those to whom awards will be made.

Plan Administration. The plan is administered and interpreted by our Compensation Committee. The Compensation Committee approves the plan’s participants, the applicable performance targets, and the other key terms of the awards. To the extent permitted by law and the provisions of the plan, the Compensation Committee may delegate to any officer or employee of the company authority to administer and interpret procedural aspects of the plan.

Description of Awards. Incentive awards under the plan are based upon performance measured against pre-established performance targets over a specified performance period. The performance period used for awards is generally the calendar year; however, the Compensation Committee may approve a different period. Within the first ninety days of the applicable performance period or, if sooner, prior to the time twenty-five percent of the relevant performance period has elapsed, the Compensation Committee must establish, in writing, the performance targets applicable to each participant with respect to that performance period. The performance targets are based upon one or more performance measures and are expressed as an objective formula to be used in calculating the amount of the incentive award the participant will be eligible to receive at various levels of achievement. Performance targets are established at the discretion of the Compensation Committee and can be expressed in absolute terms, as a goal relative to performance in prior periods, as a goal compared to the performance of comparable companies or as an index covering multiple companies or in such other way as the committee prescribes. The terms of the awards may vary from year to year and from participant to participant. The Compensation Committee may not increase the amount earned by a participant under the plan, but it may reduce or eliminate the amount earned.

Performance Measures. Performance measures are based upon one or more of the following factors: consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), net income, operating income, earnings per share , return on shareholders’ equity, expense management, return on investment, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price, market share, revenues or sales (including organic revenue), costs, cash flow, working capital, return on assets, total shareholder return, return on invested or total capital and economic value added.

All performance measures are to be objectively determinable and, to the extent they are expressed in standard accounting terms, will be according to generally accepted accounting principles as in existence on the date on which the applicable performance period is established and without regard to any changes in such principles after such date, unless the modification of a performance measure to take into account such a change is pre-established in writing at the time the performance measures are established in writing by the Compensation Committee or the modification would not affect the ability of the incentive award to qualify as performance-based compensation.

Incentive awards that are not intended to qualify as performance-based compensation for purposes of Section 162(m) may be based on the performance measures described above or other measures.

Certification of Awards. Following each performance period, the Compensation Committee must certify in writing the degree to which the performance targets for each performance period have been achieved and the applicable amount to which the participant might be entitled. In establishing performance targets and performance measures and in calculating the degree of achievement thereof, the Compensation Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Compensation Committee may not increase the amount of any participant’s incentive award as so determined to the extent such incentive award is intended to qualify as performance-based compensation, but it may reduce the amount or totally eliminate any such incentive award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the participant’s performance or unanticipated factors during the performance period. The Compensation Committee may increase or decrease the amount of an incentive award to the extent the incentive award is not intended to qualify as performance-based compensation.

Limitation on Award Amounts. The plan limits the amount that can be paid with respect to awards under the plan to any one participant in any one calendar year to $8,000,000. The plan clarifies that this limitation will not prevent payment of an incentive award upon a change in control (defined in the plan as an “Acceleration Event”) in a calendar year prior to the calendar year it would otherwise be paid.

Payment of Awards. If an award is earned, payment is made in cash as soon as practicable, and in any event no later than 2 1/2 months after the end of the performance period. In the event of death, payment may be made to the participant’s estate. Amounts payable may be prorated or eliminated, at the discretion of the Compensation Committee, in the event that the participant is not an employee on the last day of the performance period. The plan provides that, upon the occurrence of a change of control, payments will be made in cash promptly based on the greater of the target level for the award or the actual level of achievement of performance goals as of the date of the change in control.

Amendment and Termination of the Plan. The plan may be amended or terminated by the Board, provided that, except as may be necessary to maintain an outstanding award’s qualification as performance based compensation under Section 162(m), no amendment that adversely affects outstanding awards may be made without consent of the participant holding the award.

Indemnification. The plan provides that the company will indemnify and hold harmless committee members against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the committee) arising out of any act or omission in connection with the administration or interpretation of the plan, unless arising out of such person’s own fraud or bad faith.

Section 409A. The plan contains provisions regarding interpretation of the plan and compliance with Section 409A of the Code, to the extent applicable. The plan also provides that neither the Company nor any member of the Compensation Committee will have any liability to any participant if the plan or any award hereunder is subject to additional tax and/or penalties under Section 409A of the Code. Although it is not anticipated that awards under the plan will be subject to Section 409A, to the extent an award under the plan is determined to constitute deferred compensation subject to Section 409A of the Code (i) if the award is payable as a result of the participant’s termination of employment, the determination of whether the participant has experienced a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder, (ii) if such award is payable as a result of the participant’s termination of employment and the participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment would not be made until the earlier of (a) the expiration of the 6-month period following the participant’s separation from service or (b) the date of the participant’s death, and (iii) such award will only be paid as a result of an acceleration event to the extent the acceleration event is also a change in control event for purpose of Section 409A of the Code.

Future Awards. Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion of the Compensation Committee, it cannot be determined at this time what amounts, if any, will be paid in the future.

Awards Contingent upon Shareholder Approval. The annual incentive awards relating to performance in 2013 (payable in 2014) for officers who have been determined might be subject to Section 162(m) have been approved by the Compensation Committee, but their awards are conditioned upon shareholder approval of the material terms of the plan at the 2013 Annual Meeting. Consequently, these awards will only be paid if shareholders approve the material terms of the plan at the 2013 Annual Meeting.

The amounts that will be paid with respect to the calendar year 2013 annual incentive awards that are subject to shareholder approval of the material terms of the plan cannot be determined at this time, as the amounts earned will depend on performance in 2013, and the Compensation Committee may choose, in its sole discretion, to reduce the amounts earned. However, the following table sets forth with respect to the 2013 awards that are subject to shareholder approval of the material terms of the plan (i) the target award opportunities that were approved by the Compensation Committee and (ii) the amounts that would be earned if the performance in 2012 relating to the applicable performance measures were to be used to determine the 2013 annual incentives.

Named Executive Officer (Current title)	Target Award Opportunity ($)	Payment Estimate Assuming Performance in 2013 is the Same as in 2012 ($)
David F. Melcher Chief Executive Officer and President	1,023,000	1,125,300
Peter J. Milligan Senior Vice President, Chief Financial Officer	385,440	424,000
Michael R. Wilson Executive Vice President, and President of Information Systems (1)	65,106	71,518
Ann D. Davidson, Senior Vice President , Chief Legal Officer and Corporate Secretary	266,500	293,000
Christopher D. Young Executive Vice President, and President and General Manager of Geospatial Systems	253,200	278,600
Christopher C. Bernhardt, former Executive Vice President, retired (2)	—	—
Executive Group	3,287,566	3,616,323
Non-Executive Director Group (3)	—	—
Non-Executive Officer Employee Group	—	—
(1)	Mr. Wilson will receive a 3 month pro-rated AIP award pursuant to the terms of the Michael R. Wilson Arrangement.
(2)	Mr. Bernhardt did not receive a 2012 AIP award.
(3)	Non-Executive Directors do not receive AIP awards.

Board of Directors Recommendation. The Board believes that it is in the best interests of Exelis Inc. and its shareholders to obtain shareholder approval of the material terms of the plan so that we are able to make awards under the plan that may qualify as performance-based compensation for purposes of Section 162(m). The Board is therefore asking the shareholders to approve, for purposes of Section 162(m) of the Internal Revenue Code, the material terms of the plan set forth above. Approval of the material terms of the plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present, but broker non-votes and abstentions will have no effect on the outcome of this proposal. Under the laws of the State of Indiana, the matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board of Director recommends you vote “FOR” approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers.

Equity Compensation Plan Information:

The following table sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2012.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Millions)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (Millions)
Equity Compensation Plans Approved by Security Holders(1)(2)	11.36(3)	$11.06(4)	21.9(5)

Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	11.36	$11.06	21.9

(1)	Equity compensation plans approved by shareholders include the 1994 ITT Incentive Stock Plan, the 1996 Plan, the 2002 ITT Stock Option Plan for non-management Directors, the 2003 Plan and the Exelis Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”) and the Amended and Restated Exelis Inc. 2011 Omnibus Incentive Plan (the “Amended 2011 Plan”), which was approved by the Company’s shareholders at the 2012 Annual Meeting.

(2)	All of the securities reflected in this column are under the Amended 2011 Plan, as no additional awards may be granted under the other plans referred to in footnote (1) above other than the Amended 2011 Plan. However, securities subject to outstanding awards under the plans referred to in footnote (1) that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged for awards not involving shares, will be available again for grant under the Amended 2011 Plan.

(3)	The weighted-average remaining contractual life of the total number of outstanding options was 7.1 years as disclosed in Note 15 to the Consolidated and Combined Financial Statements in the Company’s 2012 Annual Report on Form 10-K. Exelis has 3.56 million full-value shares outstanding as of December 31, 2012. When added to the 11.36 million options outstanding, Exelis has a total of 14.92 million awards outstanding as of December 31, 2012.

(4)	The weighted-average exercise price pertains only to 11.36 million of outstanding options and excludes outstanding restricted stock units, as restricted stock units do not have exercise prices.

(5)	As of December 31, 2012, the number of shares available for future issuance under the 2011 Plan and the Amended 2011 Plan with respect to options and restricted stock unit awards was approximately 21.9 million shares, which is included in the total above.

4.	Non-Binding Advisory Vote to Ratify Named Executive Officers’ Compensation:

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed on pages 42 to 58. The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 42 to 58.

In particular, shareholders should note that the Company’s Compensation Committee bases its executive compensation decisions on the following key objectives:

—

align executive and shareholder interests by providing incentives linked to earnings per share performance, revenue, free cash flow and return on invested capital; TSR relative to two different aerospace / defense industry peer groups to best reflect Exelis businesses;

—	achieve long-term shareholder value creation without undue business risk;

—	create a clear link between an executive’s compensation and his or her individual contribution and performance;

—	attract and retain the most creative and talented industry leaders, recognizing the extremely competitive nature of the defense industry in which we operate in; and

—

maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the aerospace and defense industries and other comparable companies.

While the results of the vote are advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will occur at the 2014 annual meeting of shareholders.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

Information about the Board of Directors

Structure of the Board of Directors - Meetings of the Board and Committees:

During 2012, there were 5 regularly scheduled Exelis Board meetings and 21 meetings of its three standing Committees. All Directors attended at least 80% of all meetings of the Exelis Board and standing Committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting. For 2013, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of Exelis met privately (without management) following each Board meeting during the year. The non-executive Chairman presides over these private meetings.

Director Independence:

The Company’s By-laws require that a majority of the Directors must be independent directors. Additionally, the Company’s non-management Directors must meet the independence standards of the NYSE and the Company’s Corporate Governance Principles. The Charters of the Audit, Compensation and Personnel and Nominating and Governance Committees require all members to be independent directors in accordance with the rules of the NYSE.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee annually reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above on an annual basis.

In February 2013, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to each of the 2012 non-management Directors, including the Class II Directors, standing for election at the Company’s 2013 Annual Meeting. In particular, the Board evaluated the amount of sales to Exelis or purchases by Exelis with respect to companies where any of the Directors serve or served as an executive officer or director.

In no instance was a Director a current employee, or was an immediate family member of a Director a current executive officer of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the non-management Directors. No contribution exceeded 1% of the consolidated gross revenues of any non-profit organization. With respect to each non-management Director, Exelis made no contribution of $120,000 or greater to any charitable or non-profit organization.

Based on its annual review, the Board of Directors has affirmatively determined, after considering all relevant facts and circumstances, that each of Messrs. Bulls, Hake, Hamre, Kern, Moore, Reuss and Yost, and Mrs. Gold and Ms. Williamson is independent and none has a material relationship with the Company and that all non-management Directors, including all members of the Audit, Compensation and Personnel and Nominating and Governance Committees meet NYSE corporate governance rules and independence standards for listed companies, which is also the independence standard for directors as set forth in the Company’s Corporate Governance Principles. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Mr. Melcher is the Chief Executive Officer and President of Exelis and is not an independent director. Mr. Loranger, as the former Chairman, President and CEO of ITT Corporation prior to the Spin-Off, is also not an independent director.

Responsibilities of the Board of Directors:

The Board of Directors sets policy for Exelis and advises and counsels the Chief Executive Officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

—	the Company’s businesses are conducted in conformity with applicable laws and regulations;

—	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

—	there is continuity in the leadership of the Company;

—	management develops sound business strategies;

—	adequate capital and managerial resources are available to implement the business strategies;

—

the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

—	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles:

The Board of Directors has adopted the Corporate Governance Principles and charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that the Board of Directors is responsible for selecting the Chairman of the Board of Directors and the Chief Executive Officer in any way it considers in the best interests of the Company. The Board of Directors of the Company has determined that the Chairman should be a non-executive chair, to provide additional guidance, advice, and counsel and to allow the Chief Executive Officer and President to focus on managing Exelis businesses and strategy. The non-executive chair presides at regularly scheduled private sessions of the non-management Directors and, with input from the Chief Executive Officer, establishes the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board of Directors Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than two public company boards (including the Exelis Board of Directors) in addition to service on their own board and other Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the Exelis Board of Directors). The Corporate Governance Principles and Committee charters are reviewed by the Board at least annually and posted on the Company’s website at http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Exelis.

Leadership Structure:

The Board of Directors believes that the decision as to whether to combine or separate the chief executive officer and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. To that end, although we do not have a formal policy with respect to separation of the Chairman and Chief Executive Officer positions, we believe that, having a separate Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer and President to completely focus his time and energy on running the day-to-day operations of our Company. The Board believes that the Company’s current leadership structure does not adversely affect the Board’s role in risk oversight of the Company.

Communication with the Board of Directors:

Interested parties may contact the non-executive Chairman, all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “non-executive Chairman,” “Outside Directors,” “Board of Directors”, or with the name of the Board committee or a specific director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Exelis Inc. 1650 Tysons Blvd. Suite 1700, McLean VA, 22102, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient.

Board and Committee Roles in Oversight of Risk:

The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including risk mitigation processes. The General Internal Auditor has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitors financial liquidity and financing risk. The Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board and its Audit and Compensation Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

Director Selection, Composition and Diversity:

Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, the Exelis Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals must possess such attributes and experiences that are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience.

On an annual basis, as part of its self-evaluation, the Board of Directors assesses whether the mix of directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Corporate Governance Principles.

The Board of Directors believes that the Company’s directors, in the aggregate, provide the broad range of personal characteristics, attributes and experiences appropriate for the Company. Following the 2013 Annual Meeting the Board will include one female director and one African American director, as well as directors from diverse professional backgrounds, including technology, financial, pharmaceutical and manufacturing industries as well as governmental and non-governmental agencies. When it has a vacancy to fill, the Board of Directors considers diverse candidates for membership on the Board and includes diversity as a specific factor when conducting any search. As part of its process in identifying new candidates to join the Board of the Directors, the Nominating and Governance Committee considers whether and to what extent a candidate’s attributes and experiences will individually and collectively complement the existing Board, recognizing that the Exelis businesses and operations are diverse and global in nature.

In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including search firms, personal references and business contacts. The Nominating and Governance Committee will consider director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above (See

Section II F of the Nominating and Governance Charter at http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx.) The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee Chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

Non-management Director Compensation:

The Board of Directors typically reviews non-management Director compensation on a biennial basis. Non-management Director compensation was last reviewed in 2011 in connection with our Spin-Off from ITT. Upon the recommendation of Pay Governance LLC, a compensation consulting firm, and after review by the Compensation Committee, the Exelis Nominating and Governance Committee recommended, and the full Board of Directors of Exelis approved, a total compensation level of $190,000 for Exelis non-management Directors comprised of $100,000 in cash or deferred cash, at each non-management Director’s election, and $90,000 in restricted stock units for the full-year tenure. The full-year tenure extends from the date of the Annual Meeting to the day prior to the next Annual Meeting. Incremental pay for the full-year tenure includes an additional $15,000 cash retainer for the Audit Committee chair. The non-executive Chairman of the Board receives an additional $125,000 comprised of $62,500 in cash retainer and $62,500 in restricted stock units for the full-year tenure. The incremental payments for the Audit Committee Chair and the non-executive chairman were based on the significant responsibilities involved with these positions and a consideration of current competitive data. Directors choosing deferred cash may elect to have the deferred cash deposited into an interest-bearing cash account, at an interest rate determined as of the Company’s annual meeting, or deposited into an account that tracks the performance of Exelis common stock.

Key features of Director RSUs.

—	Accrue dividend equivalents during the restriction period. Accrued dividends are paid on vesting.
—	Settle in shares.
—	Vest the day immediately prior to the Annual Meeting date or upon separation from service for any of the following reasons.
¡	the Director’s death;
¡	the Director’s Disability (complete and permanent inability of the Director to perform all of his or her duties as a member of the Board);
¡	the Director’s retirement from the Board at or after age 72; or
—

the Director’s separation from service on account of the acceptance by the Director of a position (other than an honorary position) in the government of the United States, any State or any municipality or any subdivision thereof or any organization performing any quasi-governmental function.

—	If the Director’s service on the Board terminates for any reason other than one listed above prior to the vesting date, the Award shall be forfeited immediately.

The following table sets forth information concerning the 2012 compensation awarded to non-management Directors of Exelis for the fiscal year ending December 31, 2012.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ralph F. Hake	162,500	152,500	315,000
Christina A. Gold	115,000	90,000	205,000
John J. Hamre	100,000	90,000	190,000
Paul J. Kern	100,000	90,000	190,000
Steven R. Loranger	100,000	90,000	190,000
Herman E. Bulls	100,000	90,000	190,000
Patrick J. Moore	100,000	90,000	190,000
Mark L. Reuss	100,000	90,000	190,000
Billie I. Williamson(3)	133,333	120,000	253,333
R. David Yost	100,000	90,000	190,000

(1)	Non-management Directors had the choice to irrevocably elect deferral of their cash retainer into an interest-bearing cash account or an account that tracks the performance of Exelis stock.

(2)	Awards reflect the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Other than Mr. Hake and Mrs. Gold, the Non-executive chair and Audit Committee chair respectively, non-management Directors do not receive differing amounts of equity compensation. The grant date fair value for restricted stock units was $10.90 per unit, the closing price of Exelis stock on the grant date, which was May 9, 2012.

(3)	Ms. Williamson joined the Exelis Board of Directors on January 1, 2012. Ms. Williamson received her awards on January 3, 2012, which was the first business day after she joined the Exelis Board of Directors. She received a pro-rata annual retainer of $33,000 in cash and a pro-rata annual equity award of $30,000 in restricted stock units with the number of units awarded determined by dividing $30,000 by the closing price of Exelis stock on the grant date of January 3, 2012. The prorated annual retainer and restricted stock unit grant relate to her service on the Board of Directors from January 1, 2012 until the day prior to the 2012 Annual Meeting of Shareholders.

The table below represents restricted stock, restricted stock units and stock options outstanding as of December 31, 2012 for our non-management Directors.

Restricted Stock, Restricted Stock Unit and

Stock Option Awards Outstanding at 2012 Fiscal Year-End

Name	Outstanding Restricted Stock and Restricted Stock Unit Awards	Outstanding Stock Option Awards
Herman E. Bulls	8,257	—
Christina A. Gold	33,740	11,560
Ralph F. Hake	29,750	18,010
John J. Hamre	17,336	11,560
Paul J. Kern	8,257	9,050
Steven R. Loranger(1)	30,450	686,049
Patrick J. Moore	8,257	—
Mark L. Reuss	8,257	—
Billie I. Williamson	8,257	—
R. David Yost	12,367	—

(1)	Mr. Loranger’s outstanding stock option awards were received as an employee of ITT prior to the Spin-Off.

All Exelis non-management Directors were granted restricted stock units under the 2011 Plan. Restricted shares previously awarded under the 1996 Plan which preceded the 2003 Plan, and under which restricted shares are still outstanding, provided that each Director’s restricted shares are held in escrow and may not be transferred in any manner until one of the following events occurs:

—	the fifth anniversary of the grant of the shares unless extended as described below;

—	the Director retires at age 72;

—	there is a change of control of the Company;

—	the Director becomes disabled or dies;

—	the Director’s service is terminated in certain specified, limited circumstances; or

—

any other circumstance in which the Compensation Committee believes, in its sole discretion, that the purposes for which the grants of restricted stock were made have been fulfilled and, as such, is consistent with the intention of the 1996 Plan.

Under the 2003 Plan and the 1996 Plan, non-management Directors may choose to extend the restriction period for not more than two successive five-year periods, or until six months and one day following the non-management Director’s termination from service from the Board of Directors under certain permitted circumstances. Under the 2011 Plan, non-management Directors may choose to extend the restriction period until the date the Director separates from service or the earlier of the separation from service date or a date selected subsequent to the scheduled vesting date. The non-management Director may make a subsequent deferral election for a period of not less than five years from the date such amounts would otherwise have been settled and paid under the deferral election then in effect, subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A is an Internal Revenue Code section that deals specifically with non-qualified deferred compensation plans and provides requirements and rules for timing of deferrals and distributions under those plans.

The 1996 Plan also provided that if a Director ceased serving on the Board under any other circumstances, shares with respect to which the 1996 Plan restrictions have not been lifted would be forfeited. Under the 2003 Plan, the period of restriction for restricted stock awarded is five years. The Nominating and Governance Committee and the Compensation Committee may determine that a Director, whose service from the Board of Directors is terminated, has fulfilled the purpose for which the grant of restricted stock was made and lift the restriction for all or a portion of restricted stock awards. Time and form of payment for outstanding restricted stock received after 2004, as well as elections to have the cash retainer deferred after 2004, have been modified, with the consent of each Director, to comply with Section 409A.

Director Expenses:

Exelis reimburses non-management Directors for expenses they incur to travel to and from Board of Director, Committee and shareholder meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Such travel may include use of the Company aircraft, if available and approved in advance by the Chief Executive Officer and President of Exelis. Director airfare is reimbursed at no greater than first-class travel rates.

Indemnification and Insurance:

As permitted by its By-laws, Exelis indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,500,000 of coverage. They may elect to purchase additional coverage under that policy for them and their family members. Non-management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

Policies for Approving Related Person Transactions:

The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving non-management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee. In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee considers the relevant facts and circumstances, including:

—	Whether terms or conditions of the transaction are generally available to third-parties under similar terms or conditions;
—	Availability of alternative suppliers or customers; and
—	Level of interest or benefit to the related person;

—	Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to directors, if a director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved; all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions. The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx.

Code of Conduct:

The Company has also adopted the Exelis Code of Conduct which applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its non-management Directors. The Code of Conduct is also posted on the Company’s website at https://www.exelisinc.com/corpresp/Pages/Code-of-Conduct.aspx. The Company discloses any changes or waivers from the Code of Conduct on its website for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its non-management Directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K. There were no substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions in 2012. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Exelis.

Committees of the Board of Directors:

Director	Independent	Audit	Compensation and Personnel	Nominating and Governance
Herman E. Bulls	X			X
Christina A. Gold	X	X - Chair
Ralph F. Hake	X	X	X
John J. Hamre	X			X - Chair
Paul J. Kern	X		X - Chair	X
Steven R. Loranger*				X
Patrick J. Moore	X	X
Mark L. Reuss	X		X
Billie I. Williamson*	X	X		X
R. David Yost	X		X

* Mr. Loranger resigned from the Nominating and Governance Committee on October 30, 2012, in accordance with NYSE rules governing independence. Ms. Williamson was appointed to the Nominating and Governance Committees on October 30, 2012.

Audit Committee Responsibilities: The Audit Committee has responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy of and compliance with our system of internal controls. In addition, the Audit Committee will appoint or discharge our independent auditor, and review and approve auditing services, audit related services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is independent and financially literate. Further, the Board of Directors has determined that Mrs. Gold, Mr. Hake, Mr. Moore and Ms. Williamson possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that Mr. Moore qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Compensation and Personnel Committee Responsibilities.    The Compensation Committee oversees all compensation and benefit programs and actions that affect our senior executive officers. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs and oversees and approves the continuity planning process. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee charter.

Each member of the Compensation Committee is a non-management director and there are no Compensation Committee interlocks involving any members of the Compensation Committee. The Board has reviewed the background, experience, financial interests, employment, commercial, charitable, familial and other relationships of each of Messrs. Kern, Hake, Reuss and Yost, and has determined that, each such person is (i) a “Non-Employee director” of the Company as defined under Rule 16b-3 of the Exchange Act and (ii) an “outside director” as defined under Treasury Regulation Section 1.162-27(e)(3)(i) of the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and Insider Participation:    None of the members of the Compensation Committee during fiscal year 2012 or as of the date of this Proxy Statement has been an officer or employee of the Company and no executive officer of the Company served on the Compensation Committee or board of any company that employed any member of the Compensation Committee or Board of Directors.

Nominating and Governance Committee Responsibilities.    The Nominating and Governance Committee is responsible for, among other things, developing and recommending to the Board of Directors criteria for identifying and evaluating director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board of Directors; and assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board of Directors. The Nominating and Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons and matters involving corporate governance and, in general, oversees the evaluation of the Board of Directors. The responsibilities of the Nominating and Governance Committee are more fully described in the Nominating and Governance Committee charter.

Audit Committee

2012 Audit Committee Members:

Christina A. Gold, Chair
Ralph F. Hake
Patrick J. Moore
Billie I. Williamson

Meetings in 2012:		9

Responsibilities:	—	Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine Deloitte (our independent registered public accounting firm) qualifications, independence and compensation, and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of Deloitte.

	—	Review and discuss with management and the independent auditors the audited financial statements of the Company including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Conditions and Results of Operations and make a recommendation regarding whether the annual audited financial statements should be included in any public filing including the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K).

	—	Review and discuss with management, the independent registered public accountants and the internal auditor the quarterly consolidated financial statements of the Company, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent registered public accountants’ review of those statements prior to the Company’s filing of each Form 10-Q with the SEC.

—	Review and consider with Deloitte matters required to be discussed by Statement of Auditing Standards (“SAS”) PCAOB Auditing Standard No. 16 (the framework for effective communication between the independent auditor and the Company in relation to the audit of financial statements).

—	Review with management and Deloitte the effect of regulatory and accounting initiatives on the Company’s financial statements.

—	As a whole, or through the Audit Committee chair, review and discuss with Deloitte the Company’s interim financial results to be included in the Company’s earnings report or quarterly reports to be filed with the SEC, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of its Form 10-Q with the SEC.

—	Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases and rating agencies.

—	Discuss with management and Deloitte the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the General Auditor or head of the internal audit function.

—	Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with the PCAOB Rule 3526. With respect to such relationships, the Audit Committee shall:

— Discuss with Deloitte any disclosed relationships and the impact of the relationship on Deloitte’s independence; and

— Assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor’s independence.

—	Adopt and monitor implementation and compliance with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy, which addresses approval requirements and the limited circumstances in which Deloitte or other service providers may be retained for non-audit services. Pre-approve or delegate to one or more independent members, when appropriate, to pre-approve the retention of the independent auditor for audit related and permitted non-audit services. Other tax related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy.

—	Confirm the scope of audits to be performed by Deloitte and any outside internal audit service provider, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

—	On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities within the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients.

—	Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may wish to review with the independent registered public accounting firm (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise) and (ii) any communications regarding auditing or accounting issues.

—	Provide oversight and discuss with management, internal auditors and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes.

—	Review the Company’s capital structure including stock repurchases, debt offering and other financings and dividends.

—	Review the Company’s rating agencies reviews.

—	Review the Company’s capital allocation including capital expenditures and research and development.

—	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

—	Review regularly and consider the Company’s Environmental, Safety and Health reserves.

—	Review expense accounts of senior executives.

—	Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs; the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

—	Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

—	Review all material related party transactions prior to initiation of the transaction and make recommendations to the Board of Directors for approval or disapproval.

—	In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

—	Meet separately, on a regular basis, with Deloitte, internal auditors, and members of management, as well as privately as a Committee.

—	Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte or outsourced internal auditor.

—	With respect to complaints concerning accounting, internal accounting controls or auditing matters:

— Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

— Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.

—	Establish levels for payment by the Company of fees to Deloitte and any advisors retained by the Audit Committee.

—	Receive regular reports from the Chief Executive Officer, the Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

—	Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

Although more than one member of the Board of Directors satisfies the requirements of the audit committee financial expert, the Board of Directors has identified Patrick J. Moore as the audit committee financial expert. A copy of the Audit Committee Charter is available on the Company’s website http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Corporate Secretary of Exelis.

Compensation and Personnel Committee

2012 Compensation and Personnel Committee Members are:

Paul J. Kern, Chair
Ralph F. Hake
Mark L. Reuss
R. David Yost

Meetings in 2012:		7

Responsibilities:	—	The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return, without excessive enterprise risk.

	—	Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity-based compensation plans.

	—	Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the corporate vice president level and above, as well as certain other selected positions.

	—	Oversee the establishment and administration of the Company’s benefit programs.

	—	Select, retain and determine the terms of engagement for independent compensation and benefits consultants and other outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. In 2012 the Committee obtained such advice.

	—	Oversee and approve the continuity planning process and review with the full Board of Directors, which provides final approval.

	—	Prepare the Compensation Committee Report for the Company’s Proxy Statement.

	—	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

Detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis starting on page 42.

Nominating and Governance Committee

2012 Nominating and Governance Committee Members:

John J. Hamre, Chair
Herman E. Bulls
Paul J. Kern
Billie I. Williamson (Ms. Williamson joined the Committee effective October 30, 2012)
Steven R. Loranger (Mr. Loranger resigned from the Committee effective October 30, 2012)

Meetings in 2012:		5

Responsibilities:	—	Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

	—	In the event it is necessary to select a new chief executive officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

	—	Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

	—	Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

	—	Administer the Board of Directors’ annual evaluation process.

	—	Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers and ensure compliance with the rules of the NYSE and the Clayton Antitrust Act.

	—	Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders.

	—	Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

	—	Review the Company’s business continuity and disaster recovery programs and plans.

	—	Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

	—	Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

	—	Identify, evaluate and propose nominees for election to the Board of Directors.

	—	Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

	—	Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.

	—	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

As described on page 29 the Nominating and Governance Committee will consider director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards. (See Section II.F of the Nominating and Governance Charter at http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx.)

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee.    The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

—	determination of qualifications, performance and independence of Deloitte & Touche LLP (“Deloitte”);

—	the appointment, compensation, retention, audit and oversight work of Deloitte in preparing or issuing audit reports and related work;

—

review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

—	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

—	review of risk assessment and risk management processes on a company-wide basis; and

—	adoption of and monitoring the implementation and compliance with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee.

Sarbanes-Oxley Act of 2002 (“SOX”) Compliance.    The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

Audit Committee Charter.    The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

Composition of the Audit Committee.    The Audit Committee comprises four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the New York Stock Exchange currently in effect, including the audit committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

Regular Review of Financial Statements.    The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of a quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing of the Company’s 2012 Form 10-K.

Communications with Deloitte.    The Audit Committee has discussed with Deloitte the matters by required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61”). These discussions included all matters required by SAS 61, including Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte five times during 2012.

Independence of Deloitte.    Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

Recommendation Regarding Annual Report on Form 10-K.    In performing its oversight function with regard to the 2012 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2012. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the financial statements be included in the 2012 Annual Report on Form 10-K.

This report is furnished by the members of the Audit Committee.

Christina A. Gold, Chair

Ralph F. Hake

Patrick J. Moore

Billie I. Williamson

Compensation Committee Report

The following Report of the Compensation and Personnel Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation and Personnel Committee of the Board of Directors approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Exelis Compensation and Personnel Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

Recommendation Regarding Compensation Discussion and Analysis

In performing its oversight function during 2012 with regard to the Compensation Discussion and Analysis prepared by management, the Exelis Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance, LLC, the compensation consultant to the Exelis Compensation and Personnel Committee. The Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Exelis Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2012 and this Proxy Statement.

This report is furnished by the members of the 2012 Exelis Compensation and Personnel Committee.

Paul J. Kern, Chair

Ralph F. Hake

Mark L. Reuss

R. David Yost

Compensation Discussion and Analysis

Executive Summary

Exelis’ Named Executive Officers (“NEOs”) for 2012:

—	David F. Melcher, Chief Executive Officer and President;

—	Peter J. Milligan, Senior Vice President and Chief Financial Officer;

—	Ann D. Davidson, Senior Vice President, Chief Legal Officer and Corporate Secretary;

—	Michael R. Wilson, Executive Vice President, Exelis and President of Information Systems;

—	Christopher D. Young, Executive Vice President, Exelis and President of Geospatial Systems; and

—	Christopher C. Bernhardt, Former Executive Vice President, Exelis and President of Electronic Systems.

Say on Pay:

In May 2012, we held our first advisory vote as a new public company to approve named executive officer compensation (“Say on Pay”). Approximately 92% of the votes cast were in favor of our named executive officer compensation. The Compensation Committee was advised of the results of this advisory vote. The Compensation Committee considered the results, and based on the support in favor of our named executive compensation, determined to maintain the current compensation philosophy and policies implementing that philosophy. Shareholders will be asked to provide an advisory vote on executive compensation on an annual basis.

Compensation Philosophy:

The Compensation Committee established that the Company’s executive compensation program is designed to support Exelis’ business strategy and to be reasonable, fair, fully disclosed and consistently aligned with long-term value creation. This compensation philosophy encourages individual and group behaviors that balance risk and reward and assists Exelis in achieving steady, sustained growth and earnings performance. To that end, the Compensation Committee adopted a best practice executive compensation program that emphasizes Pay for Performance. A substantial portion of executive compensation is tied to the company internal business financial performance and share price performance. If internal business performance or share price performance falls below identified thresholds, at-risk incentive compensation is reduced or not paid at all.

2012 NEO Pay for Performance:

Pay for Performance: Compensation for our NEOs ties a significant portion of compensation to performance. Pay components include salary, long-term awards, including RSUs, stock options and TSR and AIP awards. Compensation for NEOs discussed in this Compensation Discussion and Analysis reflects Exelis financial performance for 2012. The values of RSU and option grants provide absolute alignment with the growth or decline in Exelis share price. The AIP provides a cash payout if certain financial metrics, including EPS, are met. The TSR award provides for a cash payment based on Exelis TSR performance relative to the two Aerospace/Defense industry peer groups which comprise the Exelis TSR performance index described on page 54. 2012 cash-based incentives are described in the table below:

Pay Component	Performance During 2012	Actual/Projected Payout
2012 Annual Incentive Plan (AIP)

—      EPS = $1.91 (versus target of $1.83)

—      Revenue = $5.51 billion (versus target of $5.45 billion)

—      Operating Cash Flow = $673 million (versus target of $640 million)

—      Return on Invested Capital = 18.9% (versus > 18% target)

Actual bonus = 110% of target
2012 – 14 Total Shareholder Return (TSR) Cash Award	Exelis TSR from 1/1/12 through 12/31/12: — 88th percentile of S&P 1500 Aerospace/Defense Index — Second within 8-company Concentrated peer group	2012-14 TSR Award projected payout is 200% of target based on TSR to date relative to peer groups

CEO 2012 Compensation:

Pay at Risk

—	The AIP award is an element of NEO compensation which rewards annual operating performance and earnings per share appreciation.

—

2012 TSR awards for the 2012-2014 performance period provide an element of executive compensation based on relative share price performance over three years as measured against two aerospace and defense industry peer groups. TSR payments, if any, are made in cash.

—	2012 stock option and restricted stock unit grants directly tie NEO compensation to absolute share price performance.

Key Governance Policies Related to Compensation:

We do:

—      use an independent compensation consultant

—      pay for performance

—      mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs

—      have change in control provisions that only trigger upon consummation of the change in control transaction

—      have limited perquisites

—      have an annual Say-on-Pay vote

—      have a clawback policy

We do not:

—      pay dividend equivalents on RSU awards unless and until the RSU vest.

—      reprice stock options

—      include equity awards in pension calculations

—      provide tax gross ups for financial planning or in connection with payments made in the event of change of control

Compensation Discussion and Analysis

How the Compensation Committee makes compensation decisions for the 2012 NEOs:

The Compensation Committee retained an independent consultant, Pay Governance LLC (the “Compensation Consultant”) in 2012 as an advisor for NEO compensation. The Compensation Consultant provided base salary, annual incentive targets and long-term incentive targets for a group of peer companies (the “Exelis Compensation Peer Group”) to be used as a reference.

The Exelis Compensation Peer Group is described below. The Compensation Committee considered this competitive market data in addition to recommendations from Exelis’ Chief Executive Officer and Senior Vice President, Chief Human Resources Officer in determining executive compensation. The Compensation Committee delegated to the Senior Vice President, Chief Human Resources Officer responsibility for administering the executive compensation program.

Independent Compensation Consultant:

The Compensation Consultant provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites, and compensation standards as well as analysis of material prepared by Exelis for the Compensation Committee review. These services were performed for and at the direction of the Compensation Committee. The Compensation Consultant is independent and has no conflicts of interest with the Company or the Board of Directors. In 2012, Exelis’ human resources, finance and legal departments supported the work of the Compensation Committee, provided information, answered questions and responded to requests.

Exelis Compensation Peer Group:

The Exelis Compensation Peer Group for compensation comparison consists of select Aerospace / Defense companies with annual revenues greater than $1 billion that were available in the Towers Watson’s compensation survey database. The Compensation Committee considers these companies as being most representative of the companies which comprise the marketplace in which Exelis competes for business talent. Data from these companies were adjusted, using a regression analysis, to reflect Exelis’ annual revenue. Data reviewed included competitive market information for each compensation component and total compensation.

The 2012 Exelis Compensation Peer Group consists of:

— Alliant Techsystems Inc.	— Kaman Corporation
— BAE Systems plc	— L-3 Communications Holdings, Inc.
— The Boeing Company	— Lockheed Martin Corporation
— Curtiss-Wright Corporation	— Northrop Grumman Corporation
— General Dynamics Corporation	— Rockwell Collins, Inc.
— Goodrich Corporation	— Space Systems / Loral, Inc.
— Hexcel Corporation	— Spirit AeroSystems Holdings, Inc.
— Honeywell International Inc.	— Textron Inc.
— Huntington Ingalls Industries, Inc.	— United Technologies Corporation

For 2013, the Exelis Compensation Peer Group was modified to delete Goodrich Corporation because it was acquired during 2012 and Kaman Corporation because its compensation data was not available in the Towers Watson’s survey database. SAIC, Rolls-Royce, and General Atomics were added because, in the view of the Compensation Committee, these companies met the criteria described above.

Annual Compensation Committee Process for Determining CEO and NEO Compensation:

Goals and Objectives Approved	Mid-year performance assessment	Year-end Performance Preliminary Review	Actions Based on Performance
First Quarter (ending March 31, 2012) — CEO Goals and Objectives — Annual Incentive Performance Goals	Third Quarter (ending September 30, 2012) — Review progress toward goals	Fourth Quarter (ending December 31, 2012) — Performance Review for CEO and NEOs	First Quarter 2013 (ending March 31, 2013) — Salary — RSU, Options, TSR awards — AIP payout for prior year

Exelis Compensation Cycle:

The Compensation Committee reviews compensation in detail during the first quarter of every year. This review includes:

—	Annual performance reviews for the prior year,

—	Base salary merit increases — normally provided in March.

—	AIP target awards, and

—	Long-term incentive target awards (including stock options, restricted stock units and TSR awards).

The actual award date of stock options, restricted stock units and target TSR awards is determined on the date the Compensation Committee approves these awards, which is typically the March meeting of the Compensation Committee. (Meeting dates for the following year’s regular Exelis Board and Committee meetings are scheduled during the prior year.) Target TSR awards reflect a three-year performance period starting on January 1 of the year in which the Compensation Committee approves the award. Participants in the Long-Term Incentive Award Program receive notification of their award as soon as reasonably practical after the grant date. The Compensation Committee reviewed and assessed the performance of the NEOs during 2012. As stated above, they will continue to review and assess the performance of the Chief Executive Officer and all senior executives and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data and the approved compensation program.

In 2012, management recommended that the 2012 base salary merit review program be deferred to March 2013 due to business conditions and the uncertain economic environment. With the exception of Ms. Davidson, as discussed on page 46, no NEOs received a merit increase during 2012. The Compensation Committee agreed with management’s recommendation. The merit review program will resume in 2013. Mr. Melcher declined a salary increase for the 2013 year.

Qualitative Considerations:

The Compensation Committee considered individual performance, including consideration of the following qualitative performance factors, in addition to the quantitative measures discussed in this Compensation Discussion and Analysis. While there is no formal weighting of qualitative factors, the following factors were considered in making compensation decisions:

Consideration	Objective
Portfolio Repositioning	Rationalize business around core, attractive market segments
Differentiated Organic Growth	Align strategies and resources around attractive portfolio positions
Strategic Execution	Outperform market expectations
Cultural Transformation	Optimize organization around Exelis Vision and Values

Compensation Objectives, Principles and Approaches:

The compensation program objectives, principles and approaches reflect Exelis business needs and strategy. The following sections provide more detailed information about the Exelis compensation program.

Objective	General Principle	Specific Approach
Attract and retain well-rounded, capable leaders.	Design an executive compensation program to attract and retain high performing executives.	Target total direct compensation at the competitive median of the Exelis Compensation Peer Group adjusted for revenue size.
Align at-risk compensation with business performance.	The measures of performance in our compensation programs must be aligned with measures key to the success of our businesses. If our businesses succeed, our shareholders will benefit.	Provide annual and long-term incentive opportunity based on business performance to drive shareholder value.
Align at-risk compensation with levels of executive responsibility.	As executives advance in the Company, the leverage of at-risk pay relative to fixed pay increases.	NEO compensation is structured so that a substantial portion of compensation is at risk for executives with greater levels of responsibility.

Primary Compensation Components

NEO Compensation	=	Base Salary	+	Annual Incentive	+	Long-Term Incentives

1.	Salary – Base salary comprises the smallest component of total direct compensation, reflecting the Compensation Committee’s commitment to aligning NEO compensation with Exelis performance. Salary is not a risk-based element of compensation.

2.	Annual Incentive Plan Awards (AIP) – AIP payouts are based on annual performance against approved objective corporate financial goals. AIP payouts are not guaranteed. Annual performance must meet minimum performance levels for a payout to be earned.

3.	Long-Term Incentive Awards – Restricted Stock Units, Non-qualified Stock Options and TSR awards. Equity awards align NEO compensation with shareholder value and are the largest component of NEO compensation. The TSR awards measures Company share price performance relative to a peer group of companies (the Exelis TSR Performance Index) over a three year period. Performance below the 25th percentile results in zero payout.

NEO Compensation Comparisons:

Annual base salary, annual incentive targets and long-term incentive targets for Exelis’ NEO positions were compared with those of similar positions in the Exelis Compensation Peer Group. This information was used to provide the market median dollar value for annual base salary, annual incentives and long-term incentives. Compensation levels that are approximately 10% above or below the market median dollar value are considered to be within the market median range. The Compensation Committee considers a position’s strategic value, Exelis’ objectives and strategies and individual experience and performance in the position when making comparative decisions. The Compensation Committee could, but was not required to, consider prior year’s compensation, including short-term or long-term incentive payouts, restricted stock vesting or option exercises in compensation decisions for the named executive officers.

NEO Compensation – Percentage of Median:

The following chart sets out the 2012 annual base salary, annual incentive target, long-term incentive target and the total compensation for each NEO relative to the market median dollar value. For Messrs. Melcher and Milligan and Ms. Davidson, the compensation components and overall compensation reflect the relatively short tenure of each in their current corporate positions. In 2012, Ms. Davidson received a 5.3 % salary increase to align her salary level with the market range and to recognize her performance and contributions to the company in her role. For Messrs. Young, and Wilson, and Mr. Bernhardt, the compensation components and overall compensation reflected general management and industry experience in their roles as Division presidents as well as their individual experience and the importance of their positions to the success of Exelis.

Individual Executive Positions – Percentage of Median

Named Executive Officer (Current title)	2012 Annual Base Salary ($)	2012 Annual Base Salary as Percentage of Aerospace/Defense Median Dollar Value	Target 2012 Annual Incentive Award	Target 2012 Annual Incentive Award as Percentage of Aerospace/Defense Median Dollar Value	2012 Long- Term Incentive Award ($)	2012 Long-Term Incentive Award as Percentage of Aerospace/Defense Median Dollar Value	Anticipated Total Annual Compensation as Percentage of Aerospace/Defense Median Range
David F. Melcher, Chief Executive Officer and President	930,000	89.4% (Below median range)	100% of Annual Base Salary	57.4% (Below median range)	3,800,000	74.7% (Below median range)	73.1% (Below median range)
Peter J. Milligan, Senior Vice President, Chief Financial Officer	470,000	90.4%	80% of Annual Base Salary	76.7% (Below median range)	940,000	69.6% (Below median range)	75.7% (Below median range)
Ann D. Davidson, Senior Vice President, Chief Legal Officer and Corporate Secretary	400,000	92%	65% of Annual Base Salary	71.2% (Below median range)	620,000	75.6% (Below median range)	79% (Below median range)
Michael R. Wilson, Executive Vice President, and President of Information Systems	400,100	116% (Above median range)	65% of Annual Base Salary	123.8% (Above median range)	600,000	114.3% (above median range)	116.7% (above median range)
Christopher D. Young Executive Vice President, and President and General Manager of Geospatial Systems	380,000	110.2%	65% of Annual Base Salary	117.6% (above median range)	570,000	108.6%	110.8%
Christopher C. Bernhardt, Executive Vice President, and President of Electronic Systems	$420,000	116.7% (above median range)	65% of Annual Base Salary	116.2% (above median range)	$630,000	106.8%	111.6% (above median range)

The following sections, including information supplied in tabular form, provide information about principles and approaches with respect to Base Salary, the AIP and long-term incentive target awards for Exelis. The Compensation Committee developed programs for our Base Salary, AIP and aggregate long-term incentive target awards, reflecting appropriate measures, goals, and targets based on our competitive marketplace.

BASE SALARY

General Principle	Specific Approach
A competitive salary provides a necessary element of stability.	Salary levels reflect comparable competitive market levels among a peer group of aerospace and defense companies, adjusted by revenue size, as provided by the Compensation Consultant. Data was adjusted using regression analysis to reflect Exelis’ size. Salary levels are reviewed annually.

Base salary should recognize individual performance, market value of a position, and the incumbent’s tenure, experience, responsibilities, contribution to Exelis and growth in his or her role.	Merit increases are based on overall performance and relative competitive market position. The Compensation Committee, upon management’s recommendation, determined to forego merit increases for salaried employees in 2012.

ANNUAL INCENTIVE PLAN (AIP)

AIP Payment = Annual Base Salary Rate x Target AIP Percent x Approved Performance Factor Subject to Compensation Committee Approval

Overview of the AIP

General Principle	Specific Approach

The AIP target award for NEOs recognizes contributions to the year’s results and is determined by performance against specific corporate financial metrics, as well as qualitative factors, as described in more detail in “Compensation Discussion and Analysis — Our Executive Compensation Program — Qualitative Considerations.”

AIP target awards are structured to achieve competitive compensation levels when targeted performance results are achieved. Objective formulas are used to establish potential AIP performance awards.

The AIP incorporates metrics that critical to achieving optimal operating performance.

The Exelis AIP provides for a cash payment to participating executives established as a target percentage of base salary. AIP target awards are set with reference to the median of competitive practice based on the Exelis Compensation Peer Group. The Compensation Committee may approve negative discretionary adjustments with respect to NEOs.

AIP awards to NEOs are made under the Exelis Inc. Annual Incentive Plan for Executive Officers, which first became effective as of October 31, 2011 following the Spin-Off from ITT. 2012 target AIP awards for NEOs were approved in March 2012.

2012 Performance Metrics

To focus the businesses on the operating performance of the enterprise, 2012 internal performance metric attainment and payout design emphasizes corporate performance. The Compensation Committee determined that the metrics noted below would be most closely predictive of optimal operating performance in 2012.

Earnings per Share

Earnings per share measures the return per outstanding diluted common share. This provides a way to align executive compensation with shareholder value creation.

Revenue

Revenue reflects Exelis’ emphasis on growth. Revenue is defined as reported GAAP revenue excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures.

Operating Cash Flow

Operating cash flow reflects Exelis’ emphasis on cash flow generation. For purposes of AIP, Operating Cash Flow is GAAP net cash flow from operating activities, less capital expenditures plus interest, cash taxes and other expense (Income), and adjusted for other non-cash special items.

Return on Invested Capital

ROIC measures Exelis’ ability to profitably invest available capital. ROIC = Operating Income ÷ Five Point Average Invested Capital. Invested Capital is defined as: Total Assets – Pension Related Deferred Tax Assets – Non-Interest Bearing Current Liabilities. The Five Point Average describes the year-end invested capital position as well as the invested capital position for each of the preceding four quarters.

2012 Internal Performance Metrics

2012 Metrics	Percentage Weight
Earnings per Share	30%
Revenue	30%
Operating Cash Flow	20%
Return on Invested Capital	20%

2012 Internal Performance Metrics and Payout Design

Exelis pays for AIP performance that clearly demonstrates achievement of plan goals. Exelis establishes strong incentives for revenue and earnings per share performance and sets aggressive goals for operating cash flow and ROIC metrics. In order to achieve an AIP payout, each metric must meet a certain threshold for that component to be considered in the calculation. For example, revenue performance below the 90% payout threshold would result in that metric being reflected as zero in the AIP calculation. In 2012, each performance component of the AIP and the overall AIP award was capped at 200%. Results between points are interpolated.

	2012 Metric Attainment and Payout Design
	Revenue and Earnings per Share			Operating Cash Flow and ROIC
Performance Percentage of Target	90%	100%	108%	85%	100%	116%
Payout Percentage of Target	50%	100%	200%	50%	100%	200%

2012 AIP Performance Targets and Performance

The Compensation Committee, after considering management recommendations, established 2012 AIP performance targets for the NEOs based on the applicable performance metrics and Exelis’ approved annual operating plan, taking into consideration Exelis’ aspirational business goals. Successful attainment of both qualitative factors and quantitative factors (described in “Compensation Discussion and Analysis — Our Executive Compensation Program — Qualitative Considerations” and “— 2012 Internal Performance Metric Attainment and Payout Design”) are achievable only if the enterprise and the individual NEOs perform at levels established by the Compensation Committee. As permitted by the Exelis Inc. Annual Incentive Plan for Executive Officers, the Compensation Committee may exclude the impact of acquisitions, dispositions and other special items in computing the AIP payout.

2012 AIP Awards Paid in 2013

On February 20, 2013, the 2012 AIP awards for Messrs. Milligan, Young and Wilson and Ms. Davidson were reviewed and approved by Mr. Melcher in his role as Chief Executive Officer and President of Exelis and 2012 AIP awards for all NEOs, including Mr. Melcher, were reviewed and approved by the Compensation Committee. 2012 AIP Awards for NEOs are included in the Summary Compensation Table below in the “Non-Equity Incentive Plan Compensation” column. No negative discretion was exercised by the Compensation Committee. The Compensation Committee excluded the impact of acquisitions, dispositions and other special items in computing AIP performance relating to AIP targets. Mr. Bernhardt did not receive a 2012 AIP award. The performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions Except for EPS and ROIC)	Performance Target at 100% Payment and Weighting		2012 Performance	Performance Percentage of Target	Payout Percentage of Target	Weighted Attainment
Earnings Per Share	$1.83	30%	$1.91	104.1%	125.2%	38%
Revenue	$5450	30%	$5505	101.0%	101.0%	30%
Operating Cash Flow	$640	20%	$673.2	105.2%	106.6%	21%
Return on Invested Capital	>18%	20%	18.9%	103.9%	103.9%	21%

The following table illustrates the calculation of the 2012 AIP Awards paid in 2013. (Sum of Components may differ from Actual Award amounts due to rounding.)

Named Executive Officer	Base Salary $ (a)	Annual Incentive Target as a Percentage of Base Salary (b)	Earnings Per Share Percentage Achieved	Revenue Percentage Achieved	Operating Cash Flow Percentage Achieved	ROIC Percentage Achieved	Total Performance Percentage Achieved (c)	Actual AIP 2012 Awards (a) *(b) *(c)
David F. Melcher	930,000	100%	125.2%	101.0%	106.6%	103.9%	110%	1,023,000
Peter J. Milligan	470,000	80%	125.2%	101.0%	106.6%	103.9%	110%	413,600
Ann D. Davidson	400,000	65%	125.2%	101.0%	106.6%	103.9%	110%	286,000
Michael R. Wilson	400,100	65%	125.2%	101.0%	106.6%	103.9%	110%	286,100
Christopher D. Young	380,100	65%	125.2%	101.0%	106.6%	103.9%	110%	271,800

Exelis Long-Term Incentive Awards Program:

The Exelis long-term incentive award for senior executives has three components, each of which directly ties long-term compensation to long-term value creation and shareholder return. The 2012 long-term incentive program awards were allocated as follows:

The 2012 awards were granted on March 6, 2012. A valuation based on the March 6, 2012 grant date was used to determine the number of options and restricted stock units to be granted pursuant to this allocation. The number of options to be granted was based on the Black-Scholes value on the March 6, 2012 grant date. The number of restricted stock units to be granted was based on the closing price of Exelis stock on the grant date. TSR awards represent 30% of the total target long-term award.

The Compensation Committee selected vesting terms for restricted stock units and non-qualified stock options based on the Compensation Consultant’s review and assessment of current competitive practice, as well as the Compensation Committee’s view of the vesting terms appropriate for Exelis. The Compensation Committee determined allocations among restricted stock units and non-qualified stock options based on the view that a balanced award of restricted stock units and non-qualified stock options provides a combination of incentives for absolute share price appreciation. The Compensation Committee considers the Compensation Consultant’s review and assessment of current competitive practice, as well as individual performance, in determining the individual’s total target award.

Restrictive Covenants for Exelis Long-Term Incentive Awards: In 2012, the Compensation Committee approved modifications to the restricted stock unit, non-qualified stock option and TSR award terms and conditions upon termination of employment by the participant.

—

Non-solicitation: In order for the participant to receive an award the participant must accept the terms and conditions, including a restrictive covenant which provides that the participant will not, within the restricted period, influence or attempt to influence Exelis customers for the purpose of soliciting business or Exelis employees for the purposes of hiring such employees for a period of one year following termination.

—

Non-competition: In order for the participants who are retirement eligible under the traditional formula for the defined benefit plan maintained by the Company or an Affiliate, (or would be eligible to receive such benefits if he or she were a participant in such traditional formula defined benefit pension plan) or if a plan is not maintained, the first day of the month which coincides with or follows the participant’s 60th birthday and the participant’s completion of five years of service as an employee of the Company or the predecessor corporation, to receive continued vesting of awards following retirement, the participant must accept the terms of a non-competition agreement for a term of one year with respect to continued vesting. If the participant does not accept the terms of the non-competition agreement, the awards will be subject to standard pro-rata vesting upon termination due to retirement.

Breach of either the non-solicitation or non-competition provisions will result in forfeiture of the award, or if the participant has disposed of all or any portion of such award prior to the date of such forfeiture, recovery of an amount equal to the aggregate after-tax proceeds.

Restricted Stock Unit Component

Grants of restricted stock units provide NEOs with stock ownership of unrestricted shares after the restriction lapses. Executives received restricted stock unit awards because, in the judgment of the Compensation Committee and based on management recommendations, these individuals were in positions most likely to assist in the achievement of Exelis’ long-term value creation goals and to create shareholder value over time. The Compensation Committee reviewed all proposed grants of restricted stock units for NEOs prior to award, including awards based on performance, retention-based awards and awards contemplated for new executive employees as part of employment offers.

Key elements of the 2012 restricted stock unit award program were:

—

Restricted stock units provide the same economic risk or reward as restricted stock, but recipients do not have voting rights and do not receive cash dividends during the restriction period. Dividend equivalents are accrued and paid in cash upon vesting of the restricted stock units. Vested restricted stock units are generally settled in shares.

—	Restricted stock units are generally subject to a three-year restriction period.

—	If an acceleration event occurs (as described in “Compensation Tables — Change of Control Arrangements”), restricted stock units vest in full.

—	If an employee dies or becomes disabled, restricted stock units vest in full.

—	If an employee leaves Exelis prior to vesting either through resignation or termination for cause, restricted stock units are forfeited.

—

If an employee retires or is terminated other than for cause, a pro-rata portion of the restricted stock unit award vested. With respect to termination other than for cause, the pro rata portion included vesting that reflects the applicable severance period. For 2012, restricted stock unit awards continue to vest for employees age 60 with 5 years of service.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive restricted stock units subject to different vesting terms.

Non-Qualified Stock Options Component

Non-qualified stock options permit optionees to buy Exelis stock in the future at a price equal to the stock’s value on the date the option was granted, the option exercise price. Non-qualified stock option terms were selected after the Compensation Committee’s review and assessment of terms best suited to Exelis.

For Mr. Melcher, non-qualified stock options granted in 2010 and 2011 prior to the Spin-Off from ITT do not vest until three years after the award date. This delayed vesting is referred to as three-year cliff vesting. Non-qualified stock option awards granted to Mr. Melcher prior to 2010 vest in one-third cumulative annual installments on the anniversary date of the award. Stock options granted to Mr. Melcher on November 11, 2011 and on March 6, 2012 vest in one-third cumulative annual installments on the anniversary date of the award. Stock options awarded to Messrs. Milligan, Young, Wilson, and Bernhardt and Ms. Davidson in 2010, 2011 and 2012 vest in one-third cumulative annual installments on the anniversary date of the award. In 2012, the fair value of stock options granted under the employee stock option program was calculated using a Black-Scholes valuation model.

Key elements of the 2012 non-qualified stock option program were:

—	The option exercise price of stock options awarded was the NYSE closing price of Exelis common stock on the date the award was approved by the Compensation Committee.
—	For options granted to new executives, the option exercise price of approved stock option awards is the closing price on the grant date, generally five days following the first day of employment.
—	Options cannot be exercised prior to vesting.
—	If an acceleration event occurs (as described in “Compensation Tables — Change of Control Arrangements”), the stock option award vests in full.
—	Options awarded in 2012 expire ten years after the grant date.
—	If an employee is terminated for cause, vested and unvested portions of the options expire on the date of termination.
—

The 2003 Plan, the ITT Corporation Plan, the 2011 Plan and the Amended 2011 Plan prohibit the repricing of, or exchange of, stock options and stock appreciation rights that are priced below the prevailing market price with lower-priced stock options or stock appreciation rights without shareholder approval.

—

There may be adjustments to the post-employment exercise period of an option grant if an employee’s tenure with Exelis is terminated due to death, disability, retirement or termination by Exelis other than for cause. Any post-employment exercise period, however, cannot exceed the original expiration date of the option. If employment is terminated due to an acceleration event or because the option holder believed in good faith that he or she would be unable to discharge his or her duties effectively after the acceleration event, the option would expire on the earlier of the date seven months after the acceleration event or the normal expiration date.

The following table provides a summary of some of the main characteristics of restricted stock units and non-qualified stock options.

Restricted Stock or Restricted Stock Units	Non-Qualified Stock Options

A restricted stock unit award is a promise to deliver to the recipient, upon vesting, shares of Exelis stock.	Non-qualified stock options provide the opportunity to purchase Exelis stock at a specified price called the “exercise price” at a future date.

Holders of restricted stock units are not entitled to vote the shares and do not receive cash dividends during the restriction period. Dividend equivalents are paid in cash upon restricted stock unit vestings beginning with the 2011 awards.	Stock option holders do not receive dividends on shares underlying options and cannot vote their shares.

Restricted stock and restricted stock units have intrinsic value on the day the award is received and retain some realizable value even if the share price declines during the restriction period, so each provides strong employee retention value.	Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation. Exelis non-qualified stock options expire ten years after their grant date. If the value of Exelis stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of Exelis stock fails to increase or declines, the stock option has no realizable value. Stock options provide less retention value than restricted stock units since stock options have realizable value only if the share price appreciates over the option exercise price before the options expire.

Total Shareholder Return (TSR) Award Component

Feature	Implementation
TSR awards reward comparative stock price appreciation relative to that of the TSR Performance Index	The Compensation Committee, at its discretion, determines the size and frequency of target TSR awards, performance measures and performance goals, in addition to performance periods. In determining the size of target TSR awards for executives, the Compensation Committee considers comparative data provided by the Compensation Consultant.
Three-year performance period	A three-year TSR performance period encourages behaviors and performance geared to Exelis long-term goals and, in the view of the Compensation Committee, discourages behaviors that might distract from that focus. The three-year performance period allows sufficient time for focus on long-term goals, mitigates market swings not based on performance and is also somewhat independent of short-term market cycles.
Performance measurement and award frequency	Exelis’ performance for purposes of the TSR awards is measured by ranking Exelis performance against the Exelis TSR Performance Index. Payouts, if any, are based on a non-discretionary formula and interpolated for values between the 25th and 75th percentile of performance. The Compensation Committee felt these breakpoints were properly motivational and rewarded the desired behavior.
TSR awards are expressed as target cash awards and paid in cash	Cash awards reward relative performance while reducing share dilution.
Components of TSR	The Compensation Committee considered the components of a measurable return of value to shareholders, reviewed peer practices and received input from the Compensation Consultant. Based on that review the Compensation Committee determined that the most significant factors to measure return of value to shareholders were:
— dividend yields,
— cumulative relative change in stock price, and
— extraordinary shareholder payouts.
TSR calculation	TSR = the sum of (1) dividends paid and reinvested and any other extraordinary shareholder payouts during the three-year performance period and (2) the cumulative change in stock price from the beginning to the end of the performance period as a percentage of beginning stock price.

2012 TSR awards are weighted as follows:

Exelis TSR Performance Index

50%	Our concentrated peer group	General Dynamics Corporation	Northrop Grumman Corporation
		L-3 Communications Holdings, Inc.	Raytheon Company
		Lockheed Martin Corporation	SAIC, Inc.
		Huntington Ingalls Industries, Inc.	Exelis
50%		S&P 1500 Aerospace/Defense Index

The Compensation Committee’s rationale for this bifurcated weighting was based on considerations of the relatively small Exelis concentrated peer group of companies with high exposure to non-commercial aerospace/defense businesses and a broader aerospace/defense industry group with commercial revenues. At the recommendation of the Compensation Consultant, the Compensation Committee determined that use of the concentrated peer group alone presented volatility risks due to its small size and the larger S&P 1500 Aerospace/Defense Index alone presented too much concentration with respect to commercial businesses. The Compensation Committee determined that equal weighting of the two groups provides a more balanced comparison.

The combination of these two groups, described in the table below, is referred to as the Exelis TSR Performance Index. The first table describes the payout formula and payout of the target value based on the Exelis rank in a concentrated peer group. The second table describes the payout formula and payout of the target value based on the Exelis percentile rank with respect to the S&P 1500 Aerospace/Defense Index.

Performance Goals and Payments for the TSR Awards

Payout Formula	Exelis Rank	Payout of Target Value
Concentrated Peer Group Ranking	8th or 7th	0%
	6th	50%
	5th or 4th	100%
	3rd	150%
	2nd or 1st	200%
S&P 1500 Aerospace/Defense Index*	Below the 25th percentile	0%
	25th percentile or above	50%
	50th percentile or above	100%
	75th percentile or above	200%

* Payouts for the S&P 1500 Aerospace / Defense Index are interpolated for intermediate percentiles.

Amount of target TSR awards.    Exelis target TSR awards provided to NEOs are generally based on a participant’s position, competitive market data, individual performance and anticipated potential contributions to Exelis long-term goals. The Compensation Committee considered individual performance and competitive market data in determining individual target TSR awards.

Key elements of 2012 TSR awards include:

—

If a participant’s employment terminates before the end of the three-year performance period, the award is forfeited except in two cases: (1) if a participant dies or becomes disabled, the TSR award vests in full and payment, if any, is made according to its original terms. Vesting in full in the case of death or disability reflects the inability of the participant to control the triggering event and is consistent with benefit plan provisions related to death and disability; and (2) if a participant retires or is terminated by Exelis other than for cause, a pro-rata payout, if any, is provided based on the number of full months of employment during the measurement period divided by 36 months (the term of the three-year TSR performance period). This pro-rated payout, if any, is provided because it reflects the participant’s service during the pro-rated period. For TSR awards granted in 2012, awards are not forfeited if certain non-solicitation and non-competition provisions are met for employees age 60 or greater with 5 years of tenure, as described on pages 50 to 51.

—

Exelis performance for purposes of the TSR awards is measured by comparing the average stock price over the trading days in the month of December immediately prior to the start of the TSR three-year performance period to the average stock price over the trading days in the last month of the three-year cycle, including adjustments for dividends and extraordinary payments.

—

Payment, if any, of cash awards generally is made following the end of the applicable three-year performance period and will be based on Exelis performance measured against the total shareholder return performance of the Exelis TSR Performance Index.

—

Subject to the provisions of Section 409A, in the event of an acceleration event in a change of control (described in “Compensation Tables — Change of Control Arrangements”), a pro rata portion of outstanding awards could be paid through the date of the change of control based on actual performance and the balance of the award would be paid at target (100%). There could be up to three outstanding TSR awards at any time.

—	Performance goals for the applicable TSR performance period were established in writing no later than 90 days after the beginning of the applicable performance period.

2012 Long Term Incentive Awards:

The following table describes the 2012 long-term incentive awards for the NEOs, as determined by the Compensation Committee on March 6, 2012.

Named Executive Officer	TSR Award (Target - Potential Cash Award) ($)	Non-Qualified Stock Option Award (# of Options)	Restricted Stock Unit Awards (# of Units)
David F. Melcher	1,140,000	775,510	101,377
Peter J. Milligan	282,000	191,837	25,201
Ann D. Davidson	186,000	126,531	16,622
Michael R. Wilson	180,000	122,449	16,086
Christopher D. Young	171,000	116,327	15,282
Christopher C. Bernhardt	189,000	128,571	16,890

Salaried Investment and Savings Plans and Salaried Retirement Plan:

Salaried Investment and Savings Plans:

Effective January 1, 2012 (the “effective date”), the Compensation Committee adopted and implemented modifications to the Exelis Salaried Investment and Savings Plan (the “ISP”) and the Exelis Salaried Retirement Plan (the “SRP”). All current, eligible U.S. Exelis employees, including the NEOs, had a one-time opportunity to choose participation in the ISP or the SRP. Employees who chose the ISP stopped accruing benefits under the SRP on January 1, 2012. Employees who chose the SRP alternative will not receive any further employer matching or base contributions under the ISP, but they may continue to make their own contributions under the ISP. For those employees who chose the ISP, Exelis will continue to credit the employee’s ISP account each pay period throughout the year with a base contribution, regardless of whether the employee makes individual contributions. Effective January 1, 2012, the new base contribution will be based on the following formula:

—	2% of eligible pay if an employee is less than 35 years of age;

—	3% of eligible pay if an employee is at least 35 years of age but less than 45 years of age; and

—	4% of eligible pay if an employee is 45 years of age or older.

In addition, an employee receives a dollar-for-dollar match (100%) on the first 1% of eligible pay contributed by the employee into the ISP and a 50% match on the next 5% of eligible pay contributed into the ISP. An employee will be vested immediately in all individual and company contributions under the ISP. As of the January 1, 2012, contributions to the ISP will increase automatically to 6% of eligible pay if an employee is saving less than 6% as of the January 1, 2012 or not saving at all. By contributing 6% of eligible pay, an employee will receive the maximum employer matching contribution: Employees who choose the SRP will not receive any employer matching or base contributions. Employees may continue to save their own money in the ISP.

Under the Exelis SRP, employees will continue to earn a pension plan benefit, but only under the Traditional Pension Plan formula; the Pension Equity Plan (“PEP”) formula will be discontinued as of the effective date. (The Traditional Pension Plan and PEP are described on pages 71 to 72.)

However, under the PEP, any benefit amount employees have accrued will continue to accrue interest at a higher rate than is currently credited under the PEP formula. The PEP interest rate will be the greater of the 10-year Treasury bond as of December 31 of the prior year or 3.25%. When an employee leaves Exelis, at any age, the employee receives the PEP amount accrued, if vested. Employees are vested under the SRP after 3 years.

Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($250,000 in 2012) to the tax-qualified plan. Accordingly, Exelis established and maintains a non-qualified, unfunded Exelis Excess Savings Plan that is discussed in more detail in the narrative to the “2012 Nonqualified Deferred Compensation ” table on page 74 of this Proxy Statement.

Salaried Retirement Plans:

The ITT Salaried Retirement Plan, together with all of its associated assets and liabilities, was transferred to Exelis at the Distribution and Exelis will maintain the Salaried Retirement Plan, renamed the Exelis Salaried Retirement Plan as a Traditional Pension Plan for future accruals.

Excess Pension Plans

The Excess Pension Plan, together with all associated assets and liabilities, was transferred to Exelis and renamed the Exelis Excess Pension Plan. Exelis will maintain the Excess Pension Plan going forward. Following the Spin-Off from ITT, Exelis employees who elect to participate in the SRP may continue to accrue benefits under the Exelis Excess Pension Plan. Benefits under the Exelis Excess Pension Plan were frozen, as of the effective date, for Exelis employees who did not elect to continue participation in the SRP. An election of a single-sum payment was only effective if the executive met the requirements for early or normal retirement benefits under the plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula would be paid as an annuity. Since the excess pension plans were unfunded obligations, in the event of a change of control, any excess plan benefits would be immediately payable, subject to any applicable restrictions under Section 409A with respect to form and timing of payments, and would be paid in a single discounted sum. The single-sum payment provision provided executives the earliest possible access to the funds in the event of a change of control, and avoided leaving unfunded pension payments in the hands of the acquirer.

Deferred Compensation Plans:

Exelis adopted the Exelis Deferred Compensation Plan, which is described in more detail in “Compensation Tables — Nonqualified Deferred Compensation for 2012.” Under the Exelis Deferred Compensation Plan, an executive has an opportunity to defer receipt of between 2% and 90% of any AIP payments he or she earns. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the Exelis Deferred Compensation Plan as selected by the executive. Participants in the Exelis Deferred Compensation Plan may elect a fund that tracks the performance of Exelis common stock.

Severance Plan Arrangements:

Exelis maintains two severance plans for its senior executives — the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. The Senior Executive Severance Pay Plan provides a period of transition for senior executives who are U.S. citizens or who are employed in the U.S. if Exelis terminates a senior executive’s employment without cause. The Special Senior Executive Severance Pay Plan’s purpose is to provide compensation in the case of termination of employment in connection with an acceleration event (defined in “Payments Upon Termination or Change in Control”) including a change of control. These Severance Plan Arrangements are described in more detail on pages 77 to 79. The Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan were reviewed and approved by the Compensation Committee. The severance plans apply to Exelis key employees as defined by Section 409A. The Exelis severance plan arrangements were not considered in determining other elements of compensation. Messrs. Milligan, Wilson, Young, and Bernhardt and Ms. Davidson are covered under the Senior Executive Severance Pay Plan and are covered at the higher level of benefits under the Special Senior Executive Severance Pay Plan. Mr. Melcher is covered under the Melcher Employment Letter and the Special Senior Executive Severance Pay Plan.

Change of Control Arrangements:

Many of Exelis’ short-term and long-term incentive plans, severance arrangements and nonqualified deferred compensation plans provide additional or accelerated benefits upon a change of control. Generally, these change of control provisions were intended to put the executive in the same position he or she would have been in had the change of control not occurred. These changes of control provisions allow executives to focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive. See pages 51 to 55 for a discussion of the impact of change of control arrangements with respect to equity and TSR awards.

On November 2, 2011, Exelis established a grantor trust (“Rabbi Trust”) for the purpose of assisting Exelis with the payment of certain nonqualified deferred compensation obligations in the event of a change in control of Exelis. Exelis made a nominal contribution to establish the Rabbi Trust and, under the terms of the trust agreement, Exelis is obligated to contribute an amount equal to 110 % of the Exelis’ obligations under eight nonqualified deferred compensation plans, including the excess pension, excess savings, deferred compensation and special senior executive severance pay plans described above, at the time of an “Acceleration Event,” as defined in such plans and the Rabbi Trust.

Employee Benefits and Perquisites:

Employee Benefits

Executives participate in Exelis’ broad-based employee benefits program. The program includes 1) either a pension program or an investment and savings plan which includes before-tax and after-tax savings features, 2) group medical and dental coverage, 3) group life insurance and 4) group accidental death and dismemberment insurance. Other benefit plans in which the NEOs may participate include short- and long-term disability insurance, long-term care insurance and a flexible spending account plan.

Certain Perquisites for the NEOs

Exelis provides only those perquisites that it considers to be reasonable and consistent with competitive practice. The Compensation Committee has eliminated any tax gross-up provisions for the NEOs associated with financial counseling and tax preparation for senior executives. No offsetting salary increase was provided. Perquisites (which are described more fully in “Compensation Tables — Summary Compensation Table — All Other Compensation Table” and the related narrative) available for NEOs include a car allowance of up to $1,300 per month and financial and estate planning, as well as an annual physical examination. The Compensation Committee will continue to review benefits and perquisites to assure the benefits and perquisites are reasonable and consistent with competitive practice.

Clawback Policy:

Exelis, upon the recommendation of the Compensation Committee, adopted a policy that provides for clawback of performance-based compensation if the Board of Directors of Exelis determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of Exelis’ financial results. In such a situation, the Board of Directors of Exelis will review all compensation awarded to or earned by a senior executive on the basis of Exelis’ financial performance during fiscal periods materially affected by the restatement. This includes annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board of Directors view, the compensation related to Exelis’ financial performance would have been lower if it had been based on the restated results, the Board of Directors will, to the extent permitted by applicable law, seek recoupment from that senior executive any portion of such compensation as it deems appropriate after review of all relevant facts and circumstances. NEOs of Exelis are covered by this policy.

Equity Grant Policy — Consideration of Material Non-Public Information:

Exelis non-qualified stock option awards and restricted stock unit awards granted to NEOs, senior and other executives, and restricted stock unit awards with respect to Directors, are awarded and priced on the same date as the approval date. Awards may be made at a time Exelis is in possession of material non-public information. The first quarter Exelis Compensation Committee meeting at which compensation decisions and non-qualified stock option, restricted stock, restricted stock unit, and TSR awards are typically made for employees usually occurs during or in close proximity to a Board or Compensation Committee meeting period, so restricted stock unit or stock option awards may occur at a time when Exelis is in possession of material non-public information. The Compensation Committee uses competitive data, individual performance and retention considerations when it grants non-qualified stock options, restricted stock units and TSR awards under the long-term incentive program. It does not consider the possible possession of material non-public information when it determines the amount of the TSR award, number of restricted stock units, or non-qualified stock options granted, price of options granted or timing of non-qualified stock options granted.

Exelis does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information. Exelis follows a policy with respect to window periods in advance of, and immediately following, earnings releases and Board and Committee meetings, and the appropriate treatment of material non-public information. Exelis typically closes the window for insiders to trade in stock in advance of, and for a period of time immediately following, earnings releases and Board and Committee meetings, because Exelis and insiders may be in possession of material non-public information.

Consideration of Tax and Accounting Impacts:

Section 162(m) places a limit of $1,000,000 on the amount of compensation that Exelis may deduct in any one year with respect to its Chief Executive Officer and the three other highest-paid named executive officers, other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under Exelis’ AIP and long-term incentive program are generally structured to qualify as performance-based compensation under Section 162(m). However, the Compensation Committee realized that evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels would be in the best interests of Exelis and its shareholders and, therefore, desirable. In those situations where discretion is used, awards could be structured in ways that would not permit them to qualify as performance-based compensation under Section 162(m).

Exelis utilizes a best-net provision in its plans. Under the “best net” provisions, if payments triggered by a change-of-control would be subject to an excise tax, then the payments either (1) would be reduced by the amount needed to avoid triggering the tax, or (2) would not be reduced, depending on which alternative left the executive in the best after-tax position. Exelis and the Compensation Committee do not consider other tax implications in designing the Exelis compensation plans, except that such plans are intended to comply with Section 409A, to the extent applicable.

Policy Against Hedging, Speculation in Company Stock, and Insider Trading:

The Company has a policy against taking advantage of, disclosing, or using any confidential information for the purpose of personal gain, including buying, selling, or trading in any Exelis security. The policy includes a prohibition against hedging, speculation or other investments where the share owner’s economic interest is disassociated from share ownership. Further, Directors and executives annually receive specific instructions which prohibit engaging in certain trading with respect to equity securities of Exelis Inc. including short sales and transactions involving puts, calls, and listed and unlisted options (other than exercises of company granted stock options).

Business Risk and Compensation:

In 2012, the Compensation Committee evaluated risk factors associated with its businesses in determining compensation structure and pay practices. The structure of the Exelis Board of Directors and Committees facilitated this evaluation and determination. During 2012, the Non-executive chair of the Board was a member of the Audit and Compensation Committees. This dual Committee membership provided insight into Exelis’ business risks and afforded the Compensation Committee access to information necessary to consider the impact of business risks on compensation structure and pay practices. Further, overall enterprise risk was considered and discussed at Board meetings, providing additional important information to the Compensation Committee. Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Exelis compensation philosophy. This focus on long-term compensation discourages behaviors that encourage short-term risks. The Chief Executive Officer and President attends the Compensation Committee meetings and the Senior Vice President and Chief Financial Officer attends those portions of the Compensation Committee meetings at which plan features and design configurations for the annual and long-term incentive plans are considered and approved. The Compensation Committee determined that the compensation structure did not create risks that would have a material adverse effect on the company. The following table summarizes representative Exelis compensation components or policies and relevant risk mitigation factors:

Risk Assessment Across the Enterprise

Exelis Compensation Component or Policy	Risk Mitigation Factor

Salary	Based on market rates. Provides stability and minimizes risk-taking incentives.

Annual Incentive Plan	AIP design emphasizes overall performance and collaboration across the enterprise as well as at the applicable Division level.

AIP components focus on metrics that encourage operating performance and earnings per share appreciation.

AIP design is tailored to meet unique business considerations for the Corporate and Division levels.

Individual AIP components and total AIP awards are capped.
Long-Term Incentive Awards — Restricted Stock Units	Restricted stock units generally vest after three years.

— Stock Options	Stock options vest in one-third cumulative annual installments after the first, second and third anniversary of the grant date.

— Total Shareholder Return Awards	TSR awards are based on three-year relative share price performance and encourage behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks.
Perquisites	Limited perquisites are based on competitive market data. The Compensation Committee has determined that no tax reimbursements related to financial counseling and tax preparation for senior executives associated with the 2012 tax year will be provided. No salary increase offsets the elimination of tax reimbursements.
Severance and Pension benefits	Severance and pension benefits are in line with competitive market data.
Clawback Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.
Officer Share Ownership Guidelines	Exelis officers are required to own Exelis shares or share equivalents up to 5x base salary, depending on the level of the officer (discussed in “Share Ownership Guidelines” on page 9). Share ownership guidelines align executive and shareholder interests.

Prohibition Against Speculation in Exelis Securities	Exelis policy prohibits speculative trading in and out of Exelis securities, including prohibitions on hedging, short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

Compensation Tables

2012 Summary Compensation Table

The following table summarizes the compensation of our NEOs in 2012. The information reflects compensation earned by our NEOs by ITT prior to our Spin-Off from ITT and by us after the Spin-Off.

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-equity Incentive Plan Compensation ($) (d)	Change in Pension Value and Deferred Compensation Earnings ($) (e)	All Other Compensation ($) (f)	Total ($)
David F. Melcher	2012	930,000	—	2,280,000	1,520,000	1,023,000	304,559	34,734	6,092,293
Chief Executive Officer	2011	637,308	13,889	3,907,410	3,427,440	727,600	205,603	58,085	8,977,334
and President	2010	509,808	—	761,335	372,279	654,700	93,107	56,959	2,448,188
Peter J. Milligan	2012	470,000	—	564,000	376,000	413,600	5,673	90,554	1,919,827
Senior Vice President,	2011	363,354	2,072	870,221	798,578	419,400	35,452	87,849	2,576,926
Chief Financial Officer	2010	266,555	10,500	84,611	40,056	208,400	21,271	137,855	769,246
Ann D. Davidson	2012	396,514	—	372,000	248,000	286,000	61,681	27,342	1,391,537
Senior Vice President, Chief	—	—	—	—	—	—	—	—	—
Legal Officer & Corporate Secretary	—	—	—	—	—	—	—	—	—
Michael R. Wilson	2012	400,100	—	360,000	240,000	286,100	638,874	17,411	1,942,485
Executive Vice President and	2011	385,658	5,556	780,475	646,546	511,700	460,916	27,988	2,818,838
President of Information Systems	2010	322,115	11,700	321,900	150,121	235,500	177,248	24,863	1,243,447
Christopher D. Young	2012	380,100	—	342,000	228,000	271,800	810,001	29,314	2,061,215
Executive Vice President and	2011	366,619	5,556	757,973	618,949	506,900	617,512	27,326	2,900,835
President of Geospatial Systems	2010	308,027	11,700	281,949	133,495	234,200	176,290	24,693	1,170,354
Christopher C. Bernhardt	2012	193,849	250,000	378,000	252,000	—	305,777	278,478	1,658,104
Former Executive Vice President and	2011	415,390	257,250	802,977	762,452	448,000	363,693	33,154	3,082,916
President of Electronic Systems	2010	383,946	250,000	334,817	158,469	309,800	170,583	30,566	1,638,181

(a)	Mr. Bernhardt received a guaranteed bonus of $250,000 for performance year 2012, pursuant to the Bernhardt Arrangements discussed in more detail in “Compensation Tables — Special Compensation Arrangements.”

(b)	Amounts in the Stock Awards column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target TSR award units and restricted stock units. The TSR is considered a liability plan under the provisions of FASB ASC Topic 718. A discussion of restricted stock units, restricted stock, TSR and assumptions used in calculating these values may be found in Note 15 to the financial statements in the Exelis Annual Report on Form 10-K. The target TSR values for the 2012-2014 performance period for Messrs. Melcher, Milligan, Wilson, Young, Bernhardt, and Ms. Davidson were $1,140,000, $282,000, $180,000, $171,000, 189,000 and $186,000, respectively and the maximum values for Messrs. Melcher, Milligan, Wilson, Young, Bernhardt, and Ms. Davidson were $2,280,000, $564,000, $360,000, $342,000, $378,000, and $372,000. For more discussion of the treatment of the TSR awards post- Spin-Off, see the discussion with respect to TSR awards following the “Grants of Plan-Based Awards in 2012” table.

(c)	The aggregate grant date fair values of the 2012 option grants were $1,520,000, $376,000, $240,000, $228,000, $252,000 and $248,000 respectively, for Messrs. Melcher, Milligan, Wilson, Young, Bernhardt and Ms. Davidson based on a Black Scholes value of $1.96. A discussion of assumptions relating to option awards may be found in Note 15 to the financial statements in the Exelis Annual Report on Form 10-K.

(d)	Amounts in the “Non-Equity Incentive Plan Compensation” column represent AIP awards for performance year 2012, which to the extent not deferred by an executive, were paid out on February 27, 2013.

(e)

No NEO received preferential or above-market earnings on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the respective dates using a discount rate of 4.1% at December 31, 2012 (as described in Note 15 to the financial statements in the

Exelis Annual Report on Form 10-K and based on the assumption that retirement occurs at the earliest date the individual could retire with an unreduced retirement benefit).

(f)	Amounts in this column for 2012 represent items specified in the All Other Compensation Table below.

2012 All Other Compensation Table

Name	Financial Counseling (a)($)	Auto Allowances (b)($)	Other (c)($)	Total Perquisites ($)	Excess Savings Plan Contributions (d)($)	Relocation Expense (e)($)	Tax Reimburse- ment (f)($)	401(k) Match and Base (g)($)	Other (h)($)	Total All Other Compensation ($)
David F. Melcher	9,000	15,600	5,593	30,193	—	—	—	—	4,541	34,734
Peter J. Milligan	—	15,600	—	15,600	47,955	5,080	2,413	18,750	756	90,554
Ann D. Davidson	9,000	15,600	—	24,600	—	—	—	—	2,742	27,342
Michael R. Wilson	—	15,600	—	15,600	—	—	—	—	1,811	17,411
Christopher D. Young	12,800	15,600	—	28,400	—	—	—	—	914	29,314
Christopher C. Bernhardt	2,500	15,600	—	18,100	—	—	—	—	260,378	278,478

(a)	Amounts represent financial counseling and tax service fees paid in 2012.

(b)	Auto allowances are provided to a range of executives, including the NEOs.

(c)	Amounts in this column represent the cost of a Company required security system for Mr. Melcher.

(d)	Contributions to the Exelis Excess Savings Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the ISP. Mr. Milligan participates in the enhanced ISP as described on page 55.

(e)	Represents taxable relocation expense for Mr. Milligan for 2011, which expense was paid in 2012.

(f)	Represents the tax reimbursement to offset the 2011 taxable relocation expense for Mr. Milligan.

(g)	Amounts represent the aggregate of the floor and matching contributions to the participant’s ISP account for 2012.

(h)	This column includes taxable group term life insurance for Messrs. Melcher, Milligan, Wilson and Young and Ms. Davidson. For Mr. Bernhardt, column (h) includes taxable group term life insurance and severance payments.

2012 Grants of Plan-Based Awards

The following table summarizes awards made to our NEOs during the year ended December 31, 2012. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2012 AIP awards), and the number of shares underlying all other stock awards, consisting of restricted stock units and non-qualified stock option awards. The table also provides the exercise price of the non-qualified stock option awards, reflecting the closing price of Exelis stock on the grant date and the grant date fair value of each equity award computed under FASB ASC Topic 718.

2012 Grants of Plan-Based Awards

Name	Grant Date	Date of Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise Or Base Price of Option Awards ($/Share) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David F. Melcher			465,000	930,000	1,860,000
	06-Mar-12	06-Mar-12				570,000	1,140,000	2,280,000				1,140,000
	06-Mar-12	06-Mar-12							101,877			1,140,000
	06-Mar-12	06-Mar-12								775,510	$11.19	1,520,000
Peter J. Milligan			188,000	376,000	752,000
	06-Mar-12	06-Mar-12				141,000	282,000	564,000				282,000
	06-Mar-12	06-Mar-12							25,201			282,000
	06-Mar-12	06-Mar-12								191,837	$11.19	376,000
Ann D. Davidson (7)			130,000	260,000	520,000
	06-Mar-12	06-Mar-12				93,000	186,000	372,000				186,000
	06-Mar-12	06-Mar-12							16,622			186,000
	06-Mar-12	06-Mar-12								126,531	$11.19	248,000
Michael R. Wilson (7)			130,050	260,100	520,200
	06-Mar-12	06-Mar-12				90,000	180,000	360,000				180,000
	06-Mar-12	06-Mar-12							16,086			180,000
	06-Mar-12	06-Mar-12								122,449	$11.19	240,000
Christopher D. Young (7)			123,550	247,100	494,200
	06-Mar-12	06-Mar-12				85,500	171,000	342,000				171,000
	06-Mar-12	06-Mar-12							15,282			171,000
	06-Mar-12	06-Mar-12								116,327	$11.19	228,000
Christopher C. Bernhardt (7)			136,500	273,000	546,000
	06-Mar-12	06-Mar-12				94,500	189,000	378,000				189,000
	06-Mar-12	06-Mar-12							16,890			189,000
	06-Mar-12	06-Mar-12								128,571	$11.19	252,000
(1)	Amounts reflect the threshold, target, and maximum payment levels for commensurate performance under the non-equity incentive plan (AIP) (described in “Compensation Discussion and Analysis — Overview of the AIP and Long-Term Incentive Target Awards”). Awards require achievement of specific performance metrics and are completely at risk. The AIP award threshold is equal to 50% of target, and the maximum is equal to 200% of target. Mr. Bernhardt did not receive a 2012 AIP payout.
(2)	Amounts reflect the threshold, target, and maximum payment levels under Exelis’ TSR program for the January 1, 2012 to December 31, 2014 performance period described above in “Compensation Discussion and Analysis — Total Shareholder Return (TSR) Awards Component.” Each unit under the TSR plan equals $1. TSR awards, if any, are paid in cash soon after the end of the performance period.
(3)	Amounts reflect the number of restricted stock units granted in 2012 to the NEOs. Restricted stock units granted to NEOs vest in full at the end of the three-year restriction period following the grant date. During the restriction period, holders of restricted stock units do not receive dividends and do not have voting rights.
(4)	Amounts reflect the number of non-qualified stock options granted to the NEOs. The number of non-qualified stock options granted on March 6, 2012, was computed using the Black-Scholes valuation model. With respect to the March 6, 2012 option grants for Messrs. Melcher, Milligan, Wilson, Young, Ms. Davidson and Mr. Bernhardt, the options become exercisable in one-third cumulative annual installments after the first, second and third anniversaries of the grant date.
(5)	The option exercise price for non-qualified stock options granted on March 6, 2012 was $11.19 per share, the closing price of Exelis common stock on that date.
(6)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2012.
(7)	2012 restricted stock unit, stock option and TSR awards are subject to the restrictive covenants described on pages 50 to 51.

Special Compensation Arrangements

David F. Melcher

On October 14, 2011, Exelis and David F. Melcher entered into an employment letter (the “Melcher Employment Letter”) setting forth the terms and conditions of his employment as Chief Executive Officer and President of Exelis effective upon the consummation of the Spin-Off of the Exelis from ITT.

Terms

—

Compensation. Annual Base Salary. Mr. Melcher’s annual base salary will be $930,000, subject to review by the Compensation and Personnel Committee of the Board from time to time for consideration of possible increases based on performance and other relevant circumstances. Mr. Melcher’s 2012 annual base salary remained at $930,000.

Incentives

—

Target Annual Incentive. Beginning with performance year 2012, Mr. Melcher’s annual incentive target will be set at 100% of base salary (“Target Annual Incentive”). The amount earned in respect of the Target Annual Incentive is discretionary and subject to individual and Exelis performance, as determined by the Compensation Committee of the Board.

—

2012 Long-Term Incentive Awards. Mr. Melcher is eligible to participate in the Exelis long-term incentive program with an annual target long-term incentive compensation opportunity of $3,800,000 for 2012 as approved by the ITT Compensation Committee. The forms of award will be based on the 2012 Exelis Inc. long-term incentive award program, subject to review and approval of the Compensation Committee of the Board.

—

Founders’ Grant. Mr. Melcher received a Founder’s Grant on November 7, 2011 valued at $5,700,000. One half of the Founder’s Grant award was awarded in the form of nonqualified stock options, with a per-share exercise price equal to the fair market value of a share of Exelis stock on the date of grant and a ten-year term. The stock options will vest in equal annual installments on the first, second and third anniversaries of the grant date subject to Mr. Melcher’s continued employment through each such vesting date. One-third of the stock options vested on November 7, 2012. Should Mr. Melcher’s employment be terminated by Exelis other than for Cause (as defined below) before the stock options vest in full, they will continue to vest for the period during which Mr. Melcher receives Severance Pay (as defined below), notwithstanding any provision of the applicable award agreement to the contrary. The remaining half of the Founder’s Grant award was granted in the form of restricted stock units, which will cliff vest on the third anniversary of the grant date, subject to Mr. Melcher’s continued employment through such vesting date. Upon vesting, these units will be settled immediately in shares of common stock of Exelis, subject to satisfaction of all taxes due. Should Mr. Melcher’s employment be terminated by Exelis other than for Cause before such units vest, a prorated portion of such units will vest and be settled immediately upon his termination date, with his termination date considered to be the Scheduled Termination Date (as defined below), it being understood that in determining the prorated portion of such units that will vest, Mr. Melcher shall be deemed to have continued employment until the last day of the Severance Pay Period (as defined below), notwithstanding any provision of the applicable award agreement to the contrary.

Termination

Termination of Employment for Cause

—

Mr. Melcher will not be eligible for Severance Pay if his employment is terminated by Exelis for Cause or if he voluntarily terminates his employment for any reason (including as a result of retirement after reaching the Normal Retirement Date (as defined below) or failing to return from an approved leave of absence, including a medical leave of absence).

1.	“Cause” shall mean action involving willful malfeasance or gross negligence or failure to act involving material nonfeasance that would tend to have a materially adverse effect on Exelis. No act or omission shall be considered “willful” unless it is done or committed in bad faith or without reasonable belief that the action or omission was in the best interests of the Exelis.
2.	“Normal Retirement Date” shall mean the first day of the month which coincides with or follows Mr. Melcher’s 65th birthday.

Termination Not for Cause

—

Severance Pay Upon Termination of Employment Not for Cause. If Exelis terminates Mr. Melcher’s employment other than for Cause and other than as a result of death or disability, and prior to the Normal Retirement Date, Mr. Melcher shall be provided severance pay in an amount equal to two times the sum of (x) the annual base salary in effect on the effective date of the termination of employment (the “Scheduled Termination Date”), and (y) his Target Annual Incentive as of the Scheduled Termination Date (the “Severance Pay”).

—

Terms and Conditions Applicable to Severance Pay. Severance Pay shall be paid in the form of periodic payments over a period of 24 months after the Scheduled Termination Date according to the regular payroll schedule (the “Severance Pay Period”).

1.	Severance Pay will, subject to timely execution and deliverance to the Exelis of a Release (and no revocation of the Release), commence on the first business day after the 60th day following the Scheduled Termination Date, with any installments of Severance Pay that would otherwise have been paid during the first 60 days after the Scheduled Termination Date delayed and paid in a lump sum on such 60th day after the Scheduled Termination Date.
2.	In the event of death during the Severance Pay Period, the amount of Severance Pay remaining shall be paid in a discounted lump sum to Mr. Melcher’s spouse or to such other designated beneficiary or beneficiaries and failing such designation, to Mr. Melcher’s estate.
3.	During the Severance Pay Period Mr. Melcher must continue to be available to render to the Exelis reasonable assistance.
4.	Severance Pay will cease if Mr. Melcher is rehired by Exelis.

Disqualifying Conduct

Disqualifying Conduct. If during the Severance Pay Period, Mr. Melcher (i) engages in any activity which is inimical to the best interests of Exelis; (ii) disparages Exelis, its business, employees or directors; (iii) fails to comply with any Exelis Covenant Against Disclosure and Assignment of Rights to Intellectual Property; (iv) without Exelis’ prior written consent, induces any employee of Exelis to leave his or her Exelis employment; (v) without Exelis prior written consent, engages in, becomes affiliated with, or becomes employed by any business competitive with Exelis; or (vi) fails to comply with applicable provisions of Exelis Code of Conduct or applicable Exelis Corporate Policies or any applicable Exelis Subsidiary Code or policies, then Exelis will have no further obligation to provide Severance Pay.

Release

Exelis shall not be required to pay or continue any installments of Severance Pay or provide any termination benefits in accordance with this agreement unless Mr. Melcher executes and delivers to Exelis within 52 days following the Scheduled Termination Date a release, in a form provided by Exelis, and such Release is not revoked within the seven-day statutory revocation period.

Termination due to an Acceleration Event.

If Mr. Melcher’s employment is terminated due to a severance-qualifying termination under the terms of the Exelis Special Senior Executive Severance Pay Plan, Mr. Melcher will be entitled to receive the severance benefits provided under the terms of the Exelis Special Senior Executive Severance Pay Plan to the extent set forth in Section 10 of such plan.

Michael R. Wilson

January 2013 Arrangement

On January 2, 2013, Michael R. Wilson, Executive Vice President, Exelis Inc. and President of its Information Systems division announced his retirement from Exelis effective March 31, 2013. In connection with his retirement on March 31, 2013, Exelis and Mr. Wilson entered into a Separation Agreement and Complete Release of Liability dated January 17, 2013. Further, on March 31, 2013 Mr. Wilson will execute a second release which covers the period from January 17, 2013 through March 31, 2013.

Terms: Prior to the effective date of his retirement, Mr. Wilson will assist the new President Information Systems, a division of Exelis Inc., with the transition of responsibilities.

Mr. Wilson will receive twelve (12) months of severance payments. During the Severance Pay period beginning April 1, 2013 through March 31, 2014 (the “Severance End Date”), Exelis shall continue to pay Mr. Wilson his present base salary at the rate of Four Hundred Thousand One Hundred dollars ($400,100) per year.

Non-Competition:

Mr. Wilson agrees that beginning April 1, 2013, and for a period of one year during which time he receives severance payments, he will not:

(i) perform any work, directly or indirectly, alone or as a partner, joint venture participant, officer, director, consultant, agent, independent contractor, advisor, representative or security holder of any Exelis or business, in the business of researching, designing, manufacturing and / or providing defense products and services to the U.S. and other governments in competition with the business of Exelis’ Information Systems division, including all legal entities through which Exelis’ Information Systems division conducts business. Mr. Wilson and Exelis agree that the foregoing restriction shall apply and be enforceable worldwide, and in the United States.

(ii) directly or indirectly, on Mr. Wilson’s behalf or on behalf of any other person, partnership, company, corporation or other entity, solicit or attempt to solicit for the purpose of engaging in competition with Exelis including:

a. any customer or client with which Mr. Wilson had direct contact in the two years prior to his termination, including but not limited to any person or entity for whom Mr. Wilson performed services on behalf of the Exelis including Exelis’ Information Services;

b. any person or entity for whom Mr. Wilson performed services on behalf of Exelis including Exelis’ Information Services division in the two years prior to his termination;

c. any person or entity that Exelis, including Exelis’ Information Services division, has targeted and contacted in the twelve (12) months immediately preceding Mr. Wilson’s termination for the purpose of establishing a customer relationship.

(iii) directly or indirectly, for Mr. Wilson or behalf of any third party, solicit, induce, recruit or cause another person then in the employ of the Exelis, including Exelis’ Information Services division, to terminate his or her employment for the purpose of joining, associating or becoming employed with any other business or activity, except as a result of a general hiring announcement.

Mr. Wilson will be eligible to receive an annual incentive (bonus) payment for performance year 2012 and a pro-rata annual incentive (bonus) payment for performance year 2013. All outstanding long-term incentive awards will be treated in accordance with the applicable plans, terms and conditions of each award. Mr. Wilson will not be eligible to receive any long-term incentive award for 2013 or beyond.

Disqualifying Conduct:

If during the period Mr. Wilson is receiving Severance Pay, he, in any material way, (i) breaches the terms of this Agreement, including the Non-Compete provisions of this Agreement; (ii) fails to comply with any Exelis Letter of Understanding and Assignment of Rights to Intellectual Property or improperly utilizes Exelis’ confidential or proprietary information; (iii) without Exelis’ prior written consent, induces any employee of Exelis to leave Exelis employment; or (iv) fails to comply with applicable provisions of the Exelis Inc. Code of Corporate Conduct or applicable Exelis policies, and fails to take steps to cure or redress any such breach after notice from Exelis, then Exelis will have no further obligation to provide Severance Pay or make any payments provided for in the January 2013 Arrangement.

Christopher C. Bernhardt

Mr. Bernhardt retired from Exelis on June 25, 2012. Prior to retirement, Mr. Bernhardt had entered into agreements with ITT on February 13, 2009 and August 11, 2010 in which he and ITT agreed to certain incentives to be paid to Mr. Bernhardt in exchange for a Non-Compete and Non-Solicitation Agreement (the “Bernhardt Arrangements”). Exelis assumed and agreed to perform the special compensation incentives set forth in the Bernhardt Arrangements. On June 25, 2012 Exelis entered into a Separation Agreement and Complete Release of Liability with Mr. Bernhardt.

The February 13, 2009 and August 11, 2010 Arrangements provided for additional incentives provided Mr. Bernhardt remains with Exelis or any successor thereto, through at least July 1, 2015.

Incentives: The February 13, 2009 Arrangement

On February 13, 2009, ITT agreed to increase by $250,000 whatever bonus Mr. Bernhardt was otherwise awarded and paid in each of March 2009 and March of 2010 under the ITT Industries 1997 Annual Incentive Plan (amended and restated as of July 13, 2004). These bonus increases were included in Mr. Bernhardt’s total bonus award for each performance year and were pensionable. In addition, on February 13, 2009, Mr. Bernhardt was granted certain restricted stock as an additional incentive above and beyond the awards Mr. Bernhardt may qualify for under the various incentive benefit plans in which Mr. Bernhardt currently participates. Mr. Bernhardt received a restricted stock award valued at $600,000 calculated on the average of the high and low share prices of ITT common stock on the grant date. The grant date fair value of the shares was $41.50. One-half of the shares vested on July 1, 2011 and the remaining one-half vested on July 1, 2012.

Incentives: The August 2010 Arrangement

In August 2010, ITT agreed to increase by $250,000 whatever bonus Mr. Bernhardt was otherwise awarded and paid in each of March 2011, March 2012 and March 2013 under the ITT Industries 1997 Annual Incentive Plan (amended and restated as of July 13, 2004). These bonus increases were to be included in Mr. Bernhardt’s total bonus award for each performance year. The 2011 and 2012 bonus incentive was included in Mr. Bernhardt’s pension calculation.

Termination: The February 13, 2009 and August 11, 2010 Arrangements

Voluntary Termination or Termination for Cause: Should Mr. Bernhardt voluntarily terminate or be terminated for cause prior to any of the bonus award payments or vesting dates for the restricted stock awards described above, he would forfeit any and all claims to such payments not made prior to termination of employment and also forfeit any portion of the award not vested, paid, or issued on the date his employment terminates. In addition, if Mr. Bernhardt left Exelis voluntarily or is terminated for cause prior to July 1, 2012, he agrees, within 30 days from the date of leaving to repay to Exelis any and all of the after tax amounts of the following payments and awards that were received: the additional payments made to with respect to the 2009 and 2010 bonus awards, the value, calculated as of the vesting date, of any restricted stock vested on or prior to the date Mr. Bernhardt’s employment is terminated and any dividends paid on the restricted stock awarded. If Mr. Bernhardt left Exelis voluntarily or is terminated for cause prior to July 1, 2015, he agrees, within 30 days from the date of leaving, to repay to Exelis any and all of the after tax amounts of the additional payments made to him with respect to the 2011, 2012 and 2013 bonus awards. In the event Mr. Bernhardt is terminated for any reason, other than cause, or is deemed to have been constructively terminated by virtue of changes to his employment terms and conditions that meet the requirements of “Good Reason” as defined in ITT’s Special Senior Executive Severance Pay Plan during the performance of this agreement, the repayment obligation in the previous two sentences shall not apply.

The June 25, 2012 Separation Agreement:

Terms: In exchange for a complete release, Mr. Bernhardt is eligible to receive twenty (20) months of severance payments under the terms of the Exelis Inc. Senior Executive Severance Pay Plan. During the Severance Pay period beginning June 26, 2012 through February 25, 2014 (the “Severance End Date”), Exelis shall continue to pay Mr. Bernhardt his present base salary at the rate of four hundred twenty thousand dollars ($420,000) per year, paid in normal bi-weekly payments (“Severance Pay”) pursuant to Exelis’ normal payroll procedures. No repayment of any prior awards was required.

Non-competition:

Employee agrees that beginning June 25, 2012 and for a period of one year during which time he receives severance payments under this Agreement, he will not:

(i) perform any work, directly or indirectly, alone or as a partner, joint venture participant, officer, director, consultant, agent, independent contractor, advisor, representative or security holder of any Exelis or business, in the business of researching, designing, manufacturing and / or providing defense products and services to the U.S. and other governments in competition with the business of Exelis’ Electronic Systems division, including all legal entities through which Exelis’ Electronic Systems division conducts business. Employee and Exelis agree that the foregoing restriction shall apply and be enforceable worldwide, and in the case of the United States, in each state. For purposes of this Agreement, the businesses deemed to be in competition with Exelis are: the DynCorp subsidiary of Cerberus, IAP Worldwide Services, Thales Radar Systems, Syracuse Research Corporation, BAE Electronic Warfare Division, Northrop Grumman’s Space Systems Division, Northrop Grumman’s Defensive Systems Division, Raytheon’s Electronic Warfare Systems Division. The listed businesses includes all legal entities through which each above corporation, business or division does business and any businesses and portions thereof in the event of name changes, business combinations, transfers, sales, mergers, reorganization, divestitures or other organizational changes.

(ii) directly or indirectly, on Mr. Bernhardt’s behalf or on behalf of any other person, partnership, company. corporation or other entity, solicit or attempt to solicit for the purpose of engaging in competition with Exelis including:

a. any customer or client with which Mr. Bernhardt had direct contact in the two years prior to his termination, including but not limited to any person or entity for whom he performed services on behalf of Exelis’ Electronic Services division;

b. any person or entity for whom Mr. Bernhardt performed services on behalf of Exelis’ Electronic Services division in the two years prior to his termination;

c. any person or entity that Exelis’ Electronic Services division has targeted and contacted in the twelve (12) months immediately preceding Mr. Bernhardt’s termination for the purpose of establishing a customer relationship.

(iii) directly or indirectly, for Mr. Bernhardt’s behalf or on behalf of any third party, solicit, induce, recruit or cause another person then in the employ of the Exelis to terminate his or her employment for the purpose of joining, associating or becoming employed with any other business or activity, except as a result of a general hiring announcement.

Mr. Bernhardt will receive a single, lump-sum payment of $250,000 to be paid in March 2013, provided that the terms of the August 11, 2010 Arrangement are not violated, such determination to be at Exelis’ sole discretion. He will receive no other annual incentive payment (bonus) for performance year 2012. Mr. Bernhardt will not be eligible for any annual incentive (bonus) payment for performance year 2013 or beyond.

Disqualifying Conduct:

If during the period Mr. Bernhardt is receiving Severance Pay, he, in any material way, (i) breaches the terms of the June 25, 2012 Agreement or the Non-Compete agreement executed on August 11, 2010; (ii) fails to comply with any Exelis Letter of Understanding and Assignment of Rights to Intellectual Property or improperly utilizes Exelis’ confidential or proprietary information; (iii) without Exelis’ prior written consent, induces any employee of Exelis to leave the Exelis employment; or (iv) fails to comply with applicable provisions of the Exelis Inc. Code of Corporate Conduct or applicable Exelis policies, and fails to take steps to cure or redress any such breach after notice from Exelis, Exelis will have no further obligation to provide Severance Pay or make any other payments.

2012 Outstanding Equity Awards at Fiscal Year End

The following table reflects the outstanding equity awards held by Exelis NEOs on December 31, 2012.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
David F. Melcher	18-Aug-08	24,433	—	15.05	18-Aug-15	470,664	5,304,383
	05-Mar-09	109,497	—	7.52	05-Mar-16
	05-Mar-10	—	106,160	12.12	05-Mar-20
	03-Mar-11	—	147,698	13.07	03-Mar-21
	07-Nov-11	494,792	989,583	10.95	07-Nov-21
	06-Mar-12	—	775,510	11.19	06-Mar-22
Peter J. Milligan	29-Aug-06	10,466	—	11.04	29-Aug-13	105,046	1,183,868
	07-Mar-07	8,916	—	13.14	07-Mar-14
	10-Mar-08	9,777	—	12.03	10-Mar-15
	05-Mar-09	16,355	—	7.52	05-Mar-16
	05-Mar-10	8,404	4,198	12.12	05-Mar-20
	03-Mar-11	8,519	17,039	13.07	03-Mar-21
	07-Nov-11	122,396	244,792	10.95	07-Nov-21
	06-Mar-12	—	191,837	11.19	06-Mar-22
Ann D. Davidson	09-May-07	22,296	—	15.09	09-May-14	86,979	980,253
	10-Mar-08	26,485	—	12.03	10-Mar-15
	05-Mar-09	42,642	—	7.52	05-Mar-16
	05-Mar-10	20,645	10,321	12.12	05-Mar-20
	03-Mar-11	13,627	27,249	13.07	03-Mar-21
	07-Nov-11	80,730	161,458	10.95	07-Nov-21
	06-Mar-12	—	126,531	11.19	06-Mar-22
Michael R. Wilson (3)	06-Mar-06	8,373	—	11.93	06-Mar-13	94,543	1,065,500
	07-Mar-07	8,188	—	13.14	07-Mar-14
	10-Mar-08	16,288	—	12.03	10-Mar-15
	05-Mar-09	43,812	—	7.52	05-Mar-16
	05-Mar-10	31,491	15,742	12.12	05-Mar-20
	03-Mar-11	17,034	34,061	13.07	03-Mar-21
	07-Nov-11	78,125	156,250	10.95	07-Nov-21
	06-Mar-12	—	122,449	11.19	06-Mar-22
Christopher D. Young (3)	06-Mar-06	10,466	—	11.94	06-Mar-13	90,152	1,016,013
	25-Apr-06	6,281	—	12.20	25-Apr-13
	07-Mar-07	22,314	—	13.14	07-Mar-14
	10-Mar-08	20,372	—	12.03	10-Mar-15
	05-Mar-09	43,812	—	7.52	05-Mar-16
	05-Mar-10	28,004	13,998	12.12	05-Mar-20
	03-Mar-11	17,034	34,061	13.07	03-Mar-21
	07-Nov-11	74,219	148,437	10.95	07-Nov-21
	06-Mar-12	—	116,327	11.19	06-Mar-22
Christopher C. Bernhardt	06-Mar-06	31,818	—	11.93	06-Mar-13	98,170	$1,106,376
	02-Feb-04	79,457	—	8.49	02-Feb-14
	07-Mar-07	27,876	—	13.14	07-Mar-14
	10-Mar-08	35,447	—	12.03	10-Mar-15
	05-Mar-09	57,165	—	7.52	05-Mar-16
	05-Mar-10	33,239	16,620	12.12	05-Mar-20
	03-Mar-11	17,034	34,061	13.07	03-Mar-21
	07-Nov-11	82,032	164,062	10.95	07-Nov-21
	06-Mar-12	—	128,571	11.19	06-Mar-22

(1)	The dates presented in this column represent the date the awards were granted (a) by ITT for awards prior to the Spin-Off and (b) by Exelis for all other awards. Though the pre-Spin-Off awards were converted to Exelis equity, the vesting dates remained the same.

(2)	Reflects Exelis’ closing stock price of $11.27 on December 31, 2012.

(3)	As described in “Compensation Tables — Potential Post-Employment Compensation — Christopher D. Young” and “Compensation Tables — Potential Post-Employment Compensation — Michael R. Wilson,” as of December 31, 2012, Messrs. Young and Wilson are eligible for Special Early Retirement under the Traditional Pension Plan. If Messrs. Young and Wilson were to have retired on December 31, 2012, a pro rata portion of their respective non-qualified option awards, reflected in the Option Vesting Schedule table below as unexercisable, would immediately vest and become exercisable. Likewise, a pro rata portion of their restricted stock unit and restricted stock awards, reflected in the following Stock Vesting Schedule table, would vest. Mr. Bernhardt retired during 2012.

Option Vesting Schedule

Generally, options vest on the applicable anniversary of the grant date. Options granted to Messrs. Milligan, Wilson, Young, Bernhardt and Ms. Davidson vest in one-third installments on the first, second and third anniversaries of the grant. Mr. Melcher’s options vest in one-third annual installments, as well, except for those granted on March 5, 2010 and March 3, 2011, which cliff vest three years from the grant date.

		Vesting Schedule (#s)
Name	Grant Date	2013	2014	2015
David F. Melcher	05-Mar-10	106,160
	03-Mar-11		147,698
	07-Nov-11	494,792	494,791
	06-Mar-12	258,504	258,503	258,503
Peter J. Milligan	05-Mar-10	4,198
	03-Mar-11	8,520	8,519
	07-Nov-11	122,396	122,396
	06-Mar-12	63,946	63,946	63,945
Ann D. Davidson	05-Mar-10	10,321
	03-Mar-11	13,627	13,622
	07-Nov-11	80,729	80,729
	06-Mar-12	42,177	42,177	42,177
Michael R. Wilson	05-Mar-10	15,742
	03-Mar-11	17,031	17,030
	07-Nov-11	78,125	78,125
	06-Mar-12	40,817	40,816	40,816
Christopher D. Young	05-Mar-10	13,998
	03-Mar-11	17,031	17,030
	07-Nov-11	74,219	74,218
	06-Mar-12	38,776	38,776	38,775
Christopher C. Bernhardt	05-Mar-10	16,620
	03-Mar-11	17,031	17,030
	07-Nov-11	82,031	82,031
	06-Mar-12	42,857	42,857	42,857

Generally, restricted stock and restricted stock units vest on the applicable anniversary of the grant date, except as indicated below. Stock awards granted prior to 2011 were awards of restricted stock. Stock Vesting Schedule (#s) awards granted in 2012 were awards of restricted stock units.

Stock Vesting Schedule

Restricted shares and restricted stock units cliff vest on the third anniversary of the grant date except as indicated below.

		Vesting Schedule (#s)
Name	Grant Date	2013	2014	2015
David F. Melcher	05-Mar-10	33,120
	03-Mar-11		40,218
	07-Nov-11		260,274
	07-Nov-11(1)	35,175
	06-Mar-12			101,877
Peter J. Milligan	05-Mar-10	3,681
	03-Mar-11		6,286
	07-Nov-11		64,384
	07-Nov-11(1)	5,494
	06-Mar-12			25,201
Ann D. Davidson	05-Mar-10	9,044
	03-Mar-11		10,055
	07-Nov-11		42,466
	07-Nov-11(1)	8,792
	06-Mar-12			16,622
Michael R. Wilson	05-Mar-10	13,799
	03-Mar-11		12,567
	07-Nov-11		41,096
	07-Nov-11(1)	10,995
	06-Mar-12			16,086
Christopher D. Young	05-Mar-10	12,267
	03-Mar-11		12,567
	07-Nov-11		39,041
	07-Nov-11(1)	10,995
	06-Mar-12			15,282
Christopher C. Bernhardt	05-Mar-10	14,567
	03-Mar-11		12,567
	07-Nov-11		43,151
	07-Nov-11(1)	10,995
	06-Mar-12			16,890

(1)	Restricted stock units awarded as a replacement for the 2011 ITT TSR. The vesting date is December 31, 2013, the end of the measurement period for the 2011 ITT TSR.

2012 Option Exercises and Stock Vested

The following table shows stock options exercised and stock awards vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David F. Melcher	—	—	27,708	477,614
Peter J. Milligan	—	—	3,767	65,883
Ann D. Davidson	—	—	9,719	169,373
Michael R. Wilson	12,651	14,812	11,350	197,990
Christopher D. Young	—	—	10,031	186,840
Christopher C. Bernhardt	79,457	79,433	33,097	554,006

2012 Pension Benefits

Exelis adopted the SRP and continued benefits under the Traditional Pension Plan and Pension Equity Plan (“PEP”) through December 31, 2011. As of January 1, 2012, benefits under the PEP were frozen. Effective January 1, 2012, the Compensation Committee adopted and implemented modifications to the SRP (described on pages 55 to 56). All eligible U.S. Exelis employees, including the NEOs, had a one-time opportunity to choose participation in the ISP or the SRP under the Traditional Pension Plan formula. For those participants who chose the ISP alternative, benefits under the SRP were frozen as of January 1, 2012.

While the Traditional Pension Plan formula pays benefits on a monthly basis after retirement, the PEP formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depends upon the date an employee first became a participant under the plan.

Under the Traditional Pension Plan, a participant first employed prior to January 1, 2000 would receive an annual pension that would be the total of:

—	2% of his or her “average final compensation” (as described below) for each of the first 25 years of benefit service, plus

—	1 1/2% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

—	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

—	1 1/2% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

—	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP payments) is the total of:

—

the participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

—

the participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by 5/12 of 1% for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement is available as described above. Special Early Retirement is also available to employees who have attained at least age 55 with 15 years of eligibility service. For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commence prior to age 62 they would be reduced by 5/12 of 1% for each of the first 48 months prior to age 62 and by an additional 4/12 of 1% for each of the next 12 months and by an additional 3/12 of 1% for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by 5/9 of 1% for each of the first 60 months prior to age 65 and an additional 5/18 of 1% for each month prior to age 60.

The SRP and the Exelis Excess Pension Plans provide for a three-year vesting requirement. In addition, for employees who were already vested and who were involuntarily terminated and entitled to severance payments from ITT, additional months of age and service (not to exceed 24 months) were to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement. These amendments were intended in part to permit compliance with Section 409A.

Under the PEP offered to all employees as of January 1, 2000, a single sum payment was available when an employee terminated employment regardless of age or the employee may have elected to receive the benefit in monthly installments. Employees had an opportunity to choose the PEP formula when they are first hired or during the open enrollment period. Prior to January 1, 2012, employees could switch their pension plan formula annually; the last election on file continued absent any changes. The PEP single sum benefit was determined using the following percentages for each year the PEP formula is in effect multiplied by the employee’s final average pay: under age 30 — 3% for each year, between 30 and 39 years of age — 4% for each year, between 40 and 49 years of age — 5% for each year, and 6% for age 50 and over. When an employee leaves Exelis, the employee’s total SRP benefit will be determined by the benefit earned under the Traditional Pension Plan formula plus the PEP formula for the periods elected under each formula. For employees who elected to participate in the ISP rather than the SRP, as of January 1, 2012, their benefits will be determined by the benefit earned under the Tradition Pension Plan formula plus the PEP formula for the periods elected under each formula as of January 1, 2012. The final average pay used under the Traditional Pension Plan formula is frozen as of January 1, 2012 and any PEP formula will accrue interest at the 10-year Treasury rate as of the prior December 31, but rate shall not be less than 3.25%.

The 2012 Pension Benefits table provides information on the pension benefits for the NEOs. At the present time, all of the NEOs listed in the Summary Compensation Table have elected to accrue benefits under the Traditional Pension Plan formula, with the exception of Mr. Milligan. Effective January 1, 2012, Mr. Milligan selected the ISP option and Messrs. Melcher, Young, Wilson, Bernhardt and Ms. Davidson selected the SRP option.

Selections of SRP or ISP:

Messrs. Young and Wilson participate under the terms of the plan in effect for employees hired prior to January 1, 2000. Messrs. Young and Wilson qualified for the Special Early Retirement under the Traditional Pension Plan as of December 31, 2012. Mr. Bernhardt participates under the terms of the plan in effect for employees hired prior to January 1, 2005. Mr. Melcher and Mr. Milligan and Ms. Davidson participate under the terms of the plan in effect for employees hired after January 1, 2005. Mr. Milligan elected to accrue benefits under the PEP formula for 2007 through 2012 (Mr. Milligan participated in the Traditional Pension Plan formula for four months in 2006 and elected the enhanced ISP alternative effective January 1, 2012). The accumulated benefit an employee earns over his or her career with Exelis (and previously ITT) is payable on a monthly basis starting after retirement. Employees may retire as early as age 55 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a) (17) of the Internal Revenue Code in effect as of December 31, 2012. Section 415 limits the amount of annual pension payable from a qualified plan. For 2012, this limit is $200,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a) (17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2012, this limit is $250,000.

Exelis Excess Pension Plan:

Since federal law limits the amount of benefits paid under and the amount of compensation recognized under tax-qualified retirement plans, Exelis maintains unfunded Exelis Excess Pension Plans, which are not qualified for tax purposes. The purpose of the Exelis Excess Pension Plans is to restore benefits calculated under the SRP formula that cannot be paid because of the IRS limitations noted above. Exelis has not granted any extra years of benefit service to any employee under either the SRP or the Excess Pension Plan. In the event of a change of control, certain extra years of service may be allowed in accordance with the terms of the Special Senior Executive Severance Pay Plan described on page 78.

Participating officers with excess plan benefits had a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the Plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula will be paid as an annuity. In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. Amendments to the excess pension plan related to Section 409A compliance, while not modifying the previously disclosed definition of change in control in the excess pension plan, provide that payouts of pension amounts earned since January 1, 2005 require a change in control involving an acceleration event of 30% or more of Exelis’ outstanding stock. As noted on page 57 on November 2, 2011, Exelis established a Rabbi Trust for the purpose of assisting Exelis with the payment of certain nonqualified deferred compensation obligations in the event of a change in control of Exelis.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit at Normal Retirement ($)(1)(2)	Present Value of Accumulated Benefit at Earliest Date for Unreduced Benefit (3)	Payments During Last Fiscal Year ($)
David F. Melcher	Exelis Salaried Retirement Plan	4.3778	138,441	138,441	—
	Exelis Excess Pension Plan	4.3778	555,970	555,970	—
Peter J. Milligan	Exelis Salaried Retirement Plan	5.3417	65,536	65,536	—
	Exelis Excess Pension Plan	5.3417	50,250	50,250	—
Ann D. Davidson	Exelis Salaried Retirement Plan	5.6444	205,774	205,774	—
	Exelis Excess Pension Plan	5.6444	295,750	295,750	—
Michael R. Wilson (4)	Exelis Salaried Retirement Plan	27.0000	1,044,438	1,511,111	—
	Exelis Excess Pension Plan (5)	15.0000	951,866	1,372,381	—
Christopher D. Young (4)	Exelis Salaried Retirement Plan	30.3000	972,641	1,407,234	—
	Exelis Excess Pension Plan	30.3000	1,512,691	2,180,965	—
Christopher C. Bernhardt*	Exelis Salaried Retirement Plan	11.0694	307,106	385,493	13,841
	Exelis Excess Pension Plan	11.0694	934,951	1,171,139

*	Pension benefits were paid to Mr. Bernhardt during the last fiscal year.

(1)

Assumptions used to determine present value as of December 31, 2012 are as follows: Measurement date: December 31, 2012; Discount Rate: 4.1% and 4.0% for the Exelis Salaried Retirement Plan and Exelis Excess Pension Plan, respectively; Mortality (pre-commencement): None; Mortality (post-commencement): IRS 2012 Static; Termination of Employment: Age 65 for all participants; Present value is based on the single life annuity payable beginning on the first day of the month at normal retirement age 65 (column (d)) or the earliest time at which a participant may retire under the plan without any benefit reduction due to age (column (e)). The six-month delay under the Pension Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose. All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at termination of employment. The 2012 row of the column titled “Change in Pension Plan Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table quantifies the change in the present value of the

Pension Plan benefit from December 31, 2011 to December 31, 2012. To determine the present value of the plan benefit as of December 31, 2010 and 2011 the same assumptions that are described above to determine present value as of December 31, 2012 were used, except a 4.1% interest rate was used to determine the present value of the Exelis Salaried Retirement Plan, as compared to a 4.75% and 5.75% interest rate as of December 31, 2011 and 2010, respectively.

(2)	The accumulated benefit is based on service and earnings (base salary and AIP payment and /or bonus ) considered by the plans for the period through December 31, 2012, and represents the actuarial present value under FASB ASC Topic 715 of pension earned to date and payable at the assumed normal retirement age for the named executives as defined under each plan, based upon actuarial factors and assumptions used in Note 14 to the Exelis Form 10-K and as described in (1) above, regardless of whether or not the executive has vested in this benefit.

(3)	The amounts represent the actuarial present value of the accumulated benefit at December 31, 2012, for the named executives under each plan based upon actuarial factors and assumptions used in Note 14 to the Exelis Form 10-K and as described in (1) above, where the retirement age is assumed to be the earliest age at which the individual can receive undiscounted early retirement benefits.

(4)	Upon termination from Exelis, Messrs. Young and Wilson are eligible for Special Early Retirement under the Traditional Pension Plan as each has met the eligibility requirements as described in “Compensation Tables — Exelis Pension Benefits” above.

(5)	Mr. Wilson became a participant in the ITT Salaried Retirement Plan (now the Exelis Inc. Salaried Retirement Plan) effective January 1, 1998 as part of the ITT acquisition of Kaman Sciences Corporation (Kaman). The Kaman Corporation Employee’s Pension Plan was designated a Former Plan of the ITT Salaried Retirement Plan. Therefore, Mr. Wilson’s pension for services prior to January 1, 1998 is calculated under the Kaman pension plan provisions. Accordingly, the years of credited service for Mr. Wilson include 12 years of service accrued under the Kaman plan formula. Kaman Sciences Corporation did not have an excess pension plan to provide benefits in excess of the IRS limits. Therefore, Mr. Wilson did not accrue any benefit under the former ITT Excess Pension Plan (now the Exelis Excess Pension Plan) for service prior to January 1, 1998.

2012 Nonqualified Deferred Compensation

Exelis Deferred Compensation Plan: Exelis adopted the Exelis Deferred Compensation Plan is a tax deferral plan. The Exelis Deferred Compensation Plan permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. Withdrawals under the plan are available on payment dates elected by participants at the time of the deferral election. The withdrawal election is irrevocable except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the Exelis Deferred Compensation Plan. Amounts deferred are unsecured general obligations of Exelis to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of Exelis.

Participants may elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Exelis stock fund) and may change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of Exelis and investment earnings are credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant may establish up to six “accounts” into which AIP payment deferrals are credited and he or she may elect a different form of payment and a different payment commencement date for each “account.” One account may be selected based on a termination date (the “Termination Account”) and five accounts are based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account may have different investment and payment options. Termination Accounts are paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections must be made at least 12 months before any existing benefit payment date, may not take effect for at least 12 months, and must postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

Any AIP amount deferred into the Exelis Deferred Compensation Plan is included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Exelis Excess Savings Plan: Exelis adopted a supplemental retirement savings plan, the Exelis Excess Savings Plan, to provide our key employees with an opportunity to earn retirement savings benefits in excess of the retirement benefits they may contribute under our tax-qualified retirement savings plan. (Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($250,000 in 2012) to the tax-qualified plan.) The Exelis Excess Savings Plan is a non-qualified unfunded savings plan. All balances under this plan are maintained on the books of Exelis. For those NEOs who selected the Exelis ISP alternative in 2012, Exelis will match 6% of eligible pay and the age-based contributions based on eligible salary in excess of these limits under the Exelis Excess Savings. Earnings are credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked.

Deferred Compensation earnings under the Exelis Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or Exelis stock as provided in the following table. The table below shows the funds available under the Exelis Deferred Compensation Plan, as reported by the administrator and their annual rate of return for the calendar year ended December 31, 2012.

Name of Fund	Rate of Return 1/1/12 to 12/31/12	Name of Fund	Rate of Return 1/1/12 to 12/31/12
Fixed Rate Option(1)	5.50%	Vanguard Developed Markets Index (VDMIX)	18.83%
PIMCO Total Return Institutional (PTTRX)	10.35%	Artio International Equity A (BJBIX)	14.87%
PIMCO Real Return Institutional (PRRIX)	9.26%	American Funds EuroPacific Growth (REREX)	19.22%
T Rowe Price High Yield (PRHYX)	15.24%	First Eagle Overseas A (SGOVX)	13.98%
Dodge & Cox Stock (DODGX)	22.01%	Lazard Emerging Markets Equity Open (LZOEX)	22.03%
Vanguard 500 Index (VFINX)	15.82%	Invesco Global Real Estate (AGREX)	27.75%
American Funds Growth Fund of America R4 (RGAEX)	20.56%	Model Portfolio* — Conservative	9.76%
Perkins Mid Cap Value (JMCVX)	10.32%	Model Portfolio* — Moderate Conservative	12.54%
Artisan Mid Cap (ARTMX)	19.52%	Model Portfolio* — Moderate	15.00%
American Century Small Cap Value (ASVIX)	16.70%	Model Portfolio* — Moderate Aggressive	16.48%
Perimeter Small Cap Growth (PSCGX)	10.38%	Model Portfolio* — Aggressive	18.34%
Harbor International (HIINX)	20.41%	Exelis Inc. Stock Tracking Fund (Exelis)	29.31%
Vanguard Total Bond Market Index (VBMFX)	4.05%

(1)	The Fixed Rate Option of 5.50% is not subsidized by the company but rather is a rate based on guaranteed contractual returns from the third-party insurance company provider.

*	The returns shown in the model portfolio were not subsidized by Exelis during 2012, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

The following table shows the activity within the Deferred Compensation Plan and non-qualified savings for the NEOs for 2012. Non-qualified savings represent amounts in the Exelis Excess Savings Plan. Deferred Compensation earnings under the Exelis Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or Exelis stock.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Balance at Last FYE ($)(1)
David F. Melcher
Non-qualified savings	—	—	2,370	—	84,366
Deferred Compensation	—	—	—	—	—
Total
Peter J. Milligan
Non-qualified savings	—	47,955	1,086	—	60,324
Deferred Compensation	—	—	—	—	—
Total
Ann D. Davidson
Non-qualified savings	—	—	500	—	17,788
Deferred Compensation	—	—	—	—	—
Total
Michael R. Wilson
Non-qualified savings	—	—	686	—	24,417
Deferred Compensation	—	—	—	—	—
Total
Christopher D. Young
Non-qualified savings	—	—	711	—	25,276
Deferred Compensation	—	—	—	—	—
Total
Christopher C. Bernhardt
Non-qualified savings	—	—	2,365	—	84,181
Deferred Compensation	523,500	—	92,461	—	1,880,112
Total

(1)	Amounts, if any, in the “Executive Contributions in Last FY” column were reported in the Summary Compensation Table. The amounts in the “Registrant Contributions in Last FY” column were included in the “Excess Savings Plan Contributions” column in the All Other Compensation Table and were reported in the “All Other Compensation” column of the Summary Compensation Table. The amount in the “Balance at Last FYE” column for Mr. Milligan includes executive and registrant contributions to the Exelis Deferred Compensation Plan and the Exelis Excess Savings Plan that were reported as compensation in Exelis’ Summary Compensation Tables for previous years. None of the amounts for Ms. Davidson was reported as compensation in Summary Compensation Tables for previous years.

Payments Upon Termination or Change in Control

The Potential Post-Employment Compensation tables below reflect the amount of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or termination in connection with a change of control. Messrs. Milligan, Young, Wilson and Ms. Davidson are covered under the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. Mr. Melcher is covered under the Melcher Employment Letter, and the Special Senior Executive Severance Pay Plan (applicable to change of control) described on page 78.

The amounts shown in the potential post-employment compensation tables are estimates (or the estimated present value of the Exelis Excess Pension Plan which may be paid in continuing annuity payments), assuming that the triggering event was effective as of December 31, 2012, including amounts which would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on Exelis closing stock price on December 31, 2012, the last trading day of 2012, which was $11.27. Mr. Bernhardt retired during 2012 and was not an active employee on December 31, 2012.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from Exelis. For purposes of calculating the estimated potential payments to our officers under the Exelis Excess Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions described in note 1 to the Pension Benefits for 2012 table on page 73 and those used for financial statement reporting purposes as described in Note 14 to the financial statements in the Exelis Annual Report on Form 10-K.

Payments and Benefits Provided Generally to Salaried Employees. The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

—	Accrued salary and vacation pay;

—	Regular pension benefits under the Exelis Salaried Retirement Plan;

—

Health care benefits provided to retirees under the Exelis Post-Retirement Medical and Dental Plan, including retiree medical and dental insurance. Employees who terminate prior to retirement are eligible for continued benefits under COBRA; and

—	Distributions of plan balances under the Exelis Salaried Investment and Savings Plan and amounts currently vested under the Exelis Excess Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the Exelis Salaried Retirement Plan, vested benefits under such plan may be deferred to age 65, but may become payable at age 55 or, if the participant is eligible for early retirement, the first of the month immediately following the last day worked without regard to the period of the severance payments. Benefits under the Exelis Excess Pension Plan must commence as soon as possible but generally would be payable seven months following such date, retroactive to the date the Exelis Excess Pension Plan benefit became payable.

Senior Executive Severance Pay Plan.    The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provided for severance payments if Exelis terminates a senior executive’s employment without cause. The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. Exelis considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. Exelis’ obligation to continue severance payments stops if the executive does not comply with the Exelis Code of Conduct. Exelis considers this cessation provision to be critical to Exelis’ emphasis on ethical behavior. Exelis’ obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements. Messrs. Milligan, Young, Wilson and Ms. Davidson are covered under the Senior Executive Severance Pay Plan. Mr. Melcher is covered by the Melcher Employment Letter discussed starting on page 63.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within sixty days following the covered executive’s scheduled termination date.

The exceptions to severance payments are:

—	the executive terminates his or her own employment;

—	the executive’s employment is terminated for cause;

—	termination occurs after the executive’s normal retirement date under the Exelis Salaried Retirement Plan; or

—	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment.

No severance was provided for termination for cause because Exelis believes employees terminated for cause should not receive additional compensation. No severance is provided in the case of termination after a normal retirement date because the executive would be eligible for retirement payments under the Exelis Salaried Retirement Plan. No severance would be provided where an executive accepted or refused comparable employment because the executive had the opportunity to receive employment income from another party under comparable circumstances.

Special Senior Executive Severance Pay Plan.    The purpose of this plan is to provide compensation in the case of termination of employment in connection with an acceleration event (defined in “Compensation Tables — Potential Payments Upon Termination or Change in Control”) including a change of control. The provisions of this plan were specifically designed to address the inability of senior executives to influence Exelis’ future performance after certain change of control events. The plan was structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change of control provisions, in the case of an acceleration event.

The purposes of these provisions were to:

—	provide for continuing cohesive operations as executives evaluated a transaction, which, without change of control protection, could be personally adverse to the executive;
—	keep executives focused on preserving value for shareholders;
—	retain key talent in the face of potential transactions; and
—	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any named executive officer whose employment was terminated by Exelis other than for cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an acceleration event, the covered executive had grounds to resign with good reason or the covered executive’s employment was terminated in contemplation of an acceleration event that ultimately occurred.

The plan was designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the acceleration event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid out at target (100%). In the event of a change of control, a pro-rata portion of outstanding TSR awards would be paid through the date of the change of control based on actual performance and the balance of the awards would be paid at target (100%).

This plan provides two levels of benefits for covered executives, based on their position within Exelis. The Compensation Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Exelis performance. Under the Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years after an acceleration event in a change of control or in contemplation of an acceleration in a change of control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years after an acceleration event in the event of a change of control, he or she would be entitled to:

—	any accrued but unpaid base salary, bonus (AIP payment), unreimbursed expenses and employee benefits, including vacation;
—

two or three times the annual base salary rate immediately preceding the date of the acceleration event or termination and two or three times the target AIP immediately preceding the acceleration event or termination;

—	continuation of health and life insurance benefits and certain perquisites at the same levels for two or three years;
—

a lump-sum payment equal to the difference between the total lump-sum value of his or her pension benefit under the Exelis Excess pension plans, or any successor pension plans (provided such plans are no less favorable to the executive than the Exelis Excess pension plans), and the total lump-sum value of his or her pension benefit under the pension plans after crediting an additional two or three years of age and eligibility and benefit service using the annual base salary and target AIP immediately preceding the acceleration event or termination for purposes of determining final average compensation under the pension plans;

—	credit for an additional two or three years of age and two or three years of eligibility service under the retiree health and retiree life insurance benefits;

—

a lump-sum payment equal to two or three times the annual base salary rate immediately preceding the acceleration event or termination times two or three times the highest percentage rate of Exelis’ contributions to the Exelis Salaried Investment and Savings Plan and the Exelis Excess Savings Plan, such payments not to exceed 3.5% per year;

—

if payments triggered by a change-of-control would be subject to an excise tax, then either: (1) reduction of payments by the amount needed to avoid triggering the tax, or (2) no reduction of payments, depending on which alternative left the executive in the best after-tax position; and

—	one year of outplacement services.

Messrs. Melcher, Milligan, Young, Wilson, and Ms. Davidson are covered at the higher level of benefits. The Potential Post-Employment Compensation tables below provide additional information.

Change of Control Arrangements

The payment or vesting of awards or benefits under each of the plans listed below would be accelerated upon the occurrence of a change of control of Exelis. The change of control provisions in these plans are intended to provide protections in the context of change of control transaction so that the executives can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive. For substantially all of the plans listed below there would be a change of control of Exelis if one of the following acceleration events occurred:

1. A report on Schedule 13D was filed with the SEC disclosing that any person, other than Exelis or one of its subsidiaries or any employee benefit plan that is sponsored by Exelis or a subsidiary, had become the beneficial owner of 20% or more of Exelis’ outstanding stock;

2. A person other than Exelis or one of its subsidiaries or any employee benefit plan that is sponsored by Exelis or a subsidiary purchased Exelis shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of Exelis’ outstanding stock;

3. The consummation of:

(a) any consolidation, business combination or merger of Exelis other than a consolidation, business combination or merger in which the shareholders of Exelis immediately prior to the merger would hold 50% or more of the combined voting power of Exelis or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Exelis immediately prior to the merger; or

(b) any sale, lease, exchange or other transfer of all or substantially all of the assets of Exelis;

4. A majority of the members of the Board of Directors of Exelis changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Exelis’ shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5. Any person other than Exelis or one of its subsidiaries or any employee benefit plan sponsored by Exelis or a subsidiary became the beneficial owner of 20% or more of Exelis outstanding stock.

At the time of an acceleration event, any unfunded plan obligations will be funded using a trust, often referred to as a “Rabbi Trust,” the assets of which would remain subject to the claims or our creditors in the event of our insolvency. Pre-2005 awards and benefits will be paid if the 20% threshold described above is reached. For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than Exelis, its subsidiaries or any employee benefit plan sponsored by Exelis becomes the beneficial owner of 30% or more of Exelis outstanding stock.

The following Exelis plans have change of control provisions:

—	the 2011 Omnibus Incentive Plan;

—	the Amended and Restated Exelis 2011 Omnibus Incentive Plan; (adopted by shareholders May 9, 2012)

—	the 2003 Equity Incentive Plan;

—	the 1994 Incentive Stock Plan;

—	the 1996 Restricted Stock Plan for Non-management Directors;

—	the Exelis Inc. Annual Incentive Plan for Executive Officers (proposed for approval by shareholders for purposes of IRC Section 162m on May 8, 2013.)

—	the Exelis Inc. 1997 Long-Term Incentive Plan;

—	the Exelis Inc. 1997 Annual Incentive Plan

—	the Exelis Inc. Special Senior Executive Severance Pay Plan

—	the Exelis Inc. Enhanced Severance Pay Plan

—	the Exelis Deferred Compensation Plan;

—	the Exelis Inc. Excess Savings Plan; and

—	the Excess Pension Plans.

2012 Potential Post-Employment Compensation

David F. Melcher

	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(c)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)

Cash Severance
Salary (1)	—	—	—	—	1,860,000	2,790,000
Bonus (1)	—	—	—	—	1,860,000	2,790,000
Total	—	—	—	—	3,720,000	5,580,000

Unvested Non-Equity Awards (2)

2012-14 TSR Award	—	—	1,140,000	1,140,000	1,140,000	1,520,000

Unvested Equity Awards (3)
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	373,262	373,262	373,262	373,262
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	453,257	453,257	453,257	453,257
11/7/11 Stock Option	—	—	316,667	316,667	316,667	316,667
11/7/11 RSU	—	—	2,933,288	2,933,288	2,933,288	2,933,288
11/7/11 RSU (2011 TSR Replacement)	—	—	396,422	396,422	396,422	396,422
3/6/12 Stock Option	—	—	62,041	62,041	41,361	62,041
3/6/12 Restricted Stock	—	—	1,148,154	1,148,154	1,052,474	1,148,154
Total	—	—	5,683,091	5,683,091	5,566,731	5,683,091

Non-Qualified Retirement Benefits
Non-Qualified Pension (4)	531,440	531,440	265,720	—	531,440	2,990,778
Non-Qualified Savings Plan (5)	—	—	—	—	—	—
Total	531,440	531,440	265,720	—	531,440	2,990,778

Other Non-Qualified Benefits
Outplacement (6)	—	—	—	—	—	75,000
Health & Welfare (7)	—	—	—	—	4,308	6,462
Total	—	—	—	—	4,308	81,462
Best Net Cutback Amount						—
Total	531,440	531,440	7,088,811	6,823,091	10,962,479	15,855,331

(1)

Mr. Melcher is covered under the Melcher Employment Letter. Under the Melcher Employment Letter, Exelis will pay a severance benefit equal to two times the sum of the annual base salary, (which annual base salary was $930,000 on December 31, 2012), in effect on the scheduled termination date and the target annual incentive as of the scheduled termination date, if terminated other than for cause unless termination occurs after the normal retirement date (Normal retirement date is the first day of the month which follows Mr. Melcher’s 65th birthday.) In the event of a change of control, Mr. Melcher is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement at page 78 and under the terms of the plan, would be paid a lump sum payment equal to three times his current annual base salary rate paid plus three times the target AIP (100% of his annual base salary as of December 31, 2012). Further information regarding Mr. Melcher’s post-employment compensation is provided in the Pension Benefits for 2012 and Non-Qualified Deferred Compensation for 2012 Tables.

(2)

Should Mr. Melcher resign or be terminated for cause, he would receive no TSR payment. In the event of death or disability he would receive payment, if any, for outstanding TSR awards and in the event of termination without cause he would receive payment, if any, based on a pro-rata portion of the outstanding TSR award as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, the 2012 TSR award will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis—Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 31, 2012 closing stock price of $11.27.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan, as of December 31, 2012 assuming retirement at age 65. Column (c) provides the value of the benefit payable to Mr. Melcher’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012 assuming retirement at age 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan in this Proxy Statement on page 78.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for two years ($960 and $3,348, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for three years ($1,440 and $5,022 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 31, 2012 closing stock price of $11.27.

2012 Potential Post-Employment Compensation

Peter J. Milligan

	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(c)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)
Cash Severance
Salary (1)	—	—	—	—	587,500	1,410,000
Bonus (1)	—	—	—	—	—	1,128,000
Total	—	—	—	—	587,500	2,538,000
Unvested Non-Equity Awards (2)
2012-14 TSR Award			282,000	282,000	211,500	376,000
Unvested Equity Awards (3)
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	41,485	41,485	41,485	41,485
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	70,843	70,843	70,843	70,843
11/7/11 Stock Option	—	—	78,333	78,333	39,167	78,333
11/7/11 RSU	—	—	725,608	725,608	564,362	725,608
11/7/11 RSU (2011 TSR Replacement)	—	—	61,917	61,917	61,917	61,917
3/6/12 Stock Option	—	—	15,347	15,347	10,231	15,347
3/6/12 Restricted Stock	—	—	284,015	284,015	189,344	284,015
Total	—	—	1,277,549	1,277,549	977,349	1,277,549
Non-Qualified Retirement Benefits
Non-Qualified Pension (4)	50,239	50,239	47,789	—	50,239	—
Non-Qualified Savings Plan (5)	—	—	—	—	190,350	190,350
Total	50,239	50,239	47,789	—	240,589	190,350
Other Non-Qualified Benefits
Outplacement (6)	—	—	—	—	—	75,000
Health & Welfare (7)	—	—	—	—	1,058	2,538
Total	—	—	—	—	1,058	77,538
Best Net Cutback Amount						—
Total	50,239	50,239	1,607,338	1,559,549	2,017,995	4,459,437

(1)	Mr. Milligan is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan Mr. Milligan will receive a severance benefit equal to 15 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Milligan is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on page 78. Mr. Milligan would be paid a lump sum payment equal to three times his current annual base salary rate (which annual base salary rate was $470,000 as of December 31, 2012) paid plus three times the target AIP. Further information regarding Mr. Milligan’s post-employment compensation is provided in the Pension Benefits for 2012 and Non-Qualified Deferred Compensation for 2012 Tables. The bonus calculation excluded the value of the completed performance period, as it does not represent incremental compensation with respect to column (e).

(2)	Should Mr. Milligan resign or be terminated for cause, he would receive no TSR payment. In the event of death or disability he would receive payment, if any, for outstanding TSR awards and in the event of termination without cause he would receive payment, if any, based on a pro-rata portion of the outstanding TSR award as of the termination date, based on the Company’s performance during the three-year period, in accordance with Section 409A. In the event of an acceleration event in a change of control, the 2012 TSR award will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%).

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis—Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 31, 2012 closing stock price of $11.27.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan, under the traditional pension plan formula, as of December 31, 2012 assuming retirement at age 65 plus the lump sum value of the pension equity plan benefit as of December 31, 2012. Column (c) provides the value of the benefit payable to Mr. Milligan’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as under the traditional pension plan formula as of December 31, 2012, assuming retirement at age 65 plus the present value of the Pension Equity Plan benefit as of December 31, 2012. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on page 78 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for fifteen months ($0 and $1,058, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for three years ($0 and $2,538, respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 31, 2012 closing stock price of $11.27.

2012 Potential Post-Employment Compensation

Ann D. Davidson

	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(c)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)
Cash Severance
Salary (1)	—	—	—	—	466,667	1,200,000
Bonus (1)	—	—	—	—	—	780,000
Total	—	—	—	—	466,667	1,980,000
Unvested Non-Equity Awards (2)
2012-14 TSR Award	186,000	—	186,000	186,000	186,000	248,000
Unvested Equity Awards (3)
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	101,926	101,926	101,926	101,926
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	—	—	113,320	113,320	110,172	113,320
11/7/11 Stock Option	—	—	51,667	51,667	34,444	51,667
11/7/11 RSU	—	—	478,592	478,592	358,944	478,592
11/7/11 RSU (2011 TSR Replacement)	—	—	99,086	99,086	99,086	99,086
3/6/12 Stock Option	10,122	—	10,122	10,122	3,374	10,122
3/6/12 Restricted Stock	187,330	—	187,330	187,330	119,683	187,330
Total	197,452	—	1,042,042	1,042,042	827,629	1,042,042
Non-Qualified Retirement Benefits
Non-Qualified Pension (4)	280,949	280,949	140,475	—	280,949	1,276,834
Non-Qualified Savings Plan (5)	—	—	—	—	—	—
Total	280,949	280,949	140,475	—	280,949	1,276,834
Other Non-Qualified Benefits
Outplacement (6)	—	—	—	—	—	75,000
Health & Welfare (7)	—	—	—	—	8,778	22,572
Total	—	—	—	—	8,778	97,572
Best Net Cutback Amount						—
Total	664,401	280,949	1,368,517	1,228,042	1,770,023	4,644,448

(1)	Ms. Davidson is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan, Ms. Davidson will receive a severance benefit equal to 14 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Ms. Davidson is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on page 78. Ms. Davidson would be paid a lump sum payment equal to two times her current annual base salary rate (which annual base salary rate was on December 31, 2012) paid plus two times the target AIP. Further information regarding Ms. Davidson post-employment compensation is provided in the Pension Benefits for 2012 and Non-Qualified Deferred Compensation for 2012 Tables. The bonus calculation excluded the value of the completed performance period, as it does not represent incremental compensation with respect to column (e).

(2)	Should Ms. Davidson resign or be terminated other than for cause, and if she has complied with the restrictive covenants described on pages 50 to 51, she will be eligible to receive payment, if any, for the 2012 TSR award, with payment and timing thereunder in accordance with Section 409A. In the event of death or disability, she will receive payment, if any for outstanding TSR awards. In the event of an acceleration event in a change of control, the 2012 TSR award will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%). If she is terminated for cause the TSR award is forfeited.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 31, 2012 closing stock price of $11.27.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012 assuming at retirement age 65. Column (c) provides the value of the benefit payable to Ms. Davidson’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012, assuming retirement at age 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on page 78 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in columns (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for twenty-four months ($7,938 and $840, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for two years ($20,412 and $2,160 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 31, 2012 closing stock price of $11.27.

2012 Potential Post-Employment Compensation

Michael R. Wilson

	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(c)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)
Cash Severance
Salary (1)	—	—	—	—	800,200	1,200,300
Bonus (1)	—	—	—	—	—	780,195
Total	—	—	—	—	800,200	1,980,495

Unvested Non-Equity Awards (2)
2012-14 TSR Award	180,000	—	180,000	180,000	180,000	240,000

Unvested Equity Awards (3)
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	155,515	—	155,515	155,515	155,515	155,515
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	141,630	—	141,630	141,630	141,630	141,630
11/7/11 Stock Option	50,000	—	50,000	50,000	50,000	50,000
11/7/11 RSU	463,152	—	463,152	463,152	463,152	463,152
11/7/11 RSU (2011 TSR Replacement)	123,914	—	123,914	123,914	123,914	123,914
3/6/12 Stock Option	6,531	—	9,796	9,796	6,531	9,796
3/6/12 Restricted Stock	166,182	—	181,289	181,289	166,182	181,289
Total	1,106,924	—	1,125,296	1,125,296	1,106,924	1,125,296

Non-Qualified Retirement Benefits
Non-Qualified Pension (4)	1,423,448	1,423,448	711,724	—	1,423,448	4,682,486
Non-Qualified Savings Plan (5)	—	—	—	—	—	—
Total	1,423,448	1,423,448	711,724	—	1,423,448	4,682,486

Other Non-Qualified Benefits
Outplacement (6)	—	—	—	—	—	75,000
Health & Welfare (7)	—	—	—	—	15,052	22,578
Total	—	—	—	—	15,052	97,578
Best Net Cutback Amount						—
Total	2,710,372	$1,423,448	2,017,020	1,305,296	3,525,624	8,125,855

(1)	Mr. Wilson is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan, Mr. Wilson will receive a severance benefit equal to 24 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Wilson is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on page 78, Mr. Wilson would be paid a lump sum payment equal to two times his current annual base salary rate (which base salary rate was $400,100 on December 31, 2012) paid plus two times the target AIP. Further information regarding Mr. Wilson’s post-employment compensation is provided in the Pension Benefits for 2012 and Non-Qualified Deferred Compensation for 2012 Tables. The bonus calculation excluded the value for the completed performance period, as it does not represent incremental compensation, with respect to column (e).

(2)	Should Mr. Wilson resign or be terminated other than for cause, and if he has complied with the restrictive covenants described on pages 50 to 51, he will be eligible to receive payment, if any for the 2012 TSR award, with payment and timing thereunder in accordance with Section 409A. In the event of death or disability, he will receive payment, if any for outstanding TSR awards. In the event of an acceleration event in a change of control, the 2012 TSR award will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%). If he is terminated for cause the TSR award is forfeited.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 31, 2012 closing stock price of $11.27.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012 assuming retirement at age 65. Column (c) provides the value of the benefit payable to Mr. Wilson beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012, assuming retirement at age 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on page 78 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for twenty-four months ($13,608 and $1,444, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for two years ($20,422 and $2,166 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 31, 2012 closing stock price of $11.27.

2012 Potential Post-Employment Compensation

Christopher D. Young

	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(c)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)

Cash Severance
Salary(1)	—	—	—	—	760,200	1,140,300
Bonus(1)	—	—	—	—	—	741,195
Total	—	—	—	—	760,200	1,881,495

Unvested Non-Equity Awards(2)
2012-14 TSR Award	171,000	—	171,000	171,000	171,000	228,000

Unvested Equity Awards(3)
3/5/10 Stock Option	—	—	—	—	—	—
3/5/10 Restricted Stock	138,249	—	138,249	138,249	138,249	138,249
3/3/11 Stock Option	—	—	—	—	—	—
3/3/11 RSU	141,630	—	141,630	141,630	141,630	141,630
11/7/11 Stock Option	47,500	—	47,500	47,500	47,500	47,500
11/7/11 RSU	439,992	—	439,992	439,992	439,992	439,992
11/7/11 RSU (2011 TSR Replacement)	123,914	—	123,914	123,914	123,914	123,914
3/6/12 Stock Option	6,204	—	9,306	9,306	6,204	9,306
3/6/12 Restricted Stock	157,876	—	172,228	172,228	157,876	172,228
Total	1,055,365	—	1,072,819	1,072,819	1,055,365	1,072,819

Non-Qualified Retirement Benefits
Non-Qualified Pension(4)	2,556,055	2,556,055	1,278,027	—	2,556,055	6,130,539
Non-Qualified Savings Plan(5)	—	—	—	—	—	—
Total	2,556,055	2,556,055	1,278,027	—	2,556,055	6,130,539

Other Non-Qualified Benefits
Outplacement(6)	—	—	—	—	—	75,000
Health & Welfare(7)	—	—	—	—	19,516	29,274
Total	—	—	—	—	19,516	104,274
Best Net Cutback Amount						—
Total	3,782,420	2,556,055	2,521,846	1,243,819	4,562,135	9,417,127

(1)	Mr. Young is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan, Mr. Young will receive a severance benefit equal to 24 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Young is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on page 78, Mr. Young would be paid a lump sum payment equal to two times his current annual base salary rate (which annual base salary rate was $380,100 on December 31, 2012) paid plus two times the target AIP. Further information regarding Mr. Young’s post-employment compensation is provided in the Pension Benefits for 2012 and Non-Qualified Deferred Compensation for 2012 Tables. The bonus calculation excluded the value of the completed performance period, as it does not represent incremental compensation with respect to column (e).

(2)	Should Mr. Young resign or be terminated other than for cause, and if he has complied with the restrictive covenants described on pages 50 to 51, he will be eligible to receive payment, if any for the 2012 TSR award, with payment and timing thereunder in accordance with Section 409A. In the event of death or disability, he will receive payment, if any for outstanding TSR awards. In the event of an acceleration event in a change of control, the 2012 TSR award will be paid through the date of the change of control based on actual performance and the balance of the award will be paid at target (100%). If he is terminated for cause the TSR award is forfeited.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 31, 2012 closing stock price of $11.27.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012 assuming retirement at age 65. Column (c) provides the value of the benefit payable to Mr. Young beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2012, assuming retirement age 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on page 78 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in columns (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for twenty-four months ($18,144 and $1,372, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for two years ($27,216 and $2,058 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 31, 2012 closing stock price of $11.27.

Appendix A

Exelis Inc. Annual Incentive Plan For Executive Officers

1. Purpose

The purpose of this Exelis Inc. Annual Incentive Plan for Executive Officers (the “Incentive Plan”) is to provide incentive compensation in the form of a cash award to executive officers of Exelis Inc. (the “Company”) for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals, while tying a portion of their compensation to measures affecting shareholder value. The Incentive Plan seeks to enable the Company to continue to be competitive in its ability to attract and retain executive officers of the highest caliber.

It is intended that compensation payable under the Incentive Plan may qualify as “performance-based compensation,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations promulgated thereunder, if such qualification is desired.

2. Plan Administration

The Plan shall be administered by the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as constituted by the Board from time to time.

The Committee shall have full power and authority to administer, construe and interpret the provisions of the Incentive Plan and to adopt and amend administrative rules and regulations, agreements, guidelines and instruments for the administration of the Incentive Plan and for the conduct of its business as the Committee considers appropriate.

Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power, to the extent permitted by law, to delegate its authority to any officer or employee of the Company to administer and interpret the procedural aspects of the Incentive Plan, subject to the terms of the Incentive Plan, including adopting and enforcing rules to decide procedural and administrative issues.

The Committee may rely on opinions, reports or statements of officers or employees of the Company and of counsel to the Company (inside or retained counsel), public accountants and other professional or expert persons.

The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time; provided, however, that except as necessary to maintain an outstanding incentive award’s qualification as performance-based compensation under Section 162(m) of the Code (“Performance-Based Compensation”), no amendments shall adversely affect or impair the rights of any participant that have previously accrued hereunder, without the written consent of the participant. Unless otherwise prohibited by applicable law, any amendment required to cause an incentive award to qualify as Performance-Based Compensation may be made by the Committee. No amendment to the Incentive Plan may be made to alter the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 4 hereof or the maximum incentive award payable to any participant without shareholder approval unless shareholder approval of the amendment is not required in order for incentive awards paid to participants to constitute Performance-Based Compensation.

No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Incentive Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Incentive Plan, unless arising out of such person’s own fraud or bad faith.

3. Eligible Executives

Executive officers of the Company and its subsidiaries, as defined by the Securities Exchange Act of 1934, Rule 3b-7, as that definition may be amended from time to time, shall be eligible to participate in the Incentive Plan. The Committee shall select from all eligible executive officers, those to whom incentive awards shall be granted under the Incentive Plan.

4. Plan Year, Performance Periods, Performance Measures and Performance Targets

Each fiscal year of the Incentive Plan (the “Plan Year”) shall begin on January 1 and end on December 31. The performance period (the “Performance Period”) with respect to which incentive awards may be payable under the Incentive Plan shall be the Plan Year unless the Committee designates one or more different Performance Periods.

The Committee shall establish the performance measures (the “Performance Measures”) to be used which may include, one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) return on shareholders’ equity; (vi) expense management; (vii) return on investment; (viii) profitability of an identifiable business unit or product; (ix) maintenance or improvement of profit margins; (x) stock price; (xi) market share; (xii) revenues or sales (including organic revenue); (xiii) costs; (xiv) cash flow; (xv) working capital (xvi) return on assets; (xvii) total shareholder return; (xviii) return on invested or total capital and (xix) economic value added.

All Performance Measures shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be according to generally accepted accounting principles as in existence on the date on which the applicable Performance Period is established and without regard to any changes in such principles after such date (unless the modification of a Performance Measure to take into account such a change is pre-established in writing at the time the Performance Measures are established in writing by the Committee and/or the modification would not affect the ability of the incentive award to qualify as Performance-Based Compensation).

Notwithstanding the foregoing, incentive awards that are not intended to qualify as Performance-Based Compensation may be based on the Performance Measures described above or such other measures as the Committee may determine.

The Committee shall establish the performance targets (the “Performance Targets”) to be achieved which shall be based on one or more Performance Measures relating to the Company as a whole or to the specific businesses of the Company, subsidiaries, operating groups, or operating units, as determined by the Committee. Performance Targets may be established on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee also shall establish with respect to each incentive award an objective formula to be used in calculating the amount of incentive award each participant shall be eligible to receive. There may be a sliding scale of payment dependent upon the percentage levels of achievement of Performance Targets.

The Performance Measures and Performance Targets, which may be different with respect to each participant and each Performance Period, must be set forth in writing by the Committee within the first ninety (90) days of the applicable Performance Period or, if sooner, prior to the time when twenty-five percent (25%) of the relevant Performance Period has elapsed.

5. Certification of Performance Targets and Calculation of Incentive Awards

After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Targets for the Performance Period were achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the incentive award. The Committee shall calculate the amount of each participant’s incentive award for such Performance Period based upon the Performance Measures and Performance Targets for such participant. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have no authority or discretion to increase the amount of any participant’s incentive award as so determined to the extent such incentive award is intended to qualify as Performance-Based Compensation, but it may reduce the amount or totally eliminate any such incentive award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the participant’s performance or unanticipated factors during the Performance Period. The Committee shall have the authority to increase or decrease the amount of an incentive award to the extent the incentive award is not intended to qualify as Performance-Based Compensation.

The maximum payment that may be made with respect to incentive awards under the Plan to any participant in any one calendar year shall be $8,000,000; provided, however, that this limitation shall not prevent payment of an incentive award because of an Acceleration Event in a calendar year prior to the year it would ordinarily be paid.

6. Payment of Awards

Approved incentive awards shall be payable by the Company in cash to each participant, or to the participant’s estate in the event of the participant’s death, as soon as practicable (and in any event no later than 2-1/2 months) after the end of each Performance Period. No incentive award that is intended to qualify as Performance-Based Compensation may be paid under the Incentive Plan until the Committee has certified in writing that the relevant Performance Targets were achieved. If a participant is not an employee on the last day of the Performance Period, the Committee shall have sole discretion to determine what portion, if any, the participant shall be entitled to receive with respect to any award for the Performance Period. The Committee shall have the authority to adopt appropriate rules and regulations for the administration of the Incentive Plan in such termination cases.

The Company retains the right to deduct from any incentive awards paid under the Incentive Plan any Federal, state, local or foreign taxes required by law to be withheld with respect to such payment.

Notwithstanding the above, no incentive awards that are intended to qualify as Performance-Based Compensation and that will only so qualify if the Incentive Plan is approved by the requisite shareholders of the Company shall be paid under the Incentive Plan unless the Incentive Plan is approved by the requisite shareholders of the Company in a manner that satisfies the shareholder approval requirements of Section 162(m) of the Code.

7. Other Terms and Conditions

Any award made under this Incentive Plan shall be subject to the discretion of the Committee. No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, incentive awards under the Incentive Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Incentive awards granted under the Incentive Plan shall be payable from the general assets of the Company, and no participant shall have any claim with respect to any specific assets of the Company.

Nothing contained in the Incentive Plan shall give any participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of a participant.

8. Acceleration Event.

An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the “Stock”); (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company, or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of twenty percent (20%) or more of the outstanding Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than the Company or any subsidiary of the Company or any employee benefit plan (or related trust) sponsored by the Company or a subsidiary of the Company) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of twenty percent (20%) or more of the Stock.

Upon the occurrence of such Acceleration Event, the Performance Measures for each Performance Period with respect to which incentive awards may be payable under the Incentive Plan shall be deemed to be achieved at the greater of (i) the Performance Target established for such Performance Measures or (ii) the Company’s actual achievement of such Performance Measures as of the Acceleration Event. Payment of the incentive awards, for the full year, will be made to each participant, in cash, within five (5) business days following such Acceleration Event.

9. Section 409A.

It is intended that awards under the Incentive Plan will be exempt from Section 409A of the Code as “short-term deferrals” unless the Committee specifically determines otherwise, and the Incentive Plan and the terms and conditions of all awards provided hereunder shall be interpreted, construed and administered in accordance with this intent. Notwithstanding anything to the contrary contained herein, neither the Company nor any member of the Committee shall have any liability to any participant if the Incentive Plan or any award hereunder is subject to additional tax and/or penalties under Section 409A of the Code. To the extent applicable, the Incentive Plan and any awards hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. To the extent an award under the Incentive Plan is determined to constitute deferred compensation subject to Section 409A of the Code (i) if such award is payable as a result of the participant’s termination of employment, the determination of whether the participant has experienced a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder, (ii) if such award is payable as a result of the participant’s termination of employment and the participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payment shall not be made until the earlier of (a) the expiration of the 6-month period following the participant’s separation from service or (b) the date of the participant’s death, and (iii) such award will only be paid as a result of an Acceleration Event to the extent the Acceleration Event is also an event described in Treas. Reg. Section 1.409A-3(i)(5); provided, however, that, in each case, the foregoing provisions in this sentence shall only be applicable to the extent required to avoid imposition of taxes and penalties pursuant to Section 409A of the Code.

10.	Miscellaneous.

The Incentive Plan first became effective October 31, 2011, and was amended on February 21, 2013 by action of the Board. The Incentive Plan shall remain in effect unless/until terminated by the Board; provided, however, that if an Acceleration Event has occurred no amendment or termination shall impair the rights of any participant with respect to any prior award. This Incentive Plan shall be construed and governed in accordance with the laws of the State of New York.

Directions to the Exelis 2013 Annual Meeting of Shareholders

From I-495 North or South

Coming from either North or South on I-495 (Capital Beltway):

Take Exit 46A (Route 123/Chain Bridge Road/Tysons Corner)

Turn right at the first light onto Tysons Boulevard

Continue past the next light

Exelis Inc. is on the left at 1650 Tysons Boulevard,  1/4 mile past the first light

From I-95 North (coming from Richmond)

Approaching the Capital Beltway from the South on I-95 North:

Take I-495 West (Rockville/Tysons Corner)

Continue to Exit 46A (Route 123/Chain Bridge road/Tysons Corner)

Turn right at the first light onto Tysons Boulevard

Continue past the next light. Exelis Inc. is on the left at 1650 Tysons Boulevard,  1/4 mile past the first light

From I-95 South (coming from Baltimore)

Approaching the Capital Beltway from the North on I-95 South at Exit 27:

Stay in the right lanes and switch over to I-495 West (Capital Beltway), The sign will read Silver Spring

Entering Northern Virginia, take Exit 46A (Route 123/Chain Bridge road/Tysons Corner)

Turn right at the first light onto Tysons Boulevard

Continue past the next light. Exelis Inc. is on the left at 1650 Tysons Boulevard,  1/4 mile past the first light

From Washington DC (via George Washington Parkway)

From Constitution Avenue Westbound after crossing the Potomac via the Roosevelt Bridge, exit Northwest onto GW Parkway. Travel West for approximately 8 miles to I-495 South Capital Beltway

Follow I-495 South for approximately three miles to I-495 South to Exit 46A (Route 123/Chain Bridge road/Tysons Corner). Turn right at the first light onto Tysons Boulevard

Continue past the next light. Exelis Inc. is on the left at 1650 Tysons Boulevard,  1/4 mile past the first light

EXELIS INC. 1650 TYSONS BLVD., SUITE 1700 MCLEAN, VA 22102	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M44016-P20674	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXELIS INC.
Vote on Directors THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4. Voting Items
1.	Election of three Class II Directors of the Exelis Inc. Board of Directors.
	Nominees:		For	Against	Abstain
	1a. John J. Hamre		☐	☐	☐
	1b. Patrick J. Moore		☐	☐	☐
	1c. R. David Yost		☐	☐	☐			For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2013.							☐	☐	☐
3.	Approval of the material terms of the Exelis Inc. Annual Incentive Plan for Executive Officers.							☐	☐	☐
4.	Approval, in a non-binding vote, of the compensation for our named executive officers, as described in the 2013 Proxy Statement.							☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such, joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Annual Meeting of Shareholders

EXELIS INC.

10:30 a.m., EDT Wednesday, May 8, 2013

Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102

PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 8, 2013 at 10:30 a.m. EDT at Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102. The proxy materials for the Exelis 2013 Annual Meeting of Shareholders, including the 2013 Proxy Statement and the 2012 Annual Report to Shareholders including the 2012 Annual Report on Form 10-K are available over the Internet. To view these proxy materials, please visit www.proxyvote.com

FOLD AND DETACH HERE	M44017-P20674

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXELIS INC.

FOR THE ANNUAL MEETING TO BE HELD MAY 8, 2013:

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Ann D. Davidson, Kathleen S. Stolar, or Rachel L. Semanchik, or any of them, each with full power of substitution as proxies, to vote all shares of Exelis Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2013 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and at adjournments or postponements.

For participants in the Exelis Salaried Investment and Savings Plan:

Under the savings plans, participants are “ named fiduciaries” to the extent of their authority to direct the voting of Exelis shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). Exelis Salaried Plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. EDT three days before the 2013 Annual Meeting. The trustee of the savings plans will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy, as designated herein, at the 2013 Annual Meeting of stockholders.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be dated and signed on the reverse side.)